(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Index

Identification
Capital Stock Breakdown	1
Earnings Distribution	2
Individual Financial Statements
Balance Sheet Assets	3
Balance Sheet Liabilities	5
Statement of Income	7
Statement of Comprehensive Income	8
Statement of Cash Flows	9
Statement of Changes in Shareholders' Equity
Statement of Changes in Shareholders' Equity - from 01/01/2014 to 09/30/2014	10
Statement of Changes in Shareholders' Equity - from 01/01/2013 to 09/30/2013	11
Statement of Added Value	12
Consolidated Financial Statements
Balance Sheet Assets	13
Balance Sheet Liabilities	14
Statement of Income	16
Statement of Comprehensive Income	17
Statement of Cash Flows	18
Statement of Changes in Shareholders' Equity
Statement of Changes in Shareholders' Equity - from 01/01/2014 to 09/30/2014	19
Statement of Changes in Shareholders' Equity - from 01/01/2013 to 09/30/2013	20
Statement of Added Value	21
Management Report	22
Explanatory Notes	50
Declarations and Opinion
Independent Auditors' Report on Review of Quartely Financial Information	133
Opinion of the Audit Committee	135
Statement of Executive Board on The Quartely Financial Information and Independent Auditor's Report on Review of Interim Financial Information	136

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Identification / Capital Stock Breakdown

Number of shares	Current Quarter
(Units)	09.30.14
Paid-in Capital
Common	872,473,246
Preferred	-
Total	872,473,246
Treasury Shares
Common	1,747,296
Preferred	-
Total	1,747,296

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Identification / Earnings Distribution

Event	Approval	Corporate action	Begin payments	Type os shares	Earning per share
Executive Board Meeting	December 19, 2013	Interest on shareholders’ equity	February 14, 2014	Ordinary	0.41292
Executive Board Meeting	June 18, 2014	Interest on shareholders’ equity	August 15, 2014	Ordinary	0.41423

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Individual FS / Balance Sheet Assets

(in thousands of Brazilian Reais)

Account		Current Year	Previous Year
Code	Account Description	09.30.14	12.31.13
1	Total Assets	33,038,689	31,652,197
1.01	Current Assets	11,913,956	10,570,290
1.01.01	Cash and Cash Equivalents	1,122,173	905,176
1.01.02	Marketable Securities	275,980	178,720
1.01.02.01	Financial Investments Evaluated at Fair Value	275,980	178,720
1.01.02.01.01	Held for Trading	275,980	178,097
1.01.02.01.02	Available for Sale	-	623
1.01.03	Trade Accounts Receivable	5,010,498	4,069,167
1.01.03.01	Trade Accounts Receivable	4,847,725	3,985,424
1.01.03.02	Other Receivables	162,773	83,743
1.01.04	Inventories	2,746,999	2,462,818
1.01.05	Biological Assets	1,112,289	1,198,361
1.01.06	Recoverable Taxes	1,129,260	1,211,084
1.01.06.01	Current Recoverable Taxes	1,129,260	1,211,084
1.01.08	Other Current Assets	516,757	544,964
1.01.08.01	Non-current Assets Held for Sale	167,168	146,924
1.01.08.01.01	Noncurrent Assets for Sale	167,168	146,924
1.01.08.03	Other	349,589	398,040
1.01.08.03.01	Interest on Shareholders' Equity Receivable	10,005	33,104
1.01.08.03.02	Derivatives	34,299	8,857
1.01.08.03.04	Accounts Receivable from Disposal of Equity Interest	44,368	88,270
1.01.08.03.05	Other	260,917	267,809
1.02	Non-current Assets	21,124,733	21,081,907
1.02.01	Non-current Assets	3,367,387	3,454,005
1.02.01.02	Marketable Securities Valued at Amortized Cost	60,426	56,002
1.02.01.02.01	Held to Maturity	60,426	56,002
1.02.01.03	Trade Accounts Receivable	352,991	313,759
1.02.01.03.01	Trade Accounts Receivable	6,681	7,690
1.02.01.03.02	Other Receivables	346,310	306,069
1.02.01.05	Biological Assets	569,315	568,978
1.02.01.06	Deferred Taxes	597,104	745,875
1.02.01.06.01	Deferred Income Tax and Social Contribution	597,104	745,875
1.02.01.08	Receivables from Related Parties	-	13,505
1.02.01.08.04	Receivables from Other Related Parties	-	13,505
1.02.01.09	Other Non-current Assets	1,787,551	1,755,886
1.02.01.09.03	Judicial Deposits	567,853	472,617
1.02.01.09.04	Recoverable Taxes	788,979	790,619
1.02.01.09.06	Accounts Receivable from Disposal of Equity Interest	162,358	196,437
1.02.01.09.07	Restricted Cash	110,344	99,212
1.02.01.09.08	Other	158,017	197,001
1.02.02	Investments	3,519,576	3,204,866
1.02.02.01	Investments	3,519,576	3,204,866
1.02.02.01.01	Equity in Affiliates	52,161	60,995
1.02.02.01.02	Interest on Wholly-owned Subsidiaries	3,466,566	3,142,998
1.02.02.01.04	Other	849	873

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ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Individual FS / Balance Sheet Assets

(in thousands of Brazilian Reais)

Account		Current Year	Previous Year
Code	Account Description	09.30.14	12.31.13
1.02.03	Property, Plant and Equipment, Net	10,151,483	10,338,897
1.02.03.01	Property, Plant and Equipment in Operation	9,492,101	9,428,120
1.02.03.02	Property, Plant and Equipment Leased	161,446	263,696
1.02.03.03	Property, Plant and Equipment in Progress	497,936	647,081
1.02.04	Intangible	4,086,287	4,084,139
1.02.04.01	Intangible	4,086,287	4,084,139
1.02.04.01.02	Software	106,831	116,914
1.02.04.01.03	Trademarks	1,173,000	1,173,000
1.02.04.01.04	Other	12,392	13,046
1.02.04.01.05	Goodwill	2,767,985	2,767,985
1.02.04.01.06	Software Leased	26,079	13,194

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Individual FS / Balance Sheet Liabilities

(in thousands of Brazilian Reais)

Account		Current Year	Previous Year
Code	Account Description	09.30.14	12.31.13
2	Total Liabilities	33,038,689	31,652,197
2.01	Current Liabilities	8,155,081	9,395,238
2.01.01	Social and Labor Obligations	92,634	101,764
2.01.01.01	Social Obligations	16,591	13,632
2.01.01.02	Labor Obligations	76,043	88,132
2.01.02	Trade Accounts Payable	3,707,417	3,378,029
2.01.02.01	Domestic Suppliers	3,184,127	3,037,038
2.01.02.02	Foreign Suppliers	523,290	340,991
2.01.03	Tax Obligations	160,668	213,331
2.01.03.01	Federal Tax Obligations	33,900	73,455
2.01.03.01.02	Other Federal	33,900	73,455
2.01.03.02	State Tax Obligations	124,115	137,784
2.01.03.03	Municipal Tax Obligations	2,653	2,092
2.01.04	Short Term Debts	2,349,401	2,469,634
2.01.04.01	Short Term Debts	2,349,401	2,469,634
2.01.04.01.01	Local Currency	2,233,105	2,415,207
2.01.04.01.02	Foreign Currency	116,296	54,427
2.01.05	Other Obligations	1,105,772	2,661,377
2.01.05.01	Liabilities with Related Parties	636,733	1,672,005
2.01.05.01.04	Other Liabilities with Related Parties	636,733	1,672,005
2.01.05.02	Other	469,039	989,372
2.01.05.02.01	Dividends and Interest on Shareholders' Equity Payable	1,862	336,677
2.01.05.02.04	Derivatives	171,659	318,201
2.01.05.02.05	Management and Employees Profit Sharing	163,895	177,064
2.01.05.02.07	Other Obligations	131,623	157,430
2.01.06	Provisions	739,189	571,103
2.01.06.01	Tax, Social Security, Labor and Civil Risk Provisions	250,965	233,435
2.01.06.01.01	Tax Risk Provisions	64,145	66,401
2.01.06.01.02	Social Security and Labor Risk Provisions	156,810	148,385
2.01.06.01.04	Civil Risk Provisions	30,010	18,649
2.01.06.02	Other Provisons	488,224	337,668
2.01.06.02.04	Vacations & Christmas Bonuses Provisions	439,197	288,641
2.01.06.02.05	Employee Benefits Provisions	49,027	49,027
2.02	Non-current Liabilities	9,543,848	7,601,888
2.02.01	Long-term Debt	6,958,460	5,205,667
2.02.01.01	Long-term Debt	6,958,460	5,205,667
2.02.01.01.01	Local Currency	1,455,233	1,657,256
2.02.01.01.02	Foreign Currency	5,503,227	3,548,411
2.02.02	Other Obligations	1,542,919	1,399,353
2.02.02.01	Liabilities with Related Parties	752,277	715,109
2.02.02.01.04	Other Liabilities with Related Parties	752,277	715,109
2.02.02.02	Other	790,642	684,244
2.02.02.02.06	Other Obligations	790,642	684,244
2.02.04	Provisions	1,042,469	996,868
2.02.04.01	Tax, Social Security, Labor and Civil Risk Provisions	768,514	754,632
2.02.04.01.01	Tax Risk Provisions	105,939	70,697
2.02.04.01.02	Social Security and Labor Risk Provisions	88,063	113,399

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Individual FS / Balance Sheet Liabilities

(in thousands of Brazilian Reais)

Account		Current Year	Previous Year
Code	Account Description	09.30.14	12.31.13
2.02.04.01.04	Civil Risk Provision	36,562	27,331
2.02.04.01.05	Contingent Liability	537,950	543,205
2.02.04.02	Other Provisons	273,955	242,236
2.02.04.02.04	Employee Benefits Provisions	273,955	242,236
2.03	Shareholders' Equity	15,339,760	14,655,071
2.03.01	Paid-in Capital	12,460,471	12,460,471
2.03.02	Capital Reserves	26,635	36,418
2.03.02.01	Goodwill on the Shares Issuance	62,767	62,767
2.03.02.04	Granted Options	97,794	72,225
2.03.02.05	Treasury Shares	(95,867)	(77,379)
2.03.02.07	Gain on Disposal of Shares	9,358	24,879
2.03.02.08	Goodwill on Acquisition of Non-Controlling Entities	(47,417)	(46,074)
2.03.04	Profit Reserves	2,607,115	2,511,880
2.03.04.01	Legal Reserves	273,367	273,367
2.03.04.02	Statutory Reserves	1,993,360	1,993,360
2.03.04.07	Tax Incentives Reserve	340,388	245,153
2.03.05	Accumulated Earnings	750,553	-
2.03.08	Other Comprehensive Income	(505,014)	(353,698)
2.03.08.01	Derivative Financial Intruments	(329,667)	(341,687)
2.03.08.02	Financial Instruments (Available for Sale)	2,418	(5,406)
2.03.08.03	Cumulative Translation Adjustments of Foreign Currency	(211,450)	(32,258)
2.03.08.04	Actuarial Losses	33,685	25,653

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Individual FS / Statement of Income

(in thousands of Brazilian Reais)

			Accumulated	Previous	Accumulated
		Current Quarter	Current Year	Quarter	Previous Year
Account		07.01.14 to	01.01.14 to	07.01.13 to	01.01.13 to
Code	Account Description	09.30.14	09.30.14	09.30.13	09.30.13
3.01	Net Sales	7,302,142	20,780,523	6,988,060	20,811,585
3.02	Cost of Goods Sold	(5,288,890)	(15,617,809)	(5,383,390)	(15,964,406)
3.03	Gross Profit	2,013,252	5,162,714	1,604,670	4,847,179
3.04	Operating (Expenses) Income	(880,169)	(3,199,741)	(1,180,362)	(3,272,788)
3.04.01	Selling	(1,000,161)	(2,970,464)	(960,705)	(2,724,786)
3.04.02	General and Administrative	(80,189)	(235,936)	(89,850)	(248,610)
3.04.04	Other Operating Income	20,178	176,855	20,805	77,136
3.04.05	Other Operating Expenses	(187,954)	(554,257)	(165,612)	(396,786)
3.04.06	Equity Pick-Up	367,957	384,061	15,000	20,258
3.05	Income before Financial and Tax Results	1,133,083	1,962,973	424,308	1,574,391
3.06	Financial Results	(427,833)	(601,282)	(99,852)	(569,301)
3.06.01	Financial Income	(42,369)	443,207	93,286	358,273
3.06.02	Financial Expenses	(385,464)	(1,044,489)	(193,138)	(927,574)
3.07	Income before Taxes	705,250	1,361,691	324,456	1,005,090
3.08	Income and Social Contribution	(80,979)	(154,903)	(37,441)	(151,103)
3.08.01	Current	(25,317)	(26,923)	(3,820)	(3,820)
3.08.02	Deferred	(55,662)	(127,980)	(33,621)	(147,283)
3.09	Net Income from Continued Operations	624,271	1,206,788	287,015	853,987
3.11	Net Income	624,271	1,206,788	287,015	853,987
3.99	Earnings per Share - (Brazilian Reais/Share)
3.99.01	Earnings per Share - Basic
3.99.01.01	ON	0.71638	1.38484	0.32970	0.98099
3.99.02	Earning per Share - Diluted
3.99.02.01	ON	0.71592	1.38396	0.32942	0.98016

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Individual FS / Statement of Comprehensive Income

(in thousands of Brazilian Reais)

			Accumulated	Previous	Accumulated
		Current Quarter	Current Year	Quarter	Previous Year
Accou nt		07.01.14 to	01.01.14 to	07.01.13 to	01.01.13 to
Code	Account Description	09.30.14	09.30.14	09.30.13	09.30.13
4.01	Net Income	624,271	1,206,788	287,015	853,987
4.02	Other Comprehensive Income	(334,083)	(151,316)	26,637	(164,533)
4.02.01	Loss in Foreign Currency Translation Adjustments	(135,126)	(179,192)	(9,709)	(22,387)
4.02.02	Unrealized Gain (Loss) in Available for Sale Marketable Securities	(1,088)	7,815	1,777	(22,398)
4.02.03	Taxes on unrealized gains on investments on available for sale	125	9	-	153
4.02.04	Unrealized losses in cash flow hedge	(305,172)	16,092	38,451	(188,565)
4.02.05	Taxes on unrealized gains on investments available for sale	104,501	(4,072)	-	82,497
4.02.06	Actuarial gains (losses) on defined benefits plans	4,057	12,169	(3,882)	(18,957)
4.02.07	Taxes on actuarial unrealized gains (losses) on defined benefit plans	(1,380)	(4,137)	-	5,124
4.03	Comprehensive Income	290,188	1,055,472	313,652	689,454

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ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Individual FS / Statement of Cash Flows

(in thousands of Brazilian Reais)

		Accumulated	Accumulated
		Current Year	Previous Year
Account		01.01.14 to	01.01.13 to
Code	Account Description	09.30.14	09.30.13
6.01	Net Cash Provided by Operating Activities	649,323	1,144,497
6.01.01	Cash from Operations	2,634,052	2,553,212
6.01.01.01	Net Income for the period	1,206,788	853,987
6.01.01.03	Depreciation and Amortization	883,493	823,204
6.01.01.04	Gain on Disposals of Property, Plant and Equipments	(100,806)	(97,103)
6.01.01.05	Deferred Income Tax	127,980	147,283
6.01.01.06	Provision for Tax, Civil and Labor Risks	190,664	170,873
6.01.01.07	Other Provisions	13,851	(38,574)
6.01.01.08	Interest and Exchange Rate Variations	696,143	713,800
6.01.01.09	Equity Pick-Up	(384,061)	(20,258)
6.01.02	Changes in Operating Assets and Liabilities	(1,984,729)	(1,408,715)
6.01.02.01	Trade Accounts Receivable	(860,084)	159,195
6.01.02.02	Inventories	(267,730)	(577,198)
6.01.02.03	Trade Accounts Payable	369,716	170,248
6.01.02.04	Payment of Tax, Civil and Labor Risks Provisions	(223,283)	(152,666)
6.01.02.05	Payroll and Related Charges	(694,060)	(853,898)
6.01.02.06	Investment in Held for Trading Securities	(295,424)	-
6.01.02.07	Redemption of Held for Trading Securities	217,761	87,788
6.01.02.10	Other Financial Assets and Liabilities	(160,000)	(71,914)
6.01.02.11	Payment of Interest	(253,119)	(266,614)
6.01.02.13	Interest on Shareholders' Equity Received	95,422	22,287
6.01.02.14	Consumable biological assets	86,072	74,057
6.02	Net Cash Provided by Investing Activities	(915,943)	(1,179,840)
6.02.04	Redemptions of Available for Sale	1,014	-
6.02.05	Restricted Cash Investments	(11,132)	(10,056)
6.02.06	Additions to Property, Plant and Equipment	(632,173)	(854,259)
6.02.07	Proceeds from Disposals of Property, Plant and Equipment	110,255	172,901
6.02.08	Capital increase in subsidiaries	-	(104,359)
6.02.09	Additions to Intangible	(1,011)	(2,287)
6.02.10	Additions to Biological Assets to Production	(380,699)	(381,780)
6.02.11	Other Investments, net	(2,197)	-
6.03	Net Cash Provided by Financing Activities	468,780	(240,351)
6.03.01	Proceeds from Debt Issuance	3,064,032	2,773,762
6.03.02	Payment of Debt	(1,850,341)	(2,393,396)
6.03.03	Dividends and Interest on Shareholders' Equity Paid	(726,013)	(579,050)
6.03.06	Treasury Shares Acquisition	(117,343)	(78,634)
6.03.07	Treasury Shares Disposal	99,788	36,967
6.03.08	Capital increase	(1,343)	-
6.04	Exchange Rate Variation on Cash and Cash Equivalents	14,837	17,309
6.05	Increase (Decrease) in Cash and Cash Equivalents	216,997	(258,385)
6.05.01	At the Beginning of the Period	905,176	907,919
6.05.02	At the End of the Period	1,122,173	649,534

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Individual FS / Statement of Changes in Shareholders' Equity for the Period from

01/01/2014 to 09/30/2014

(in thousands of Brazilian Reais)

			Capital
			Reserves,
			Granted Options			Other
Account			and Treasury		Retained	Comprehensive	Shareholders'
Code	Account Description	Capital Stock	Shares	Profit Reserves	Earnings	Income	Equity
5.01	Balance at January 1, 2014	12,460,471	36,418	2,511,880	-	(353,698)	14,655,071
5.03	Opening Balance Adjusted	12,460,471	36,418	2,511,880	-	(353,698)	14,655,071
5.04	Share-based Payments	-	(9,783)	-	(361,000)	-	(370,783)
5.04.03	Options Granted	-	25,569	-	-	-	25,569
5.04.04	Treasury Shares Acquired	-	(117,343)	-	-	-	(117,343)
5.04.05	Treasury Shares Sold	-	98,855	-	-	-	98,855
5.04.07	Interest on Shareholders' Equity	-	-	-	(361,000)	-	(361,000)
5.04.08	Gain on Disposal of Shares	-	(15,522)	-	-	-	(15,522)
5.04.09	Goodwill in the Acquisition of Non-Controlling Entities	-	(1,342)	-	-	-	(1,342)
5.05	Total Comprehensive Income	-	-	-	1,206,788	(151,316)	1,055,472
5.05.01	Net Income for the Period	-	-	-	1,206,788	-	1,206,788
5.05.02	Other Comprehensive Income	-	-	-	-	(151,316)	(151,316)
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	16,092	16,092
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	(4,072)	(4,072)
5.05.02.06	Unrealized Loss in Available for Sale Marketable Securities	-	-	-	-	7,824	7,824
5.05.02.08	Actuarial losses on defined benefit plans	-	-	-	-	8,032	8,032
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(179,192)	(179,192)
5.06	Statements of Changes in Shareholders' Equity	-	-	95,235	(95,235)	-	-
5.06.08	Tax Incentives Reserve	-	-	95,235	(95,235)	-	-
5.07	Balance at September 30, 2014	12,460,471	26,635	2,607,115	750,553	(505,014)	15,339,760

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Individual FS / Statement of Changes in Shareholders' Equity for the Period from

01/01/2013 to 09/30/2013

(in thousands of Brazilian Reais)

			Capital
			Reserves,
			Granted Options			Other
Account			and Treasury		Retained	Comprehensive	Shareholders'
Code	Account Description	Capital Stock	Shares	Profit Reserves	Earnings	Income	Equity
5.01	Balance at January 1, 2013	12,460,471	17,990	2,274,206	-	(201,012)	14,551,655
5.03	Opening Balance Adjusted	12,460,471	17,990	2,274,206	-	(201,012)	14,551,655
5.04	Share-based Payments	-	(1,058)	(45,300)	(359,000)	-	(405,358)
5.04.03	Options Granted	-	21,697	-	-	-	21,697
5.04.04	Treasury Shares Acquired	-	(78,634)	-	-	-	(78,634)
5.04.05	Treasury Shares Sold	-	36,967	-	-	-	36,967
5.04.06	Dividends	-	-	(45,300)	-	-	(45,300)
5.04.07	Interest on Shareholders' Equity	-	-	-	(359,000)	-	(359,000)
5.04.08	Gain on Disposal of Shares	-	18,912	-	-	-	18,912
5.05	Total Comprehensive Income	-	-	-	853,987	(164,533)	689,454
5.05.01	Net Income for the Period	-	-	-	853,987	-	853,987
5.05.02	Other Comprehensive Income	-	-	-	-	(164,533)	(164,533)
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	(168,294)	(168,294)
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	62,226	62,226
5.05.02.06	Unrealized Gain in Available for Sale Marketable Securities	-	-	-	-	(22,245)	(22,245)
5.05.02.08	Actuarial losses on defined benefit plans	-	-	-	-	(13,833)	(13,833)
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(22,387)	(22,387)
5.06	Statements of Changes in Shareholders' Equity	-	-	67,486	(80,613)	-	(13,127)
5.06.08	Tax Incentives Reserve	-	-	80,613	(80,613)	-	-
5.06.09	Reserve for income retention	-	-	(13,127)	-	-	(13,127)
5.07	Balance at September 30, 2013	12,460,471	16,932	2,296,392	414,374	(365,545)	14,822,624

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Individual FS / Statement of Value Added

(in thousands of Brazilian Reais)

		Accumulated	Accumulated
		Current Year	Previous Year
Account		01.01.14 to	01.01.13 to
Code	Account Description	09.30.14	09.30.13
7.01	Revenues	23,212,535	23,330,002
7.01.01	Sales of Goods, Products and Services	22,913,719	22,849,094
7.01.02	Other Income	(226,085)	(166,603)
7.01.03	Revenue Related to Construction of Own Assets	523,693	640,362
7.01.04	Reversal (Provisions) for Doubtful Accounts	1,208	7,149
7.02	Raw Material Acquired from Third Parties	(15,126,238)	(15,415,139)
7.02.01	Costs of Products and Goods Sold	(12,480,617)	(12,894,181)
7.02.02	Materials, Energy, Third Parties Services and Other	(2,662,071)	(2,529,406)
7.02.03	Recovery (Loss) of Assets Values	16,450	8,448
7.03	Gross Value Added	8,086,297	7,914,863
7.04	Retentions	(883,493)	(823,204)
7.04.01	Depreciation, Amortization and Exhaustion	(883,493)	(823,204)
7.05	Net Value Added	7,202,804	7,091,659
7.06	Received from Third Parties	833,246	383,894
7.06.01	Equity Pick-Up	384,061	20,258
7.06.02	Financial Income	443,207	358,273
7.06.03	Other	5,978	5,363
7.07	Value Added to be Distributed	8,036,050	7,475,553
7.08	Distribution of Value Added	8,036,050	7,475,553
7.08.01	Payroll	3,030,359	2,986,596
7.08.01.01	Salaries	2,317,107	2,298,720
7.08.01.02	Benefits	554,052	531,052
7.08.01.03	Government Severance Indemnity Fund for Employees
	Guarantee Fund for Length of Service - FGTS	159,200	156,824
7.08.02	Taxes, Fees and Contributions	2,575,817	2,485,818
7.08.02.01	Federal	1,271,496	1,241,777
7.08.02.02	State	1,283,187	1,222,199
7.08.02.03	Municipal	21,134	21,842
7.08.03	Capital Remuneration from Third Parties	1,223,086	1,149,152
7.08.03.01	Interests	1,070,823	965,127
7.08.03.02	Rents	152,263	184,025
7.08.04	Interest on Own Capital	1,206,788	853,987
7.08.04.01	Interest on Shareholders' Equity	361,000	359,000
7.08.04.03	Retained Earnings	845,788	494,987

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Consolidated FS / Balance Sheet Assets

(in thousands of Brazilian Reais)

Account		Current Year	Previous Year
Code	Account Description	09.30.14	12.31.13
1	Total Assets	33,792,091	32,374,569
1.01	Current Assets	14,772,142	13,242,523
1.01.01	Cash and Cash Equivalents	4,793,226	3,127,715
1.01.02	Marketable Securities	552,566	459,568
1.01.02.01	Financial Investments Evaluated at Fair Value	552,566	459,568
1.01.02.01.01	Held for Trading	275,980	179,195
1.01.02.01.02	Available for Sale	276,586	280,373
1.01.03	Trade Accounts Receivable	3,045,815	3,487,362
1.01.03.01	Trade Accounts Receivable	2,838,620	3,338,355
1.01.03.02	Other Receivables	207,195	149,007
1.01.04	Inventories	3,469,362	3,111,615
1.01.05	Biological Assets	1,121,223	1,205,851
1.01.06	Recoverable Taxes	1,241,224	1,302,939
1.01.06.01	Current Recoverable Taxes	1,241,224	1,302,939
1.01.08	Other Current Assets	548,726	547,473
1.01.08.01	Non-current Assets Held for Sale	167,174	148,948
1.01.08.01.01	Non-current Assets for Sale	167,174	148,948
1.01.08.03	Other	381,552	398,525
1.01.08.03.01	Equity Interest Receivable	-	16
1.01.08.03.02	Derivatives	39,024	11,572
1.01.08.03.04	Accounts Receivable from Disposal of Equity Interest	44,368	88,270
1.01.08.03.05	Other	298,160	298,667
1.02	Non-current Assets	19,019,949	19,132,046
1.02.01	Non-current Assets	3,393,738	3,444,556
1.02.01.02	Marketable Securities Evaluated at Amortized Cost	60,426	56,002
1.02.01.02.01	Held to Maturity	60,426	56,002
1.02.01.03	Trade Accounts Receivable	386,542	361,486
1.02.01.03.01	Trade Accounts Receivable	6,703	7,811
1.02.01.03.02	Other Receivables	379,839	353,675
1.02.01.05	Biological Assets	570,127	568,978
1.02.01.06	Deferred Taxes	566,249	665,677
1.02.01.06.01	Deferred Income Tax and Social Contribution	566,249	665,677
1.02.01.09	Other Non-current Assets	1,810,394	1,792,413
1.02.01.09.03	Judicial Deposits	570,738	478,676
1.02.01.09.04	Recoverable Taxes	798,498	800,808
1.02.01.09.06	Accounts Receivable from Disposal of Equity Interest	162,358	196,437
1.02.01.09.07	Restricted Cash	110,344	99,212
1.02.01.09.08	Other	168,456	217,280
1.02.02	Investments	53,361	107,990
1.02.02.01	Investments	53,361	107,990
1.02.02.01.01	Equity in Affiliates	52,161	105,874
1.02.02.01.04	Other	1,200	2,116
1.02.03	Property, Plant and Equipment, Net	10,929,638	10,821,578
1.02.03.01	Property, Plant and Equipment in Operation	9,930,712	9,757,650
1.02.03.02	Property, Plant and Equipment Leased	161,500	265,556
1.02.03.03	Property, Plant and Equipment in Progress	837,426	798,372
1.02.04	Intangible	4,643,212	4,757,922
1.02.04.01	Intangible	4,643,212	4,757,922
1.02.04.01.02	Software	135,136	153,218
1.02.04.01.03	Trademarks	1,259,512	1,302,305
1.02.04.01.04	Other	148,304	187,455
1.02.04.01.05	Goodwill	3,074,181	3,101,750
1.02.04.01.06	Software Leased	26,079	13,194

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Consolidated FS / Balance Sheet Liabilities

(in thousands of Brazilian Reais)

Account		Current Year	Previous Year
Code	Account Description	09.30.14	12.31.13
2	Total Liabilities	33,792,091	32,374,569
2.01	Current Liabilities	8,285,249	8,436,031
2.01.01	Social and Labor Obligations	117,966	122,143
2.01.01.01	Social Obligations	28,319	23,387
2.01.01.02	Labor Obligations	89,647	98,756
2.01.02	Trade Accounts Payable	4,056,216	3,674,705
2.01.02.01	Domestic Suppliers	3,184,282	3,040,491
2.01.02.02	Foreign Suppliers	871,934	634,214
2.01.03	Tax Obligations	243,198	253,678
2.01.03.01	Federal Tax Obligations	60,735	102,387
2.01.03.01.01	Income Tax and Social Contribution Payable	21,678	13,658
2.01.03.01.02	Other Federal	39,057	88,729
2.01.03.02	State Tax Obligations	179,810	149,199
2.01.03.03	Municipal Tax Obligations	2,653	2,092
2.01.04	Short Term Debts	2,529,360	2,696,594
2.01.04.01	Short Term Debts	2,529,360	2,696,594
2.01.04.01.01	Local Currency	2,233,105	2,415,207
2.01.04.01.02	Foreign Currency	296,255	281,387
2.01.05	Other Obligations	566,215	1,084,621
2.01.05.02	Other	566,215	1,084,621
2.01.05.02.01	Dividends and Interest on Shareholders' Equity Payable	1,910	336,677
2.01.05.02.04	Derivatives	203,294	357,182
2.01.05.02.05	Management and Employees Profit Sharing	167,058	177,064
2.01.05.02.07	Other Obligations	193,953	213,698
2.01.06	Provisions	772,294	604,290
2.01.06.01	Tax, Social Security, Labor and Civil Risk Provisions	258,604	243,939
2.01.06.01.01	Tax Risk Provisions	64,251	66,547
2.01.06.01.02	Social Security and Labor Risk Provisions	164,258	158,626
2.01.06.01.04	Civil Risk Provisions	30,095	18,766
2.01.06.02	Other Provisons	513,690	360,351
2.01.06.02.04	Vacations and Christmas Bonuses Provisions	464,663	311,324
2.01.06.02.05	Employee Benefits Provisions	49,027	49,027
2.02	Non-current Liabilities	10,134,293	9,242,384
2.02.01	Long-term Debt	8,216,435	7,484,596
2.02.01.01	Long-term Debt	8,216,435	7,484,596
2.02.01.01.01	Local Currency	1,455,233	1,657,256
2.02.01.01.02	Foreign Currency	6,761,202	5,827,340
2.02.02	Other Obligations	835,104	719,627
2.02.02.02	Other	835,104	719,627
2.02.02.02.06	Other Obligations	835,104	719,627
2.02.03	Deferred Taxes	22,164	20,566
2.02.03.01	Deferred Income Tax and Social Contribution	22,164	20,566
2.02.04	Provisions	1,060,590	1,017,595
2.02.04.01	Tax, Social Security, Labor and Civil Risk Provisions	786,635	775,359
2.02.04.01.01	Tax Risk Provisions	109,101	74,931
2.02.04.01.02	Social Security and Labor Risk Provisions	94,453	117,502
2.02.04.01.04	Civil Risk Provision	36,500	29,491
2.02.04.01.05	Contingent Liabilities	546,581	553,435
2.02.04.02	Other Provisons	273,955	242,236
2.02.04.02.04	Employee Benefits Provisions	273,955	242,236
2.03	Shareholders' Equity	15,372,549	14,696,154
2.03.01	Paid-in Capital	12,460,471	12,460,471
2.03.02	Capital Reserves	26,635	36,418

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Consolidated FS / Balance Sheet Liabilities

(in thousands of Brazilian Reais)

Account		Current Year	Previous Year
Code	Account Description	09.30.14	12.31.13
2.03.02.01	Goodwill on the Shares Issuance	62,767	62,767
2.03.02.04	Granted Options	97,794	72,225
2.03.02.05	Treasury Shares	(95,867)	(77,379)
2.03.02.07	Gain on Disposal of Shares	9,358	24,879
2.03.02.08	Goodwill on Acquisition of Non-Controlling Shareholders	(47,417)	(46,074)
2.03.04	Profit Reserves	2,607,115	2,511,880
2.03.04.01	Legal Reserves	273,367	273,367
2.03.04.02	Statutory Reserves	1,993,360	1,993,360
2.03.04.07	Tax Incentives Reserve	340,388	245,153
2.03.05	Accumulated Earnings / Loss	750,553	-
2.03.08	Other Comprehensive Income	(505,014)	(353,698)
2.03.08.01	Derivative Financial Instruments	(329,667)	(341,687)
2.03.08.02	Financial Instrument (Available for Sale)	2,418	(5,406)
2.03.08.03	Cumulative Translation Adjustments of Foreign Currency	(211,450)	(32,258)
2.03.08.04	Actuarial Losses	33,685	25,653
2.03.09	Non-controlling Shareholders' Equity	32,789	41,083

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Consolidated FS / Statement of Income

(in thousands of Brazilian Reais)

			Accumulated	Previous	Accumulated
		Current Quarter	Current Year	Quarter	Previous Year
Account		07.01.14 to	01.01.14 to	07.01.13 to	01.01.13 to
Code	Account Description	09.30.14	09.30.14	09.30.13	09.30.13
3.01	Net Sales	7,981,096	23,010,736	7,578,450	22,312,793
3.02	Cost of Goods Sold	(5,641,501)	(16,734,684)	(5,666,151)	(16,826,535)
3.03	Gross Profit	2,339,595	6,276,052	1,912,299	5,486,258
3.04	Operating (Expenses) Income	(1,437,226)	(4,120,164)	(1,447,851)	(3,988,238)
3.04.01	Selling	(1,129,005)	(3,377,738)	(1,173,160)	(3,315,337)
3.04.02	General and Administrative	(103,803)	(314,514)	(117,595)	(338,786)
3.04.04	Other Operating Income	22,895	216,301	21,092	84,556
3.04.05	Other Operating Expenses	(235,627)	(675,044)	(176,238)	(426,319)
3.04.06	Equity Pick-Up	8,314	30,831	(1,950)	7,648
3.05	Income before Financial and Tax Results	902,369	2,155,888	464,448	1,498,020
3.06	Financial Results	(199,774)	(790,100)	(127,127)	(487,868)
3.06.01	Financial Income	615,560	1,203,685	313,322	943,987
3.06.02	Financial Expenses	(815,334)	(1,993,785)	(440,449)	(1,431,855)
3.07	Income Before Taxes	702,595	1,365,788	337,321	1,010,152
3.08	Income and Social Contribution	(83,195)	(159,661)	(43,870)	(151,523)
3.08.01	Current	(30,540)	(50,735)	(17,377)	(19,304)
3.08.02	Deferred	(52,655)	(108,926)	(26,493)	(132,219)
3.09	Net Income from Continued Operations	619,400	1,206,127	293,451	858,629
3.11	Net Income	619,400	1,206,127	293,451	858,629
3.11.01	Attributable to: BRF Shareholders	624,271	1,206,788	287,015	853,987
3.11.02	Attributable to: Non-Controlling Shareholders	(4,871)	(661)	6,436	4,642
3.99	Earnings per share - (Brazilian Reais/Share)
3.99.01	Earnings per Share - Basic
3.99.01.01	ON	0.71079	1.38408	0.33709	0.98632
3.99.02	Earning per Share - Diluted
3.99.02.01	ON	0.71034	1.38321	0.33681	0.98549

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Consolidated FS / Statement of Comprehensive Income

(in thousands of Brazilian Reais)

			Accumulated	Previous	Accumulated
		Current Quarter	Current Year	Quarter	Previous Year
Account		07.01.14 to	01.01.14 to	07.01.13 to	01.01.13 to
Code	Account Description	09.30.14	09.30.14	09.30.13	09.30.13
4.01	Net Income	619,400	1,206,127	293,451	858,629
4.02	Other Comprehensive Income	(334,083)	(151,316)	26,637	(164,533)
4.02.01	Loss in Foreign Currency Translation Adjustments	(135,126)	(179,192)	(9,709)	(22,387)
4.02.02	Unrealized Gain (Loss) in Available for Sale Marketable Securities	(1,088)	7,815	1,777	(22,398)
4.02.03	Taxes on unrealized gains on investments on available for sale	125	9	-	153
4.02.04	Unrealized losses in cash flow hedge	(305,172)	16,092	38,451	(188,565)
4.02.05	Taxes on unrealized gains on investments available for sale	104,501	(4,072)	-	82,497
4.02.06	Actuarial gains (losses) on defined benefits plans	4,057	12,169	(3,882)	(18,957)
4.02.07	Taxes on actuarial unrealized gains (losses) on defined benefit plans	(1,380)	(4,137)	-	5,124
4.03	Comprehensive Income	285,317	1,054,811	320,088	694,096
4.03.01	Attributable to: BRF Shareholders	290,188	1,055,472	313,652	689,454
4.03.02	Attributable to: Non-Controlling Shareholders	(4,871)	(661)	6,436	4,642

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Consolidated FS / Statement of Cash Flows

(in thousands of Brazilian Reais)

		Accumulated	Accumulated
		Current Year	Previous Year
Account		01.01.14 to	01.01.13 to
Code	Account Description	09.30.14	09.30.13
6.01	Net Cash Provided by Operating Activities	3,337,952	2,280,249
6.01.01	Cash from Operations	3,011,929	2,698,074
6.01.01.01	Net Income for the Period	1,206,788	853,987
6.01.01.02	Non-controlling Shareholders	(661)	4,642
6.01.01.03	Depreciation and Amortization	922,293	865,384
6.01.01.04	Gain on Disposals of Property, Plant and Equipments	(101,350)	(89,586)
6.01.01.05	Deferred Income Tax	108,926	132,219
6.01.01.06	Provision for Tax, Civil and Labor Risks	191,289	168,843
6.01.01.07	Other Provisions	39,701	(35,824)
6.01.01.08	Interest and Exchange Rate Variations	700,737	806,057
6.01.01.09	Equity Pick-Up	(30,831)	(7,648)
6.01.01.10	Results on the business combination	(24,963)	-
6.01.02	Changes in Operating Assets and Liabilities	326,023	(417,825)
6.01.02.01	Trade Accounts Receivable	614,037	394,352
6.01.02.02	Inventories	(207,695)	(626,375)
6.01.02.03	Trade Accounts Payable	343,150	202,680
6.01.02.04	Payment of Tax, Civil and Labor Risks Provisions	(223,283)	(152,723)
6.01.02.05	Payroll and Related Charges	310,348	77,845
6.01.02.06	Investment in Held for Trading Securities	(295,424)	-
6.01.02.07	Redemption of Held for Trading Securities	218,899	89,207
6.01.02.10	Other Financial Assets and Liabilities	(157,410)	(94,421)
6.01.02.11	Payment of Interest	(402,207)	(403,526)
6.01.02.12	Payment of Income Tax and Social Contribution	(4,545)	(1,510)
6.01.02.13	Interest on Shareholders' Equity Received	45,525	22,287
6.01.02.14	Biological assets	84,628	74,359
6.02	Net Cash Provided by Investing Activities	(1,182,993)	(1,147,932)
6.02.01	Marketable Securities	-	(314,991)
6.02.02	Redemptions of Marketable Securities	-	402,867
6.02.03	Investment in Available for Sale Securities	-	(113,535)
6.02.04	Redemptions of Available for Sale Securities	22,501	122,595
6.02.05	Restricted Cash	(11,132)	(11,042)
6.02.06	Additions to Property, Plant and Equipment	(832,339)	(918,042)
6.02.07	Receivable from Disposals of Property, Plant and Equipment	131,189	174,229
6.02.08	Capital increase in subsidiaries	-	(17,500)
6.02.09	Additions to Intangible	(43,652)	(36,272)
6.02.10	Additions to Biological Assets	(381,687)	(381,780)
6.02.11	Other Investments, Net	(8,800)	(54,461)
6.02.12	Business Combination	(59,073)	-
6.03	Net Cash Provided by Financing Activities	(633,267)	(854,429)
6.03.01	Proceeds from Debt Issuance	3,988,278	3,015,359
6.03.02	Payment of Debt	(3,876,634)	(3,249,071)
6.03.03	Dividends and Interest on Shareholders' Equity Paid	(726,013)	(579,050)
6.03.06	Treasury Shares Acquisition	(117,343)	(78,634)
6.03.07	Treasury Shares Disposal	99,788	36,967
6.03.08	Capital increase in subsidiaries	(1,343)	-
6.04	Exchange Rate Variation on Cash and Cash Equivalents	143,819	66,527
6.05	Decrease in Cash and Cash Equivalents	1,665,511	344,415
6.05.01	At the Beginning of the Period	3,127,715	1,930,693
6.05.02	At the End of the Period	4,793,226	2,275,108

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Consolidated FS / Statement of Changes in Shareholders' Equity for the Period from

01/01/2014 to 09/30/2014

(in thousands of Brazilian Reais)

Account Code	Account Description	Capital Stock	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity	Participation of Non-Controlling Shareholders	Total Shareholders' Equity
5.01	Balance at January 1, 2014	12,460,471	36,418	2,511,880	-	(353,698)	14,655,071	41,083	14,696,154
5.03	Opening Balance Adjusted	12,460,471	36,418	2,511,880	-	(353,698)	14,655,071	41,083	14,696,154
5.04	Share-based Payments	-	(9,783)	-	(361,000)	-	(370,783)	(7,633)	(378,416)
5.04.03	Options Granted	-	25,569	-	-	-	25,569	-	25,569
5.04.04	Treasury Shares Acquired	-	(117,343)	-	-	-	(117,343)	-	(117,343)
5.04.05	Treasury Shares Sold	-	98,855	-	-	-	98,855	-	98,855
5.04.07	Interest on Shareholders' Equity	-	-	-	(361,000)	-	(361,000)	-	(361,000)
5.04.08	Gain on Disposal of Shares	-	(15,522)	-	-	-	(15,522)	-	(15,522)
5.04.09	Goodwill in the Acquisition of Non-Controlling Entities	-	(1,342)	-	-	-	(1,342)	-	(1,342)
5.05	Total Comprehensive Income	-	-	-	1,206,788	(151,316)	1,055,472	(661)	1,054,811
5.05.01	Net Income for the Period	-	-	-	1,206,788	-	1,206,788	(661)	1,206,127
5.05.02	Other Comprehensive Income	-	-	-	-	(151,316)	(151,316)	-	(151,316)
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	16,092	16,092	-	16,092
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	(4,072)	(4,072)	-	(4,072)
5.05.02.06	Unrealized Loss in Available for Sale Marketable Securities	-	-	-	-	7,824	7,824	-	7,824
5.05.02.08	Actuarial losses on defined benefit plans	-	-	-	-	8,032	8,032	-	8,032
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(179,192)	(179,192)	-	(179,192)
5.06	Statements of Changes in Shareholders' Equity	-	-	95,235	(95,235)	-	-	-	-
5.06.08	Tax Incentives Reserve	-	-	95,235	(95,235)	-	-	-	-
5.07	Balance at September 30, 2014	12,460,471	26,635	2,607,115	750,553	(505,014)	15,339,760	32,789	15,372,549

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Consolidated FS / Statement of Changes in Shareholders' Equity for the Period from

01/01/2013 to 09/30/2013

(in thousands of Brazilian Reais)

			Capital
			Reserves,
			Granted Options			Other		Participation of	Total
Account			and Treasury		Retained	Comprehensive	Shareholders'	Non-Controlling	Shareholders'
Code	Account Description	Capital Stock	Shares	Profit Reserves	Earnings	Income	Equity	Shareholders	Equity
5.01	Balance at January 1, 2013	12,460,471	17,990	2,274,206	-	(201,012)	14,551,655	37,512	14,589,167
5.03	Opening Balance Adjusted	12,460,471	17,990	2,274,206	-	(201,012)	14,551,655	37,512	14,589,167
5.04	Share-based Payments	-	(1,058)	(45,300)	(359,000)	-	(405,358)	(531)	(405,889)
5.04.03	Options Granted	-	21,697	-	-	-	21,697	-	21,697
5.04.04	Treasury Shares Acquired	-	(78,634)	-	-	-	(78,634)	-	(78,634)
5.04.05	Treasury Shares Sold	-	36,967	-	-	-	36,967	-	36,967
5.04.06	Dividends	-	-	(45,300)	-	-	(45,300)	-	(45,300)
5.04.07	Interest on Shareholders' Equity	-	-	-	(359,000)	-	(359,000)	-	(359,000)
5.04.08	Gain on Disposal of Shares	-	18,912	-	-	-	18,912	-	18,912
5.04.10	Participation of Non-Controlling Shareholders'	-	-	-	-	-	-	(531)	(531)
5.05	Total Comprehensive Income	-	-	-	853,987	(164,533)	689,454	4,642	694,096
5.05.01	Net Income for the Period	-	-	-	853,987	-	853,987	4,642	858,629
5.05.02	Other Comprehensive Income	-	-	-	-	(164,533)	(164,533)	-	(164,533)
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	(168,294)	(168,294)	-	(168,294)
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	62,226	62,226	-	62,226
5.05.02.06	Unrealized Gain in Available for Sale Marketable Securities	-	-	-	-	(22,245)	(22,245)	-	(22,245)
5.05.02.08	Actuarial losses on defined benefit plans	-	-	-	-	(13,833)	(13,833)	-	(13,833)
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(22,387)	(22,387)	-	(22,387)
5.06	Statements of Changes in Shareholders' Equity	-	-	67,486	(80,613)	-	(13,127)	-	(13,127)
5.06.08	Tax Incentives Reserve	-	-	80,613	(80,613)	-	-	-	-
5.06.09	Reserve for income retention	-	-	(13,127)	-	-	(13,127)	-	(13,127)
5.07	Balance at September 30, 2013	12,460,471	16,932	2,296,392	414,374	(365,545)	14,822,624	41,623	14,864,247

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Consolidated FS / Statement of Value Added

(in thousands of Brazilian Reais)

		Accumulated	Accumulated
		Current Year	Previous Year
Account		01.01.14 to	01.01.13 to
Code	Account Description	09.30.14	09.30.13
7.01	Revenues	25,756,600	25,117,589
7.01.01	Sales of Goods, Products and Services	25,334,366	24,594,519
7.01.02	Other Income	(294,856)	(181,420)
7.01.03	Revenue Related to Construction of Own Assets	713,800	687,909
7.01.04	(Provision) Reversal for Doubtful Accounts Reversal (Provisions)	3,290	16,581
7.02	Raw Material Acquired from Third Parties	(16,528,173)	(16,657,105)
7.02.01	Costs of Products and Goods Sold	(13,416,563)	(13,549,821)
7.02.02	Materials, Energy, Third Parties Services and Other	(3,130,164)	(3,116,614)
7.02.03	Recovery of Assets Values	18,554	9,330
7.03	Gross Value Added	9,228,427	8,460,484
7.04	Retentions	(922,293)	(865,384)
7.04.01	Depreciation, Amortization and Exhaustion	(922,293)	(865,384)
7.05	Net Value Added	8,306,134	7,595,100
7.06	Received from Third Parties	1,240,497	957,003
7.06.01	Equity Pick-Up	30,831	7,648
7.06.02	Financial Income	1,203,685	943,987
7.06.03	Other	5,981	5,368
7.07	Value Added to be Distributed	9,546,631	8,552,103
7.08	Distribution of Value Added	9,546,631	8,552,103
7.08.01	Payroll	3,304,200	3,269,589
7.08.01.01	Salaries	2,548,797	2,552,643
7.08.01.02	Benefits	590,279	557,217
7.08.01.03	Government Severance Indemnity Fund for Employees
	Guarantee Fund for Length of Service - FGTS	165,124	159,729
7.08.02	Taxes, Fees and Contributions	2,823,039	2,746,816
7.08.02.01	Federal	1,460,234	1,441,092
7.08.02.02	State	1,335,062	1,272,506
7.08.02.03	Municipal	27,743	33,218
7.08.03	Capital Remuneration from Third Parties	2,213,265	1,677,069
7.08.03.01	Interests	2,024,993	1,470,805
7.08.03.02	Rents	188,272	206,264
7.08.04	Interest on Own Capital	1,206,127	858,629
7.08.04.01	Interest on Shareholders' Equity	361,000	359,000
7.08.04.03	Retained Earnings	845,788	494,987
7.08.04.04	Non-Controlling Interest	(661)	4,642

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

Market Value
R$50.8 billion
US$20.8 billion

Prices
BRFS3 R$58.24
BRFS US$23.79

Common shares:
872,473,246 shares
1,747,296 treasury shares
Basis: 09.30.2014

Webcast
Date: 10.31.2014
09:00 BRT Portuguese and English

Telephone:
Dial–with connections in Brazil: +55 11 46886361 ou +55 11 28204001
Dial-in with connections in USA: +1 8887000802
www.brf-br.com/ir

IR Contacts:
Augusto Ribeiro Júnior
CFO and IRO

Christiane Assis
IR Director

+55 11 23225398
acoes@brf-br.com

Dear Shareholders,

BRF´s performance in the third quarter of 2014 highlights the consistency of the Company´s results, accompanying the fast rate of progress we have laid down and reaping the rewards of the structural review we started to introduce a year ago. We are eliminating inefficiencies, have become more proficient and are gaining more agility in the decision-making process, through a structured management approach which is reflected in the operating figures we present in this report.

In Brazil, the go-to-market project has allowed us to expand our client network and take advantage of the cross-selling opportunities for our brands. The higher sales volume in 3Q14 is a result of this effort. At the same time, we have achieved important improvements in our service level, which showed an important increase of 13 percentage points over the beginning of the year when measured by the OTIF (on time, in full) index.

Our latest launches of the Sadia brand, such as the Assa Fácil and Soltíssimo line, are continuing to receive a warm welcome from consumers. We also had the launch of a new campaign of franks produced by Perdigão, a brand which we are enthusiastic about, particularly due to the prospect of its return in certain categories next year, under the decisions and timetable established by Brazil´s anti-trust authority, the CADE, when it approved the merger.

In the International market, we had a particularly solid quarter. This performance was in line with the series of initiatives that came into force during the year. These included optimizing volumes, enhancing the profitability of the main markets, as well as the strategy of acquiring distributors in the Middle East. Other relevant operational improvements included reductions in sea freight, increased phasing of shipments during the month and improved mix of markets. We emphasize that all these actions bring us confidence that the solid results obtained in 3Q14 were largely structural.

It is also worth recalling that we concluded the construction of the plant in Abu Dhabi, in the United Arab Emirates. The official inauguration on November 26 will celebrate the Company´s expansion towards strategic markets and, above all, our efforts to transform BRF into an organization that is active globally.

The 3Q14 was also marked by the signing of a binding memorandum of understandings (“MoU”) with Parmalat S.p.A., a member of Groupe Lactalis, establishing the terms and conditions for the sale of the Dairy business for R$1.8 billion. We expect this transaction to close by the first half of 2015 and do not anticipate relevant impacts in results. This operation, along with the sale of the beef assets, finalized on October 1, formed part of the strategy of divesting assets that are not part of our core business, in line with our aim of continuously improving the return on invested capital of the Company.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

On September 25, the Board of Directors also approved the appointment of Pedro Faria as the Company´s Global CEO as of January 2, 2015 when Claudio Galeazzi will step down from the position. Pedro Faria has dedicated himself to the transition of the command of the Company with the support of the Board and the executive management. He has also gained great credibility, confirmed by the results he has presented as head of our international operations, along with his performance as a member of our Board for three years.

The BRF we are delivering this quarter is also a Company that is heading towards a unique culture, with well-defined identity and values, based on meritocracy, pride in ownership, focused on results, dedicated to its clients and consumers, and working as a team. A company that is structured to present the growing results we have outlined and to deliver new and even more ambitious steps.

Abilio Diniz Chairman of the Board of Directors	Cláudio Galeazzi Global CEO

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

Highlights 3rd Quarter 2014 (3Q14)

Strategic Highlights

•       Following the roll out in 1H14 of the consolidation of the sales force in the small retail shops, the initial stage of the go-to-market (GTM) strategy in Brazil, the volume sold in the region started expanding. There was an increase of 3.4% y/y and 8.6% q/q in 3Q14, already excluding the impact of other sales.

•       This result also reflects the process of improving the Company´s service level, which showed an important rise of 13 percentage points over the beginning of the year when measured by the OTIF (on time, in full) index.

•       The portfolio rationalization project was concluded, with the elimination of the production of 35.0% of the SKUs (stock keeping unit) in Brazil and 32.0% on the International market, thereby favoring the simplification of the Company´s processes.

•       On the international front, our strategy of optimizing volumes and the profitability of the markets continued to pay off. In 3Q14, operating results showed structural improvements.

Financial Highlights and Recent Transactions

•       The Zero Based Budget (ZBB) continued to have a positive impact on the Company´s results, with lower costs and expenses in 3Q14 than in 3Q13 and 2Q14, in absolute and relative terms.

•         The Company´s EBITDA came to R$1.2 billion, +61.3% y/y and +21.3% q/q, with a margin of 15.2% compared with 9.9% in 3Q13 and 13.0% in 2Q14.

•       Net income came to R$624 million, +117.5% y/y and +133.7% q/q, with a margin of 7.8% compared with 3.8% in 3Q13 and 3.5% in 2Q14.

•         The investments carried out in 3Q13 totaled R$512 million, +35.6% a/a. In the nine months of 2014 (9M14), BRF invested R$1.3 billion, below the R$1.4 billion invested in 9M13. We continue to direct investments to automation, logistics and systems (IT).

•         The Company ended the quarter with a net debt/EBITDA ratio (last 12 months) of 1.40x compared with 1.51x in 2Q14.

•         We signed a binding memorandum of understandings (“MoU”) on 09.03.2014 with Parmalat S.p.A., a company belonging to Groupe Lactalis, establishing the terms and conditions for the sale of the Dairy business, for R$1.8 billion. We expect this transaction to close by the first half of 2015 and do not anticipate relevant impacts on results (please refer to Explanatory Note 1.2 of the ITR Quarterly Information Report of 09.30.2014 and Material Fact of 09.03.2014).

•         We concluded the sale of the two beef slaughtering plants and from 10.01.2014 held 29,000,000 shares in Minerva, equivalent to approximately 16.29% of its total and voting capital stock.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

BRF S.A. Results

1)   Net Operating Revenues (NOR)

NOR - R$ Million	3Q14	3Q13	y/y	2Q14	q/q
Brazil	3,451	3,194	8.0%	3,312	4.2%
International	3,374	3,249	3.8%	3,292	2.5%
Dairy	767	760	0.9%	703	9.2%
Food Services	389	374	3.9%	384	1.4%
Total	7,981	7,578	5.3%	7,691	3.8%

Consolidated net operating revenues (NOR) came to R$8.0 billion in 3Q14, +5.3% y/y, boosted by the Brazilian operations, thanks to a higher growth in volumes in the country. A q/q comparison shows the NOR expanded by 3.8%.

➢  Brazil

The results registered in Brazil in 3Q14 reflect the first effects of our projects in this market: the consolidation of the sales force in the small retail, which was finalized in May, the simplification of processes by cutting SKUs, and the gradual improvement in the service level have started to take off, translating into higher revenues. BRF has already started to expand the number of point of sales served (+22.0% since the end of 2013) and also achieve greater cross-selling amongst the brands. We maintain our expectation that the results from the abovementioned projects shall accelerate in the next years.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

Brazil	R$ Million					Thousand Tons					Average Price - R$
	3Q14 3Q13		y/y	2Q14	q/q	3Q14 3Q13		y/y	2Q14	q/q	3Q14 3Q13		y/y	2Q14 q/q
In Natura	685	632	8.2%	640	7.0%	116	108	7.5%	104	11.5%	5.89	5.85	0.7%	6.14	(4.0%)
Poultry	468	382	22.4%	416	12.5%	88	73	20.6%	75	16.3%	5.34	5.26	1.5%	5.52	(3.3%)
Pork/Beef	217	250	(13.4%)	224	(3.1%)	29	35	(19.4%)	29	(1.0%)	7.59	7.06	7.5%	7.75	(2.2%)
Processed Foods	2,537	2,337	8.5%	2,405	5.5%	382	373	2.3%	354	7.7%	6.65	6.26	6.1%	6.78	(2.0%)
Others Sales	229	224	2.2%	268	(14.4%)	66	55	20.2%	81	(18.3%)	3.46	4.07	(15.0%)	3.31	4.8%
Total	3,451	3,194	8.0%	3,312	4.2%	564	536	5.2%	540	4.5%	6.12	5.96	2.7%	6.14	(0.3%)
Total without Other Sales	3,221	2,970	8.5%	3,044	5.8%	498	481	3.4%	459	8.6%	6.47	6.17	4.9%	6.64	(2.5%)

NOR in Brazil amounted to R$3.5 billion in 3Q14, +8.0% y/y, driven by an increase in volumes of 5.2% y/y, basically due to the good performance of the small retail channel. On a q/q comparison, NOR rose by 4.2% and volumes by 4.5%. We note that in 3Q14 we have maintained average prices relatively stable in relation to 2Q14.

If we exclude the other sales from the analysis, the numbers in the quarter give a better picture of the real scenario in Brazil, with NOR of R$3.2 billion, +8.5% y/y and +5.8% q/q, potentialized by a growth in volumes of +3.4% y/y and +8.6% q/q. It should be stressed that these results were achieved against a challenging retail scenario, particularly in the large chains.

With regards to market share, BRF maintained its outstanding lead in the Processed Meat, Frozen products, Pizza and Margarine (core businesses). The Company upheld its decision to preserve profitability and continue with its strategy of structured growth.

Market Share - Value

(Last Reading)

Readings: 1: July/August; 2: August/September

Source: AC Nielsen

➢  International

There was a sharp rise in pork prices in the quarter due to the lower supply in North America, caused mainly by the PED virus. Beef prices also continued their upward trend, due to the cattle cycle. Finally, the poultry segment was also affected by higher prices of substitute proteins and prices also rose in turn. It is worth noting that the Russian sanctions imposed on the United States, the European Union, Canada, Australia and Norway had a direct impact on the flow of trade and price of proteins on the international front at the end of the quarter.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

In this context, our strategies of optimizing volumes and the profitability of the markets continued to bring positive results. There was a structural improvement in all regions in 3Q14 (both y/y and q/q) with the exception of the Americas, more specifically Venezuela, where we decreased the volume sold, and Eurasia, as our plants were banned from exporting to Russia until the end of August (further details appear later in this report).

International	R$ Million					Thousand Tons					Average Price - R$
	3Q14	3Q13	y/y	2Q14	q/q	3Q14	3Q13	y/y	2Q14	q/q	3Q14	3Q13	y/y	2Q14	q/q
In Natura	2,564	2,495	2.8%	2,502	2.5%	448	497	(9.9%)	440	1.9%	5.73	5.02	14.1%	5.69	0.6%
Poultry	2,162	1,997	8.3%	1,993	8.5%	402	427	(5.9%)	386	4.4%	5.37	4.67	15.0%	5.17	4.0%
Pork/Beef	402	499	(19.4%)	509	(21.0%)	46	70	(34.7%)	54	(15.7%)	8.82	7.15	23.4%	9.41	(6.3%)
Processed Foods	796	754	5.6%	779	2.2%	112	112	0.6%	110	2.1%	7.09	6.76	5.0%	7.09	0.1%
Others Sales	14	0	-	12	18.6%	0	0	-	0	-	-	-	-	-	-
Total	3,374	3,249	3.8%	3,292	2.5%	560	609	(8.0%)	549	1.9%	6.02	5.34	12.9%	5.99	0.5%

International NOR in 3Q14 amounted to R$3.4 billion, +3.8% y/y, boosted by an average price in reais 12.9% higher y/y (+13.7% y/y in dollar terms), although there was a decline in the volume sold of 8.0% y/y. A q/q comparison shows the NOR rose by 2.5%, due to an average price in reais that was 0.5% higher q/q (-1.5% q/q in dollar terms) and slightly higher volumes (+1.9% q/q).

We present some comment on BRF´s main markets below:

•         Middle East: The sales volume came to 236 thousand tons, +10.0% y/y (+6.6% q/q), while the NOR amounted to R$1.3 billion, +18.3% y/y (+8.2% q/q). The improvement was due to the Company´s higher participation in important markets such as Saudi Arabia, Kuwait, Oman and Yemen.

•         Asia: The volume sold amounted to 133 thousand tons, +4.0% y/y (+7.8% q/q), while the NOR came to R$827 million, +26.4% y/y (+13.6% q/q). This increase was brought about by more adjusted inventories in Japan which led to price stability, as well as better average price in other markets in the region.

•         Europe: The sales volume was 68 thousand tons, a decline of 7.7% y/y (+3.4% q/q), while NOR totaled R$585 million, +12.0% y/y (+2.4% q/q). The positive period this market is experiencing, along with a healthier supply and demand balance, has configured good opportunities for the Company in terms of average prices.

•         Eurasia: The volume sold to the region came to 13 thousand tons and was 64.7% lower y/y (-41.2% q/q). This had a negative effect on NOR, which came to R$147 million and was 41.0% lower y/y (-38.7% q/q). The Russian government banned the import of pork from our plants in June, a decision that remained in place during most part of the quarter, justifying the steep fall in volume sold to the region in the period. In August, Russia then banned imports of poultry, pork and beef products, amongst others, from the United States, the European Union, Canada, Australia and Norway, a move that led to big hikes in prices in the country. As an alternative supplier for its imports, Russia allowed a number of Brazilian plants to export pork and poultry, including some of ours. As a result, it should be noted that the Company began redirecting volumes to Russia only in September, when our plants were allowed to export to that country.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

•         Africa: The sales volume came to 58 thousand tons, a decline of 7.9% y/y (+19.0% q/q), due to the Company´s strategy of optimizing volumes. The region´s NOR was R$241 million, +4.1% y/y (+20.7% q/q).

•         Americas: The volume sold was 63 thousand tons, a fall of 39.1% y/y (-19.2% q/q). This decline had a negative impact on NOR, which came to R$387 million, a decrease of 35.1% y/y (-15.4% q/q). These reductions were caused by the strategy of lowering shipments to Venezuela.

➢  Dairy

Dairy	R$ Million					Thousand Tons					Average Price - R$
	3Q14	3Q13	y/y	2Q14	q/q	3Q14	3Q13	y/y	2Q14	q/q	3Q14	3Q13	y/y	2Q14	q/q
Dry Division	432	404	6.9%	386	11.8%	152	137	11.1%	140	8.6%	2.84	2.95	(3.8%)	2.76	3.0%
Frozen and Fresh Division	335	337	(0.4%)	317	5.9%	60	65	(7.8%)	57	3.9%	5.61	5.20	8.0%	5.51	1.9%
Other Sales	0	20	-	0	-	0	27	-	0	-	-	0.73	-	-	-
Total	767	760	0.9%	703	9.2%	212	229	(7.5%)	198	7.2%	3.62	3.32	9.0%	3.56	1.8%

NOR from Dairy in 3Q14 registered R$767 million, +0.9% y/y, boosted by an average price rise of 9.0% y/y. The volume declined by 7.5% y/y as a result of the Company´s strategy of pursuing profitability in terms of the sales mix. A q/q comparison shows the NOR expanded by 9.2%, following an increase in volume of 7.2%, along with a rise of 1.8% in the average price.

➢  Food Services

The Food Services results in 3Q14 highlighted the recovery of revenues, driven by higher volumes thanks to better Company execution. We note, however, that the pricing scenario remains challenging, considering the current level of inflation in the food consumed outside the home. Additionally, it is worth noting that the Company´s average price was also impacted by the change in the mix of products aiming at a higher profitability, given the lower volume of in natura beef.

Food Services	R$ Million					Thousand Tons					Average Price - R$
	3Q14	3Q13	y/y	2Q14	q/q	3Q14	3Q13	y/y	2Q14	q/q	3Q14	3Q13	y/y	2Q14	q/q
Total	389	374	3.9%	384	1.4%	56	54	3.0%	53	3.9%	7.00	6.94	0.9%	7.18	(2.5%)

Food Services posted NOR of R$389 million in 3Q14, +3.9% y/y, driven higher by an increase of 3.0% y/y in volumes, particularly in the elaborated/processed categories, along with a rise in the average price of 0.9% y/y, mainly in the elaborated/processed products. In a q/q comparison, NOR rose by 1.4%, due to a rise in volume of 3.9% even though the average price fell by 2.5%.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

Breakdown of the Consolidated NOR (%)

(Quarterly)

2)  Cost of Goods Sold (COGS)

COGS - R$ Million	3Q14	3Q13	y/y	2Q14	q/q
COGS	(5,642)	(5,666)	(0.4%)	(5,647)	(0.1%)
% of the NOR	(70.7%)	(74.8%)	4.1 p.p.	(73.4%)	2.7 p.p.
COGS/Kg	(4.05)	(3.97)	2.2%	(4.21)	(3.8%)

Our COGS in 3Q14 came to R$5.6 billion, equivalent to 70.7% of NOR compared with 74.8% in 3Q13 and 73.4% in 2Q14. All business units had a positive contribution to this result.

There was a fall of 0.4% over 3Q13 in the COGS y/y, due to the lower cost of grains and milk collection. Despite the fall in absolute terms, the COGS/kg ratio rose slightly in the period (+2.2% y/y) as our volumes fell by 2.6%. (It is worth noting that the strategy of reducing volumes that got underway from the end of 2013 led to a smaller dilution of the plants´ fixed costs.)

The COGS remained stable in relation to 2Q14 in absolute terms. In terms of COGS/kg, we would point out that it fell by 3.8% q/q, while volumes were 3.8% higher q/q. Costs that eased in the period included grains and milk collection.

It is worth mentioning that the benefit from the lower grain costs was not fully captured in the period, particularly in Brazil, where our mix of products consists mostly of pork or is a result of the processing of this raw material, which has a longer cycle. In relation to the poultry chain, we were able to capture the benefit considering this protein has a shorter cycle.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

➢  Slaughtering and Production

There was a decline of 6.4% y/y in poultry slaughtering activities in 3Q14, reflecting our strategy of optimizing volumes, especially in the International market. A q/q comparison shows an increase of 8.2%. Pork/beef slaughtering activities were 1.4% lower y/y, mainly as a result of our strategy of deverticalizing the beef business. A q/q comparison shows an increase of 2.1%.

We produced 1.3 million tons of food in 3Q14, a volume that was 3.7% lower y/y. A q/q comparison shows that the volume registered was 8.1% higher.

Production	3Q14	3Q13	y/y	2Q14	q/q
Poultry Slaughter (Million Heads)	432	461	(6.4%)	399	8.2%
Hog/ Cattle Slaughter (Thousand Heads)	2,456	2,492	(1.4%)	2,407	2.1%
Production (Thousand Tons)	1,341	1,393	(3.7%)	1,240	8.1%
Meats*	989	1,050	(5.8%)	930	6.4%
Dairy	227	208	9.3%	187	21.0%
Other Processed Products**	125	135	(7.3%)	123	1.8%
Feed and Premix (Thousand Tons)	2,641	2,792	(5.4%)	2,562	3.1%
* Volumes of Meat of 3Q13 changed from 1,053.2 to 1,050.4 due to a corretion in volume of Argentina's production
** Volumes of Other Processed Products of 3Q13 changed from 135.2 to 134.7 due to a correction in volumes of Argentina's production.

3)  Gross Profit

Gross Profit - R$ Million	3Q14	3Q13	y/y	2Q14	q/q
Gross Profit	2,340	1,912	22.3%	2,044	14.5%
Gross Margin (%)	29.3%	25.2%	4.1 p.p.	26.6%	2.7 p.p.

As previously described, BRF is reporting more robust figures, which culminated into a gross profit of R$2.3 billion in 3Q14, +22.3% y/y and +14.5% q/q. The gross margin was 29.3% in 3Q14 compared with 25.2% in 3Q13 and 26.6% in 2Q14. All business units had a positive contribution to this result, especially the International market.

4)  Operating Expenses

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ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

Operating Expenses - R$ Million	3Q14	3Q13	y/y	2Q14	q/q
Selling Expenses	(1,129)	(1,173)	(3.8%)	(1,137)	(0.7%)
% of the NOR	(14.1%)	(15.5%)	1.3 p.p.	(14.8%)	0.6 p.p.
General and Administrative Expenses	(104)	(118)	(11.7%)	(109)	(4.6%)
% of the NOR	(1.3%)	(1.6%)	0.3 p.p.	(1.4%)	0.1 p.p.
Operating Expenses	(1,233)	(1,291)	(4.5%)	(1,246)	(1.0%)
% of the NOR	(15.4%)	(17.0%)	1.6 p.p.	(16.2%)	0.7 p.p.

In 3Q14, our operating expenses came to R$1.2 billion, showing a continuous decline in the quarter (-4.5% y/y and -1.0% q/q). This is a result of better expenses management (reflecting part of the results obtained from the ZBB project), and was possible even with higher marketing and trade marketing investments, a practice that has been adopted since the beginning of the year.

In percentage terms, the operating expenses represented 15.4% of NOR in 3Q14 compared with 17.0% in 3Q13 and 16.2% in 2Q14. It is important to highlight that such expenses dilution was evidenced in Brazil, the International market, Dairy and Food Services business units (regarding dilution in Food Services, we refer to the annual comparison).

*The aim of the ZBB is to review the Company´s budget expenses, giving priority to those activities and processes that are essential to the business. The accumulated results in the 9M14 period already show improvements from this project and we should have additional improvements to be captured by December of this year, at least. The main measure adopted was the review of the headcount and administrative expenses which were concluded in 2Q14.

5)  Other Operating Results

Other Operating Results - R$ Million	3Q14	3Q13	y/y	2Q14	q/q
Other Operating Revenues	23	21	8.5%	145	(84.2%)
Other Operating Expenses	(236)	(176)	33.7%	(262)	(10.1%)
Other Operating Results	(213)	(155)	37.1%	(117)	81.1%
% of the NOR	(2.7%)	(2.0%)	(0.6) p.p.	(1.5%)	(1.1) p.p.

The other operating results line showed an expense of R$ 213 million in 3Q14. There was an increase of 37.1% y/y, due mainly to the higher spending on restructuring and other provisions. There was an increase of 81.1% q/q in relation to 2Q14, mainly arising from the fact that, in 2Q14 there was a non-recurring gain from the sale of the pork asset at Carambeí, which positively impacted the other operating results line in that quarter.

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ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

6)  Operating Result (EBIT)

EBIT	R$ Million					EBIT Margin
	3Q14	3Q13	y/y	2Q14	q/q	3Q14	3Q13	y/y	2Q14	q/q
Brazil	383	275	39.2%	384	(0.4%)	11.1%	8.6%	2.5 p.p.	11.6%	(0.5) p.p.
International	413	128	221.7%	255	61.7%	12.2%	4.0%	8.3 p.p.	7.8%	4.5 p.p.
Dairy	68	34	98.9%	26	160.2%	8.9%	4.5%	4.4 p.p.	3.7%	5.2 p.p.
Food Services	38	27	43.0%	26	49.0%	9.9%	7.2%	2.7 p.p.	6.7%	3.2 p.p.
Total	902	464	94.3%	692	30.5%	11.3%	6.1%	5.2 p.p.	9.0%	2.3 p.p.

The consolidated EBIT in 3Q14 was R$902 million, +94.3% y/y, with a positive contribution from all business units, particularly the International market. The consolidated margin was 11.3% compared with 6.1% in 3Q13.

The q/q comparison shows that EBIT expanded by 30.5%, while margin expanded 2.3 p.p. q/q.

➢  Brazil

Brazil - R$ Million	3Q14	3Q13	y/y	2Q14	q/q
NOR	3,451	3,194	8.0%	3,312	4.2%
EBIT	383	275	39.2%	384	(0.4%)
EBIT Margin (%)	11.1%	8.6%	2.5 p.p.	11.6%	(0.5) p.p.

EBIT from the Brazilian operations reached R$383 million, +39.2% y/y and -0.4% q/q, with a margin of 11.1% compared with 8.6% in 3Q13 and 11.6% in 2Q14. It is worth stressing that, Brazilian operations showed improvements in costs and expenses, with exception of the “Other Operating Results” line, which made it difficult to compare the EBIT margin on a quarterly basis (refer to section “Other Operating Results”).

➢  International

International - R$ Million	3Q14	3Q13	y/y	2Q14	q/q
NOR	3,374	3,249	3.8%	3,292	2.5%
EBIT	413	128	221.7%	255	61.7%
EBIT Margin (%)	12.2%	4.0%	8.3 p.p.	7.8%	4.5 p.p.

EBIT from International operations was R$413 million, +221.7% y/y and +61.7% q/q, with a margin of 12.2% compared with 4.0% in 3Q13 and 7.8% in 2Q14. As we have mentioned previously, there was a structural improvement in all regions in 3Q14, with the exception of the Americas (Venezuela) and Eurasia (we only started to benefit from the impact of Russia opening its market to Brazil in September.)

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ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

In addition to the volume optimization decision, as well as the strategy of acquiring distributors in the Middle East, we would highlight among the main structural improvements on the International market: important reductions in sea freight, better phasing of shipments during the month (which brings greater predictability and savings), and enhanced “mix” of markets.

➢  Dairy

Dairy - R$ Million	3Q14	3Q13	y/y	2Q14	q/q
NOR	767	760	0.9%	703	9.2%
EBIT	68	34	98.9%	26	160.2%
EBIT Margin (%)	8.9%	4.5%	4.4 p.p.	3.7%	5.2 p.p.

EBIT from Dairy operations came to R$68 million, +98.9% y/y and +160.2% q/q, with a margin of 8.9% compared with 4.5% in 3Q13 and 3.7% in 2Q14. This result was influenced by lower milk collection costs, greater efficiency and greater dilution of expenses.

➢  Food Services

Food Services - R$ Million	3Q14	3Q13	y/y	2Q14	q/q
NOR	389	374	3.9%	384	1.4%
EBIT	38	27	43.0%	26	49.0%
EBIT Margin (%)	9.9%	7.2%	2.7 p.p.	6.7%	3.2 p.p.

EBIT from Food Services was R$38 million, +43.0% y/y and +49.0% q/q, with a margin of 9.9% compared with 7.2% in 3Q13 and 6.7% in 2Q14. This result was influenced by lower grains costs, greater efficiency and greater dilution of expenses (regarding the expenses dilution, we refer to the annual comparison).

7)  Net Financial Results

R$ Million	3Q14	3Q13	y/y	2Q14	q/q
Financial Income	616	313	96.5%	258	139.0%
Financial Expenses	(815)	(440)	85.1%	(651)	25.2%
Net Financial Income (Expenses)	(200)	(127)	57.1%	(394)	(49.3%)

Net financial expenses came to R$200 million in the quarter, +57.1% y/y, impacted by interest on leasing and the adjustment to present value line. There was a fall of 49.3% over 2Q14, mainly because of the Company’s long term liability management in 2Q14 (bonds repurchase).

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ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

The use of non-derivative and derivative financial instruments for foreign exchange protection permits a significant reduction in net currency exposure in the balance sheet. We moved from a currency exposure impacting the result of US$37 million “long” in 2Q14 to US$36 million “long” in 3Q14; in other words, we are practically neutral in relation to currency exposure (please refer to Explanatory Note 4.1.d).

On 09.30.14, the non-derivative financial instruments designated as hedge accounting for the currency cover of the cash flow accounted to US$ 600 million. Furthermore, the derivative financial instruments designated as hedge accounting, in the cash flow hedge concept for covering highly likely exports, came to US$870 million, €74 million and £22 million, in their respective currencies. These instruments also made a direct contribution to the reduction in the currency exposure. In both cases, the unrealized result from the exchange rate variation was accounted in Other Comprehensive Income.

8)  Indebtedness

R$ Million	09.30.2014			06.30.2014		12.31.2013
	Current	Non-Current	Total	Total	q/q	Total	?%
Debt
Local Currency	(2,250)	(1,455)	(3,705)	(4,022)	(7.9%)	(4,073)	(9.0%)
Foreign Currency	(483)	(6,761)	(7,244)	(6,447)	12.4%	(6,466)	12.0%
Gross Debt	(2,733)	(8,216)	(10,949)	(10,469)	4.6%	(10,538)	3.9%
Cash Investments
Local Currency	1,184	171	1,355	1,485	(8.8%)	1,091	24.2%
Foreign Currency	4,201	-	4,201	3,870	8.5%	2,663	57.7%
Total Cash Investments	5,385	171	5,556	5,355	3.7%	3,754	48.0%
Net Debt	2,652	(8,046)	(5,394)	(5,113)	5.5%	(6,784)	(20.5%)
Exchange Rate Exposure - US$ Million	-	-	(16)	26	-	(87)	(81.1%)

The Total Gross Debt, as shown above, accounts for the total financial debt amounting to R$10,746.0 million, plus other financial liabilities amounting to R$203.0 million, as stated in Explanatory Note 4.1.f of the ITR Quarterly Information Report of 09.30.2014.

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ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

Net Debt/EBITDA Evolution

The Company´s net debt came to R$5.4 billion, 5.5% higher than in 06.30.14, bringing a net debt/EBITDA ratio (in the last 12 months) to 1.40x compared with 1.51x in 2Q14. The slight increase in the net debt q/q was due mainly to the payment of interest on capital and the exchange rate variation.

9)  Investments (Capex)

Capex (9M14): R$1.3 billion

Capex (3Q14): R$512 million

Investments carried out in the quarter came to R$512 million, an increase of 35.6% y/y. This amount also includes R$130 million in investments in biological assets (breeding stock). We continue to direct investments to automation, logistics, and IT systems.

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ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

10)  Financial Cycle

Financial Cycle

(Acc. Receivable + Stocks – Acc. Payable)/NOR

The Company has been focusing on optimizing its working capital, leading to an improvement in the financial cycle to 41.1 days at the end of 3Q14 from 56.2 days at the end of 3Q13. In percentage terms, it came to 10.8% of NOR in 3Q14, compared with 14.0% in 3Q13. This improvement reflects the results of the important projects established within the Company, particularly in the accounts payable and receivable lines.

A comparison with 2Q14 shows our working capital was mainly impacted by the rebuilding of grain inventories, as well as the increase in the inventories of finished products in Brazil (commemorative items).

11) Simplified Cash Flow

The simplified cash flow (EBITDA – Financial Cycle Variation – Capex) came to R$459 million in 3Q14, reflecting the Company´s operating improvement in the period. However, it fell by 51.9% q/q, mainly because of the increase in inventories mentioned in the “Financial Cycle” section, which had a negative effect on the working capital in the quarter.

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ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

Simplified Cash Flow

(EBITDA – Financial Cycle Variation - Capex)

12)  Equity Income Result

The equity income result from the results of affiliates and Joint Ventures represented a gain of R$8 million in 3Q14 compared to the loss of R$2 million in 3Q13. This corresponds to an increase of R$6 million y/y, primarily reflecting the results from the Up! Alimentos Ltda. affiliate.

13)  Income Tax and Social Contribution

Income Tax and Social Contribution - R$ Million	3Q14	3Q13	y/y	2Q14	q/q
Income before Taxes	703	337	108.3%	298	135.9%
Income Tax and Social Contribution	(83)	(44)	89.6%	(31)	172.4%
Effective Tax Rates (%)	(11.8%)	(13.0%)	1.2 p.p.	(10.3%)	(1.6) p.p.

Income tax and social contributions came to an expense of R$83 million in 3Q14 compared with R$44 million in 3Q13, representing an effective rate of 11.8% and 13.0%, respectively. The main factors that lead the Company to present a lower effective rate than the nominal figure are related to the fiscal benefit in the payment of interest on capital, subventions for investments and the results of subsidiaries located overseas (please refer to Explanatory Note 13.3).

14)  Non-Controlling Shareholders

The result attributed to non-controlling shareholders of subsidiaries in Argentina, the Middle East and Europe, represented revenues of R$5 million in 3Q14 compared with R$6 million in 3Q13.

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ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

15)  Net Income

Net Income - R$ Million	3Q14	3Q13	y/y	2Q14	q/q
Net Income	624	287	117.5%	267	133.7%
Net Margin (%)	7.8%	3.8%	4.0 p.p.	3.5%	4.3 p.p.

As a result of the Company´s operational improvements, net income in 3Q14 came to R$624 million, growing 117.5% y/y, generating a net margin of 7.8%, 4.0 p.p. above 3Q13.

In relation to 2Q14, net income grew 133.7% q/q, with a net margin expansion of 4.3 p.p.. Nevertheless, it is worth highlighting that in 2Q14 we incurred in non-recurring financial expenses related to the Company’s long term liability management process (bonds repurchase), as detailed in the “Financial Results” section, which should be taken into account for the q/q analysis.

16)  EBITDA

EBITDA - R$ Million	3Q14	3Q13	y/y	2Q14	q/q
Net Income	624	287	117.5%	267	133.7%
Income Tax and Social Contribution	83	44	89.6%	31	172.4%
Net Financial	200	127	57.1%	394	(49.3%)
Depreciation and Amortization	308	296	4.2%	311	(0.8%)
EBITDA	1,216	754	61.3%	1,002	21.3%
EBITDA Margin (%)	15.2%	9.9%	5.3 p.p.	13.0%	2.2 p.p.

EBITDA – Quarterly Trend

(R$ Million)

All the efforts described throughout this report were also reflected in EBITDA, which came to R$1.2 billion in 3Q14, a growth of 61.3% y/y and 21.3% q/q. This result was reflected in an EBITDA margin of 15.2% in 3Q14 compared with 9.9% in 3Q13 and 13.0% in 2Q14, mainly driven by the International market.

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ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

17)  Shareholders´ Equity

On 09.30.2014, Shareholders´ Equity amounted to R$15.4 billion compared with R$15.1 billion on 06.30.2014, due mainly to the higher net results achieved over the quarter.

18)  Interest on Capital and Dividends

The Board of Directors Extraordinary Meeting held on 06.18.14 approved the payment of R$361 million related to interest capital, paid on 08.15.14 (please refer to Explanatory Note 26.2).

Stock Market

The Company´s market capitalization came to R$50.8 billion at the end of the quarter.

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ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

Performance of the shares on the BM&FBovespa (3Q14)

Source: Bloomberg

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ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

Performance of the ADRs on the NYSE (3Q14)

Source: Bloomberg

Diffused Control

Base: 09.30.2014

Number of Shares: 872,473,246 (common)

Capital Stock: R$12.5 billion

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ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

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ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

BRF S.A. Consolidated

Financial Statement - R$ Million	9M14	9M13	Δ%
Net Operating Revenues	**23,011**	**22,313**	**3.1%**
Cost of Sales	**(16,735)**	**(16,827)**	**(0.5%)**
% of the NOR	(72.7%)	(75.4%)	2.7 p.p.
Gross Profit	**6,276**	**5,486**	**14.4%**
% of the NOR	27.3%	24.6%	2.7 p.p.
Operating Expenses	**(3,692)**	**(3,654)**	**1.0%**
% of the NOR	(16.0%)	(16.4%)	0.3 p.p.
Selling Expenses	**(3,378)**	**(3,315)**	**1.9%**
% of the NOR	(14.7%)	(14.9%)	0.2 p.p.
Fixed	(2,057)	(1,894)	8.6%
Variable	(1,320)	(1,421)	(7.1%)
General and Administrative Expenses	**(315)**	**(339)**	**(7.2%)**
% of the NOR	(1.4%)	(1.5%)	0.2 p.p.
Honorary of our Administrators	(21)	(18)	20.2%
% of the NOR	(0.1%)	(0.1%)	0.0 p.p.
General and Administrative	(293)	(321)	(8.7%)
% of the NOR	(1.3%)	(1.4%)	0.2 p.p.
Operating Income	**2,584**	**1,832**	**41.0%**
% of the NOR	11.2%	8.2%	3.0 p.p.
Other Operating Results	**(459)**	**(342)**	**34.2%**
Equity Income	**31**	**8**	**303.1%**
EBIT	**2,156**	**1,498**	**43.9%**
% of the NOR	9.4%	6.7%	2.7 p.p.
Net Financial Income	**(790)**	**(488)**	**61.9%**
Income before Taxes	**1,366**	**1,010**	**35.2%**
% of the NOR	5.9%	4.5%	1.4 p.p.
Income Tax and Social Contribution	(160)	(152)	5.4%
% of Income before Taxes	(11.7%)	(15.0%)	3.3 p.p.
Net Income before Non-Controlling Shareholders	**1,206**	**859**	**40.5%**
Non-Controlling Shareholders	**1**	**(5)**	**-**
Net Income	**1,207**	**854**	**41.3%**
% of the NOR	5.2%	3.8%	1.4 p.p.
EBITDA	**3,079**	**2,359**	**30.5%**
% of the NOR	13.4%	10.6%	2.8 p.p.

43

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ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

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ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

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ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

BRF S.A. Consolidated

Consolidated Results	R$ Million						Thousand Tons						Average Price - R$					
	3Q14	3Q13	y/y	9M14	9M13	Change Accum.	3Q14	3Q13	y/y	9M14	9M13	Change Accum.	3Q14	3Q13	y/y	9M14	9M13	Change Accum.
Brazil																		
In Natura	685	632	8.2%	1,934	1,816	6.5%	116	108	7.5%	323	308	5.1%	5.89	5.85	0.7%	5.99	5.91	1.4%
Poultry	468	382	22.4%	1,285	1,104	16.5%	88	73	20.6%	238	207	15.1%	5.34	5.26	1.5%	5.40	5.34	1.2%
Pork/Beef	217	250	(13.4%)	649	713	(9.0%)	29	35	(19.4%)	85	101	(15.5%)	7.59	7.06	7.5%	7.61	7.06	7.8%
Processed Foods	2,537	2,337	8.5%	7,315	6,860	6.6%	382	373	2.3%	1,088	1,098	(1.0%)	6.65	6.26	6.1%	6.72	6.25	7.7%
Others Sales	229	224	2.2%	729	715	1.9%	66	55	20.2%	244	267	(8.7%)	3.46	4.07	(15.0%)	2.99	2.68	11.5%
Total without Other Sales	3,221	2,970	8.5%	9,249	8,677	6.6%	498	481	3.4%	1,411	1,406	0.4%	6.47	6.17	4.9%	6.56	6.17	6.2%
Total	3,451	3,194	8.0%	9,978	9,392	6.2%	564	536	5.2%	1,655	1,673	(1.1%)	6.12	5.96	2.7%	6.03	5.61	7.4%
International																		
In Natura	2,564	2,495	2.8%	7,438	7,604	(2.2%)	448	497	(9.9%)	1,329	1,506	(11.8%)	5.73	5.02	14.1%	5.60	5.05	10.9%
Poultry	2,162	1,997	8.3%	6,085	6,240	(2.5%)	402	427	(5.9%)	1,176	1,306	(10.0%)	5.37	4.67	15.0%	5.18	4.78	8.4%
Pork/Beef	402	499	(19.4%)	1,352	1,364	(0.9%)	46	70	(34.7%)	154	200	(23.2%)	8.82	7.15	23.4%	8.80	6.82	29.1%
Processed Foods	796	754	5.6%	2,260	2,049	10.3%	112	112	0.6%	316	323	(2.2%)	7.09	6.76	5.0%	7.16	6.35	12.8%
Others Sales	14	0	-	36	55	(35.2%)	0	0	-	0	55	-	-	-	-	-	1.01	-
Total	3,374	3,249	3.8%	9,733	9,708	0.3%	560	609	(8.0%)	1,645	1,884	(12.7%)	6.02	5.34	12.9%	5.92	5.15	14.8%
Dairy																		
Dry Division	432	404	6.9%	1,170	1,094	6.9%	152	137	11.1%	429	419	2.2%	2.84	2.95	(3.8%)	2.73	2.61	4.5%
Frozen and Fresh Division	335	337	(0.4%)	956	966	(1.0%)	60	65	(7.8%)	177	193	(8.7%)	5.61	5.20	8.0%	5.41	4.99	8.5%
Other sales	0	20	-	0	53	-	0	27	-	0	72	-	-	0.73	-	-	0.73	-
Total	767	760	0.9%	2,126	2,113	0.6%	212	229	(7.5%)	605	685	(11.7%)	3.62	3.32	9.0%	3.51	3.08	13.9%
Food Services																		
Total	389	374	3.9%	1,174	1,100	6.7%	56	54	3.0%	165	154	7.2%	7.00	6.94	0.9%	7.11	7.14	(0.4%)
Total	7,981	7,578	5.3%	23,011	22,313	3.1%	1,392	1,428	(2.6%)	4,070	4,396	(7.4%)	5.74	5.31	8.1%	5.65	5.08	11.4%

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

Appendix

Sales by Channel – Brazil

(% of Net Operating Revenues - NOR)

*BRF has adopted a new sales structure since January 2014 in order to make this classification fit more adequately into the Company´s current situation. All clients were reclassified for this new structure, in line with their profiles, creating new groups with a different make-up and size from those existing in 2013. This reorganization mainly affected the Wholesale and Retail channels.

International Sales by Region

(% of Net Operating Revenues - NOR)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

Marketing and Innovation

We announced the launch of two products that were responsible for raising the Company´s modern and innovative profile in 3Q14.

Among the highlights was the launch of Frango Fácil Sadia, a breakthrough that reinvented the roast chicken concept. The film of the product was seen by 91% of consumers and showed a strong link with the Sadia brand, with a positive impact, relevance, understanding and purchasing intention.

We also had the launch of the first aerated margarine in Brazil, Qualy Aéra. The campaign was seen by 88% of consumers (high visibility), showed a strong connection with the Qualy brand and was regarded as interesting and original.

Another event in 3Q14 was the release of the BrandZ*study containing the ranking of the 50 most valuable brands in Latin America and Brazil. The Sadia brand was the most valuable in Brazil in the food category, followed by Perdigão.

* BrandZ Study: TOP 50 Most valuable Latin America brands –WPP and Millward Brown Vermeer, September 2014.

Rating

The Company has investment grade rating BBB- from Fitch Ratings and Standard & Poor’s and Baa rating from Moody’s, all with a positive outlook. We highlight the fact that Fitch Ratings and Standard & Poor’s raised the national rating of BRF to AA+.

Novo Mercado

BRF joined the Novo Mercado segment of the BM&FBovespa on 04.12.2006 and is bound by the Market Arbitration Chamber, under its commitment clause to the bylaws and regulations.

Risk Management

BRF and its subsidiaries have adopted a series of measures previously structured and addressed in line with its risk policy to maintain the inherent risks to its business under the strictest control. Risks on the operating market, sanitary control, grains, food safety, environmental protection, internal controls and financial risks are monitored. Explanatory Note 4 of the Financial Statements gives details of this supervision and further details can also be found in our Reference Form and 20F Report presented annually to the Brazilian Securities Exchange Commission (CVM) and the US Securities Exchange Commission (SEC), respectively.

Social Report and Appreciation of Human Capital

BRF operates in Brazil with 47 plants, 27 distribution centers, TSPs, farms and sales affiliates. Abroad, it has 7 industrial plants in Argentina and 2 in Europe (UK and Holland), as well as 19 sales offices. It has more than 100,000 employees throughout the world.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Management Report / Comments on the Performance

In synergy with the Company’s transformation movement and the value raise of human capital that is being implemented through the Viva BRF program, we launched a new Apprentice Trail for BRF leaders. The project will initially focus on the Company´s supervisors who are responsible for the direct oversight of around 95% of BRF´s employees.

Another highlight related to the Company´s human capital in 3Q14 was the work in training employees on aspects of the ongoing obligatory, legal and health and safety at work standards.

Health and Safety at Work (SSMA)

The Health and Safety at Work Supervision (known as SSMA) continues to make considerable progress. In August 2014, the lowest rate of accidents with work stoppage in the history of BRF´s SSMA registered a Frequency Rate (FR) of 0.89.

Stock Options Plan

The Company currently has 6,581,935 stock options granted to 225 executives, with a maximum exercise period of five years, as established in the Regulations of the Stock Options Plan approved on 03.31.10 and modified in 04.24.2012, 04.09.2013 and 04.03.2014 at the Annual Ordinary and Extraordinary Shareholders´ Meetings. These include the CEO, vice-presidents, directors and other BRF executives.

Relationship with the independent auditors

The Company announces, under CVM Instruction Nº 381 of January 14, 2003, that its policy of contracting services not related to the external audit is based on principles that preserve the independence of the auditor.

Within the terms of the CVM Instruction Nº 480 of December 07, 2009,, the management declares that, at a meeting held on 10.30.2014, discussed, reviewed and agreed with the information expressed in the review of the independent auditors´ report on the financial information related to the period covering the three months ending on 09.30.2014.

Disclaimer

The statements in this report related to the Company's business perspective, projections and results, and its growth potential are mere forecasts and have been based on the management's expectations of the Company's future. These expectations are highly dependent on market changes and the overall economic performance of the country, the sector and international markets; they are, therefore, subject to changes.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

1.            COMPANY’S OPERATIONS

BRF S.A. (“BRF”) and its subsidiaries (collectively the “Company”) is one of Brazil’s largest companies in the food industry. BRF is a public company, listed on the New Market of Brazilian Securities, Commodities & Futures Exchange (“BM&FBOVESPA”), under the ticker BRFS3, and listed on the New York Stock Exchange (“NYSE”), under the ticker BRFS. It´s headquarter is located at 475, Rua Jorge Tzachel in the City of Itajaí, State of Santa Catarina. With a focus on raising, producing and slaughtering of poultry, pork and beef for processing, production and sale of fresh meat, processed products, milk and dairy products, pasta, frozen vegetables and soybean by-products, among which the following are highlighted:

•                Whole chickens and turkey and frozen cuts of chicken, frozen turkey, pork and beef;

•                Ham products, bologna, sausages, frankfurters and other smoked products;

•                Hamburgers, breaded meat products and meatballs;

•                Lasagnas, pizzas, cheese breads, pies and frozen vegetables;

•                Milk, dairy products and desserts;

•                Juices, milk and soy juices;

•                Margarine, sauces and mayonnaise; and

•                Soy meal and refined soy flour, as well as animal feed.

The Company's activities are segregated into 4 operating segments, being domestic market, foreign market, food service and dairy products, as disclosed in note 5.

In the domestic market, the Company operates 47 manufacturing facilities, being: 34 meat processing plants, 13 dairy products processing plants, 3 margarine processing plants, 3 pasta processing plants, 3 soybean crushing plant and 1 dessert processing plant, located close to the Company’s raw material suppliers or the main consumer centers.

The Company has an advanced distribution system and uses 27 distribution centers to deliver its products to supermarkets, retail stores, wholesalers, restaurants and other institutional customers in the domestic and foreign markets.

In the foreign market, the Company operates 9 manufacturing facilities, being: 6 meat processing plants, 1 margarine and oil processing plant, 1 sauces and mayonnaise processing plant, 1 frozen vegetables processing plant and 13 distribution centers, besides subsidiaries or sales offices in the United Kingdom, Italy, Austria, Hungary, Japan, The Netherlands, Russia, Singapore, United Arab Emirates, Portugal, France, Germany, Turkey, China, Cayman Islands, South Africa, Venezuela, Uruguay and Chile. The Company exports to more than 110 countries.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

BRF has a number of trademarks among which the most important are: Batavo, Claybom, Chester®, Elegê, Fazenda, Nabrasa, Perdigão, Perdix, Hot Pocket, Miss Daisy, Nuggets, Qualy, Sadia, Speciale Sadia, Dánica and Paty, in addition to licensed trademarks such as Bob Esponja, Trakinas, Philadelfia, Mickey Mouse, Minnie, Pateta, Pato Donald and Disney.

The table below summarizes the direct and indirect ownership interests of the Company, as well as the activities of each subsidiary and associate:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

1.1.        Interest in subsidiaries

Subsidiary		Main activity	Country	Participation	09.30.14	12.31.13

Avipal Centro-oeste S.A.	(a)	Industrialization and commercializations of milk	Brazil	Direct	100.00%	100.00%
Avipal S.A. Construtora e Incorporadora	(a)	Construction and real estate marketing	Brazil	Direct	100.00%	100.00%
BRF GmbH		Holding	Austria	Direct	100.00%	100.00%
Al Khan Foodstuff LLC	(l)	Industrialization and commercialization of products	Oman	Indirect	40.00%	-
Al-Wafi Food Products Factory LLC	(c)	Industrialization and commercialization of products	United Arab Emirates	Indirect	49.00%	49.00%
Badi Ltd.		Import and commercialization of products	United Arab Emirates	Indirect	100.00%	100.00%
Al-Wafi Al-Takamol Imp.		Import and commercialization of products	Saudi Arabia	Indirect	75.00%	75.00%
BRF Global Company South Africa Proprietary Ltd.		Import and commercialization of products	South Africa	Indirect	100.00%	100.00%
BRF Global Company Nigeria Ltd.		Marketing and logistics services	Nigeria	Indirect	1.00%	1.00%
BRF Foods GmbH	(g)	Industralization, import and commercialization of products	Austria	Indirect	100.00%	-
BRF Foods LLC		Import and commercialization of products	Russia	Indirect	90.00%	90.00%
BRF Global Company Nigeria Ltd.		Marketing and logistics services	Nigeria	Indirect	99.00%	99.00%
BRF Global GmbH	(b)	Holding and trading	Austria	Indirect	100.00%	100.00%
Xamol Consultores Serviços Ltda.	(a)	Import and commercialization of products	Portugal	Indirect	100.00%	100.00%
Qualy 5201 B.V.	(b)	Import and commercialization of products	The Netherlands	Indirect	100.00%	100.00%
BRF Japan KK		Marketing and logistics services	Japan	Indirect	100.00%	100.00%
BRF Korea LLC		Marketing and logistics services	Korea	Indirect	100.00%	100.00%
BRF Singapore PTE Ltd.		Marketing and logistics services	Singapore	Indirect	100.00%	100.00%
Federal Foods Ltd.	(d)	Import and commercialization of products	United Arab Emirates	Indirect	49.00%	49.00%
Perdigão Europe Ltd.		Import and commercialization of products	Portugal	Indirect	100.00%	100.00%
Perdigão France SARL		Marketing and logistics services	France	Indirect	100.00%	100.00%
Perdigão International Ltd.		Import and commercialization of products	Cayman Island	Indirect	100.00%	100.00%
BFF International Ltd.		Financial fundraising	Cayman Island	Indirect	100.00%	100.00%
Highline International	(a)	Financial fundraising	Cayman Island	Indirect	100.00%	100.00%
Plusfood Germany GmbH		Import and commercialization of products	Germany	Indirect	100.00%	100.00%
Plusfood Holland B.V.		Administrative services	The Netherlands	Indirect	100.00%	100.00%
Plusfood B.V.		Industrialization, import and commercializations of products	The Netherlands	Indirect	100.00%	100.00%
Plusfood Hungary Trade and Service LLC		Import and commercialization of products	Hungary	Indirect	100.00%	100.00%
Plusfood Iberia SL		Marketing and logistics services	Spain	Indirect	100.00%	100.00%
Plusfood Italy SRL		Import and commercialization of products	Italy	Indirect	67.00%	67.00%
Plusfood UK Ltd.		Import and commercialization of products	England	Indirect	100.00%	100.00%
Plusfood Wrexham		Industrialization, import and commercializations of products	England	Indirect	100.00%	100.00%
Rising Star Food Company Ltd.	(i)	Industralization, import and commercialization of products	China	-	-	50.00%
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	40.00%	40.00%
Sadia Foods GmbH	(a)	Import and commercialization of products	Germany	Indirect	100.00%	100.00%
BRF Foods LLC		Import and commercialization of products	Russia	Indirect	10.00%	10.00%
Wellax Food Logistics C.P.A.S.U. Lda.		Import and commercialization of products	Portugal	Indirect	100.00%	100.00%
Mato Grosso Bovinos S.A.	(e)	Participation in other companies	Brazil	Direct	99.00%	99.00%
Establecimiento Levino Zaccardi y Cia. S.A.		Industrialization and commercializations of dairy products	Argentina	Direct	98.26%	98.26%
K&S Alimentos S.A.		Industrialization and commercialization of products	Brazil	Affiliate	49.00%	49.00%
Nutrifont Alimentos S.A.	(c)	Industrialization and commercialization of products	Brazil	Affiliate	50.00%	50.00%
Perdigão Trading S.A.	(a)	Holding	Brazil	Direct	100.00%	100.00%
PSA Laboratório Veterinário Ltda.		Veterinary activities	Brazil	Indirect	12.00%	12.00%
PP-BIO Administração de bem próprio S.A.		Management of assets	Brazil	Affiliate	33.33%	33.33%
PSA Laboratório Veterinário Ltda.		Veterinary activities	Brazil	Direct	88.00%	88.00%
Mato Grosso Bovinos S.A.	(f)	Participation in other companies	Brazil	Indirect	1.00%	-
Sino dos Alpes Alimentos Ltda.	(a) (k)	Industrialization and commercializations of products	Brazil	Indirect	99.99%	100.00%
PR-SAD Administração de bem próprio S.A.	(h)	Management of assets	Brazil	Affiliate	33.33%	-
Quickfood S.A.		Industrialization and commercialization of products	Argentina	Direct	90.05%	90.05%
Sadia Alimentos S.A.		Import and export of products	Argentina	Direct	99.98%	99.98%
Avex S.A.	(j)	Industrialization and commercialization of products	Argentina	Indirect	95.00%	99.46%
Flora Dánica S.A.		Industrialization and commercialization of products	Argentina	Indirect	95.00%	95.00%
GB Dan S.A.		Industrialization and commercialization of products	Argentina	Indirect	5.00%	5.00%
Flora San Luis S.A.		Industrialization and commercialization of products	Argentina	Indirect	95.00%	95.00%
Flora Dánica S.A.		Industrialization and commercialization of products	Argentina	Indirect	5.00%	5.00%
GB Dan S.A.		Industrialization and commercialization of products	Argentina	Indirect	95.00%	95.00%
Flora San Luis S.A.		Industrialization and commercialization of products	Argentina	Indirect	5.00%	5.00%
Sadia International Ltd.		Import and commercialization of products	Cayman Island	Direct	100.00%	100.00%
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	60.00%	60.00%
Sadia U.K. Ltd.	(a)	Import and commercialization of products	England	Indirect	100.00%	100.00%
Sadia Uruguay S.A.		Import and commercialization of products	Uruguay	Indirect	100.00%	100.00%
Avex S.A.	(j)	Industrialization and commercialization of products	Argentina	Indirect	5.00%	-
Sadia Alimentos S.A.		Import and export of products	Argentina	Indirect	0.02%	0.02%
Sadia Overseas Ltd.		Financial fundraising	Cayman Island	Direct	100.00%	100.00%
UP Alimentos Ltda.		Industrialization and commercializations of products	Brazil	Affiliate	50.00%	50.00%
Vip S.A. Emp. Part. Imobiliárias		Commercialization of owned real state	Brazil	Direct	100.00%	100.00%
Establecimiento Levino Zaccardi y Cia. S.A.		Industrialization and commercializations of dairy products	Argentina	Indirect	1.74%	1.74%
Sino dos Alpes Alimentos Ltda.	(a) (k)	Industrialization and commercializations of products	Brazil	Indirect	0.01%	-

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

(a)       Dormant subsidiaries.

(b)     The wholly-owned subsidiary BRF Global GmbH, formerly known as Acheron Beteiligung-sverwaltung GmbH, started to operate as a trading in the European market as from May 1, 2013. In addition, it owns 101 direct subsidiaries in Madeira Island, Portugal, with an investment as of September 30, 2014 of R$8,472 (R$2,799 as of December 31, 2013) and one direct subsidiary in Den Bosch, The Netherlands, denominated Qualy 20, with an investment as of September 30, 2014 of R$2,229 (R$1,130 as of December 31, 2013). The wholly-owned subsidiary Qualy 5201 B.V. owns 213 subsidiaries in The Netherlands being the amount of this investment as of September 30, 2014 totaled R$17,563 (R$10,546 as of December 31, 2012). The purpose of these two subsidiaries is to operate in the European market to increase the Company’s market share, which is regulated by a system of poultry and turkey meat import quotas.

(c)       Subsidiary and associate in pre-operational phase.

(d)    On January 16, 2013, BRF acquired 49% of the equity interest with the rights to 60% of dividends as permitted by Federal Law Nº 8/1984, in force in the United Arab Emirates and according to the shareholders’ agreement. On April 09, 2014, the Company announced the completion of the purchase of 100% of the economic rights.

(e)      On February 11, 2014, change the corporate name from BRF Suínos do Sul Ltda. to Mato Grosso Bovinos S.A.

(f)        On February 11, 2014, acquisition of equity interest.

(g)       On February 21, 2014, establishment of wholly-owned subsidiary.

(h)       On March 14, 2014, acquisition of equity interest.

(i)        On April 30, 2014 Disposal of 50% of equity interest Held by BRF GmbH, to Dah Chong Hong Limited.

(j)        On June, 26, 2014, Sadia Alimentos S.A. disposed of 5.0% of the shares of Avex S.A. to Sadia Uruguay S.A.

(k)       On June, 27, 2014, PSA Laboratório Veterinário Ltda., disposed of 1 (one) share to VIP S.A. Empreendimentos Participações Imobiliárias.

(l)        On July 03, 2014, acquisition of 40% of equity interest of Al Khan Foods LLC

1.2      Signing of binding Memorandum of Understanding ("Memorandum of Understanding") between BRF and Groupe Lactalis ("Parmalat")

On September 03, 2014, BRF entered into a Memorandum of Understanding with Parmalat S.p.A. (“buyer”), a Groupe Lactalis’ company located in Parma, Italy, which established the terms and conditions for the disposal of its manufacturing plants in the dairy operating segment, including related assets and trademarks dedicated to such segment (“dairy assets”), which are located in the cities of Bom Conselho (PE), Carambeí (PR), Ravena (MG), Concórdia (SC), Teutônia (RS), Itumbiara (MG), Terenos (MS), Ijuí (RS), Três de Maio  (RS) and Santa Rosa (RS). During the year 2013, dairy operating segment reported a net sales of R$2,580,000.

In accordance with the terms of Memorandum of Understanding, the value of the dairy assets was set forth at R$1,800,000 and is subject to certain adjustments, as well as the verification of precedent conditions and regulatory approvals applicable to transactions of this nature.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The Company granted to the buyer exclusivity during the negotiation period of the definitive agreements related to this Transaction.

In the period of nine months ended September 30, 2014, dairy assets were not available for immediate sale in its present condition, as determined by the CVM Deliberation No. 598/09, which approved the technical pronouncement CPC 31, which deals with non-current assets held for sale and discontinued operations, as well as the terms of the transaction have not yet been formalized with the buyer. The Company expects that definitive transaction agreements to be concluded during the 4th quarter of 2014, in order to make all necessary investments for the adequacy of assets prior to transfering them to the buyer.

The conclusion is scheduled for the first half of 2015. The Company is evaluating the effects of the operation and not expect material impact on its financial statements.

1.3      Acquisition of share equity of Al Khan Foods LLC (“AKF”)

On February 02, 2014, BRF signed a binding offer with the shareholders of Al Khan Foods LLC ("AKF"), which is the current distributor of BRF’s products in the Sultanate of Oman, to acquire corporate interest.

On July 03, 14, due to the fulfillment of the previously established conditions in the binding offer, BRF through BRF GmbH, its wholly-owned subsidiary in Austria, concluded this transaction. The investment was US$20,490 (equivalent to R$45,565) and represents 40% of equity interest of AKF, based on an enterprise value of US$68,500.

Additionally, pursuant to the offer, BRF has a commitment to acquire the remaining equity interest of AKF within 36 to 90 months from the first acquisition, based on the future performance of AKF, in accordance with the local regulation and usual practices in the Sultanate of Oman.

AKF is a leader in the distribution of frozen food in the Sultanate of Oman, covering a broad sector of retail, food service and wholesale clients. The company has been distributing Sadia’s products for 25 years, in addition to several of frozen products of other brands and suppliers.

1.4  Signing of binding offer with Alyasra Food Company W.L.L. (“Alyasra”)

On August 08, 2014, BRF signed a binding offer (“Offer”) with the shareholders of Alyasra, its current products distributor in Kuwait, to acquire 75% of equity interest of Alyasra's retail frozen foods distribution business (“Business”).

Alyasra is a leader in food distribution in Kuwait, covering the sectors of retail and food

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

services, with presence in frozen, chilled and dry products. The Company has been distributing BRF’s products for 20 years, in addition to a wide range of products from other brands and suppliers.

The Business will leverage Alyasra’s world-class logistics infrastructure and long-lasting relationships, as well as BRF’s supply chain efficiencies, strong trademarks and product development expertise for the purpose of continuing to serve and grow in the local market.

Once the conditions set out in the Offer are met and fulfilled, BRF will acquire 75% of equity interest of the Business based on a total enterprise value of US$160,000. The acquisition will be made in accordance with local laws and regulations of the State of Kuwait.

In the food services operating segment, where Alyasra will continue to operate independently, the Parties have agreed that BRF will become the exclusive supplier to Alyasra for the products of its portfolio.

1.5  Goodwill allocation arising from step acquisition – Federal Foods LLC (“FF”)

On January 16, 2013, BRF announced that it had concluded, through BRF GmbH, its wholly-owned subsidiary in Austria, the acquisition of 49% equity interest of FF for a consideration of R$ 75,785, becoming the holder of 60% of economic rights of such company, pursuant to the terms of shareholders agreement entered into with Al Nowais Investments Company LLC ("ANI"), former parent company of FF.

On February 17, 2014, the Company announced to the market it had signed a binding offer with ANI for, among other provisions, the acquisition of additional economic rights of FF, through its wholly-owned subsidiary in Austria, in accordance with the local regulation and usual practices in United Arab Emirates (“UAE”)

On April 09, 2014, the Company concluded the acquisition of the remaining economic rights for a consideration of R$61,488, becoming the controlling shareholder of FF. Such transaction, in compliance with CVM Deliberation No. 665/11, which approved the technical pronouncement CPC 15 (R1), in their paragraphs 41 and 42, was accounted for as step acquisition. Thus, the carrying amount of the investment prior to this acquisition was measured at fair value for R$90,226, generating a gain of R$24,963 recorded as other operating results.

During the quarter ended September 30, 2014, was prepared an appraisal report to support the fair value of assets acquired and liabilities assumed in determining the purchase price allocation, as follows:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

ASSETS		LIABILITIES
CURRENT		CURRENT
Cash and cash equivalents	10,926	Short term debt	75,276
Trade accounts receivable	109,904	Trade accounts payable	78,689
Inventories	131,498	Salary and social obligations	3,028
Other credits	15,093	Other obligations	19,942
	267,421		176,935

NON CURRENT		NON CURRENT
Property, plant and equipments	6,974	Tax obligations	7,337
Intangible	27,531	Other obligations	8,053
Customer relationship	26,901
Other	630
	34,505		15,390

		NET ASSETS ACQUIRED	109,601

TOTAL ASSETS	301,926	TOTAL LIABILITIES	301,926

The fair value of the consideration paid at the acquisition date totaled R$151,174 and generated a goodwill based on expectation of future profitability of R$41,573 (note 18).

1.6  Seasonality

The Company does not operate with any significant seasonality through the year. In general, during the fourth quarter of each year the demand in the domestic market is slightly stronger than in the other quarters, mainly due to the year-end holiday season such as Christmas and New Year’s Eve. Our bestselling products are: turkey, Chester® and ham.

2.            MANAGEMENT’S STATEMENT AND BASIS OF PREPARATION AND PRESENTATION OF QUARTERLY FINANCIAL INFORMATION

The Company’s consolidated quarterly financial information is prepared in accordance with the accounting practices adopted in Brazil which comprise the rules issued by the Brazilian Securities Commission (“CVM”) and the pronouncements and interpretations of the Brazilian Accounting Pronouncements Committee (“CPC”), which are in conformity with the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”).

The Company’s individual quarterly financial information has been prepared in accordance with the accounting practices adopted in Brazil and for presentation purposes, is identified as “BR GAAP”. Such information differs from IFRS in relation to the evaluation of investments in subsidiaries and affiliates, which were measured and

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

recorded based on the equity pick-up accounting method rather than at cost or fair value, as required by IFRS.

The Company’s individual and consolidated quarterly financial information are expressed in thousands of Brazilian Reais (“R$”), as well as the amounts of other currencies disclosed in the quarterly financial information, when applicable, were also expressed in thousands. The information of results is shown by its cumulative result compared to the same period last year.

The preparation of the Company’s quarterly financial information requires Management to make judgments, use estimates and adopt assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, as well as the disclosures of contingent liabilities as of the reporting date. However, the uncertainty inherent to these judgments, assumptions and estimates could result in material adjustments to the carrying amounts of the affected assets and liabilities in future periods.

The settlement of the transactions involving such estimates can result in amounts significantly different from those recorded in the quarterly financial information due to the lack of precision inherent to the estimation process. The Company reviews its judgments, estimates and assumptions on a quarterly basis.

The individual and consolidated quarterly financial information were prepared based on the historical cost except for the following material items:

(i)     derivative and non-derivative financial instruments, being changes to fair value recognized through the statement of income;

(ii)    available for sale financial assets; and

(iii)  share-based payments and employee benefits measured at fair value.

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The quarterly financial information was prepared according to CVM Deliberation No. 673/11, which establishes the minimum content of interim financial statements and the principles for measurement and recognition of a full or condensed set of financial statements for an interim period.

The interim financial statements, in this case denominated as quarterly financial information, aims to provide updated information based on the last annual financial statements disclosed. Therefore, the quarterly financial information is focused on new activities, events and circumstances and do not duplicate the information previously disclosed, except in the case where Management judged that the maintenance of the information was relevant. Following this assumption, the Company informs that in 2014,

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

in addition to measuring the adjustment to present value the balances of non-current trade accounts receivable, social obligations and other obligations, also started to measure the present value adjustment for balances of current trade accounts receivable and current and non-current trade accounts payable.  This enhancement in accounting policy resulted from the efforts made to reduce the working capital and on capital invested, which resulted mainly in increased average payment of suppliers.

The current quarterly financial information was consistently prepared based on the accounting policies and estimates calculation methodology adopted in the preparation of the annual financial statements for the year ended December 31, 2013 (note 3).

There were no changes of any nature related to such policies and estimates calculation methodology.  As allowed by CVM Deliberation No. 673/11, Management decided not to disclose again the details of the accounting policies adopted by the Company. Hence, the quarterly financial information should be read in conjunction with the annual financial statements for the year ended December 31, 2013, in order to allow the users of this financial information to further understand the Company’s capacity of profit and future cash flows generation as well as its financial conditions and liquidity.

The exchange rates in Brazilian Reais effective at the balance sheet dates were as follows:

Exchange rate at the balance sheet date	09.30.14	12.31.13
U.S. Dollar (US$)	2.4510	2.3426
Euro (€)	3.0954	3.2265
Pound Sterling (£)	3.9755	3.8728
Argentine Peso (AR$)	0.2892	0.3594

Average rates
U.S. Dollar (US$)	2.2896	2.1576
Euro (€)	3.1034	2.8677
Pound Sterling (£)	3.8202	3.3779
Argentine Peso (AR$)	0.2876	0.3947

4.            FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

4.1.        Overview

In the normal course of its business, the Company is exposed to credit, liquidity and market risks, which are actively managed in conformity to the Risk Policy and internal guidelines subject to such policy.

The Risk Policy is under the management of the Financial Risk Management Committee, Board of Executive Officers and Board of Directors, with clear and defined roles and responsibilities, as follows:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

•         The Board of Directors is responsible for approving the Risk Policy and defining the limits of tolerance of the different risks identified as acceptable for the Company on behalf of its shareholders;

•         The Financial Risk Management Committee is in charge of the execution of the Risk Policy, which comprises the supervision of the risk management process, planning and verification of the impacts of the decisions implemented, as well as the evaluation and approval of hedging strategies and monitoring the risk exposure levels to ensure compliance with Risk Policy;

•         The Board of Executive Officers is in charge of the evaluation of the Company’s exposure for each identified risk, according to the guidelines established by the Board of Directors; and

•         The Risk Management area has as a crucial role in monitoring, evaluating and reporting of the financial risks taken by the Company.

The Risk Policy does not authorize the Company’s management to contract leveraged derivative transactions and determines that any individual hedge operations (notional amount) must not exceed 2.5% of the Company’s shareholders’ equity.

The processes of monitoring, evaluation and approval of risk management were properly disclosed in the details in the financial statements for the year ended December 31, 2013 (note 4) and has not changed during the nine month period ended September 30, 2014.

a.            Credit risk management

The Company is subject to the credit risk related to trade accounts receivable, financial investments and derivative contracts, as follows:

•         Credit risk associated with trade accounts receivable is actively managed though specific systems. Furthermore, it should be noted the diversification of the customer portfolio and the concession of credit to customers with good financial and operational conditions. The Company does not usually require collateral for sales to customer, and has a contracted credit insurance policy for specific markets; and

•         Credit risk associated with financial investments and derivative contracts is mitigated by the Company’s policy of working with prime institutions.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

On September 30, 2014, the Company had financial investments over R$10,000 at the following financial institutions: Banco BNP, Banco Bradesco, Banco do Brasil, Banco do Nordeste, Banco HSBC, Banco Itaú, Banco Safra, Banco Santander, Banco Votorantim and Caixa Econômica Federal.

The Company also held derivative contracts with the following financial institutions: Banco Bradesco, Banco do Brasil,  Banco HSBC, Banco Itaú,  Banco Safra, Banco Santander, Banco Votorantim, Barclays, Citibank, Deutsche Bank,ING Bank, JP Morgan, Merrill Lynch, Morgan Stanley and Rabobank.

b.            Liquidity risk management

Liquidity risk management aims to reduce the impacts caused by events which may affect the Company’s cash flow. Thus, the Company utilizes the following metrics:

•         Cash Flow at Risk (“CFaR”), which aims to statistically estimates the cash flows for the next twelve months and the Company’s liquidity exposure. The Company determined that the minimum cash available should be equivalent mainly to the average monthly billing and EBITDA for the last twelve-month period; and

•         Value at Risk ("VaR") is used for derivative transactions that require payments of periodic adjustments. Currently, the Company holds only BM&F operations with daily adjustments and in order to monitor them, such methodology is utilized, which statistically measures potential maximum adjustments to be paid at intervals of 1 to 21-days.

The Company maintains its leverage levels in order to avoid any impact to its ability to settle commitments and obligations. As a guideline, the majority of the debt should be in long term. On September 30, 2014, the long term debt portion represented 76.6% (73.5% as of December 31, 2013) of the total outstanding debt with an average term greater than 5.2 years.

The table below summarizes the commitments and contractual obligations that may impact the Company’s liquidity:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP
	Parent company
	09.30.14
	Book value	Cash flow contracted	Up to 3 months	2015	2016	2017	2018	After 5 years
Non derivative financial liabilities
Loans and financing	3,951,315	4,283,508	658,067	1,801,444	322,578	498,010	533,061	470,348
BRF bonds	5,356,546	7,729,811	141,236	282,471	282,471	282,471	763,096	5,978,066
Trade accounts payable	3,707,417	3,707,417	3,707,417	-	-	-	-	-
Capital lease (1)	205,450	334,219	20,990	82,593	46,872	22,101	19,585	142,078
Operational lease	-	563,196	39,614	107,903	95,903	75,073	66,429	178,274

Derivative financial liabilities
Financial instruments designated as cash flow hedge
Interest rate and exchange rate derivatives	88,598	49,351	(5,669)	(911)	(609)	(877)	57,417	-
Currency derivatives (NDF)	49,302	17,090	8,545	8,545	-	-	-	-
Fixed exchange rate	19	(2,404)	(2,404)	-	-	-	-	-
Currency derivatives (options)	13,399	2,440	2,440	-	-	-	-	-
Financial instruments not designated as cash flow hedge
Currency derivatives (Future)	691	691	691	-	-	-	-	-
Interest rate and exchange rate derivatives	2,816	2,615	1,232	1,383	-	-	-	-
Currency derivatives (options)	16,834	(680)	(680)	-	-	-	-	-

(1)     It does not include the capital leases contracted with financial institutions which are included in loans and financing line above.

	BR GAAP and IFRS
	Consolidated
	09.30.14
	Book value	Cash flow contracted	Up to 3 months	2015	2016	2017	2018	After 5 years
Non derivative financial liabilities
Loans and financing	4,337,003	4,695,356	777,352	1,827,830	332,987	505,032	781,807	470,348
BRF bonds	5,356,546	7,729,811	141,236	282,471	282,471	282,471	763,096	5,978,066
BFF bonds	538,765	753,007	-	39,030	39,030	39,030	39,030	596,887
Sadia bonds	401,007	472,348	13,461	26,921	26,921	405,045	-	-
Quickfood bonds	112,474	156,176	7,137	66,422	71,645	10,972	-	-
Trade accounts payable	4,056,216	4,056,216	4,056,216	-	-	-	-	-
Capital lease (1)	206,241	335,227	21,787	82,675	46,872	22,101	19,714	142,078
Operational lease	-	566,584	39,614	109,008	97,008	76,251	66,429	178,274

Derivative financial liabilities
Financial instruments designated as cash flow hedge
Interest rate and exchange rate derivatives	120,233	155,585	(5,669)	20,223	27,294	27,181	86,358	198
Currency derivatives (NDF)	49,302	17,090	8,545	8,545	-	-	-	-
Fixed exchange rate	19	(2,404)	(2,404)	-	-	-	-	-
Currency derivatives (options)	13,399	2,440	2,440	-	-	-	-	-
Financial instruments not designated as cash flow hedge
Currency derivatives (Future)	691	691	691	-	-	-	-	-
Interest rate and exchange rate derivatives	2,816	2,615	1,232	1,383	-	-	-	-
Currency derivatives (options)	16,834	(680)	(680)	-	-	-	-	-

(1)     It does not include the capital leases contracted with financial institutions which are included in loans and financing line above.

c.            Interest rate risk management

It is the risk the Company incurs in economic losses resulting from changes in interest rates, which could affect its assets and liabilities.

The Company’s Risk Policy does not restrict exposure to different interest rates, neither establishes limits for fixed or floating rates. However, the Company continually monitors the market interest rates, in order to evaluate any need to enter into hedging transaction to protect from the exposure to fluctuation such rates and manage the mismatch between its financial investments and debts. In these transactions the Company enters into contracts that exchange floating rate for fixed rate or vice-versa. Such transactions were designated by the Company as cash flow hedge.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The Company’s indebtedness is essentially tied to the London Interbank Offered rate ("LIBOR"), fixed coupon (“R$ and USD”), Long Term Interest Rate ("TJLP") and Monetary Unit of the Bank National Economic and Social Development ("UMBNDES") rates. In case of adverse changes in the market that result in LIBOR hikes, the cost of the floating indebtedness rises and on the other hand, the cost of the fixed indebtedness decreases in relative terms. The same consideration is applicable to the TJLP and UMBNDES.

With regards to the Company's marketable securities, they are remunerated based Interbank Deposit Certificate ("CDI") in the domestic market and fixed coupon (“USD”) in the foreign market.

d.            Foreign exchange risk management

It is the risk related to variations of foreign exchange rates that may cause the Company to incur unexpected losses, leading to a reduction of assets or an increase in liabilities.

Assets and liabilities denominated in foreign currency are as follows:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP and IFRS
	Consolidated
	09.30.14	12.31.13
	Total exposure
Cash and cash equivalents and marketable securities	4,161,551	2,651,927
Trade accounts receivable	1,610,954	1,593,473
Accounts receivable from subsidiaries	-	146,223
Future dollar agreements	183,825	480,233
Inventories	30,300	50,808
Exchange rate contracts (Swap)	(8,437)	(20,158)
Loans and financing	(7,057,457)	(6,108,727)
Bonds designated as cash flow hedge	735,300	702,780
Exports prepayment designated as cash flow hedge	735,300	702,780
Trade accounts payable	(871,934)	(634,214)
Other assets and liabilities, net	440,358	231,459
	(40,240)	(203,416)

Foreign exchange exposure (in US$)	(16,418)	(86,833)

Foreign exchange exposure impacting the income (in US$)	35,894	28,747
Foreign exchange exposure impacting the shareholders' equity (in US$)	(52,312)	(115,580)

Foreign exchange exposure (in US$)	(16,418)	(86,833)

The Company's net foreign exchange exposure as of September 30, 2014 corresponds to a liabilities amounting to US$16,418. Due to the impacts of the functional currency, net foreign exchange exposure is composed of: (i) an asset totaling US$35,894, which variations are recorded in statement of income and (ii) a liability totaling US$52,312, which variation are recognized in comprehensive income. On September 30, 2014, the net foreign exchange exposure is within the limit set by the Company's Risk Policy.

e.            Commodity price risk management

In the normal course of its operations, the Company purchases commodities, mainly corn, soymeal and oil and live pork, which are some of the individual components of production cost.

Corn, soymeal and oil prices are subject to volatility resulting from weather conditions, crop yield, transportation and storage costs, government’s agricultural policy, foreign exchange rates and the prices of these commodities on the international market, among others factors. The prices of pork acquired from third parties are subject to market conditions and are influenced by internal availability and levels of demand in the international market, among other aspects.

The Risk Policy establishes limits for hedging the corn and soymeal purchase flow, aiming to reduce the impact resulting from a price increase of these raw materials, and may utilize derivative instruments or inventory management for this purpose. Currently, the management of inventory levels is used as a hedging instrument.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

f.             Capital management

The Company’s definition of the adequate capital structure is mainly associated with (i) cash strength as a tolerance factor to liquidity volatility, (ii) financial leverage and (iii) maximization of the opportunity cost of capital.

The cash and liquidity strategy takes into consideration the historical scenarios of volatility of results as well as simulations of sectorial and systemic crises. In addition, is based on permitting the resilience in scenarios of restricted access to capital.

Financial leverage aims the balance between the different sources of funding and their conditions of allocation in order to maximize the opportunity cost to BRF in its business expansion initiatives. Moreover, the objective of maintaining the investment grade disciplines the weighting of using own and third party capital.

The Company monitors debt levels and net debt, which are shown below:

	BR GAAP and IFRS
	Consolidated
	09.30.14			12.31.13
	Current	Non-current	Total	Total
Foreign currency debt	(296,255)	(6,761,202)	(7,057,457)	(6,108,727)
Local currency debt	(2,233,105)	(1,455,233)	(3,688,338)	(4,072,463)
Other financial liabilities	(203,294)	-	(203,294)	(357,182)
Gross debt	(2,732,654)	(8,216,435)	(10,949,089)	(10,538,372)

Marketable securities and cash and cash equivalents	5,345,792	60,426	5,406,218	3,643,285
Other financial assets	39,024	-	39,024	11,572
Restricted cash	-	110,344	110,344	99,212
Net debt	2,652,162	(8,045,665)	(5,393,503)	(6,784,303)

4.2.        Derivative and non-derivative financial instruments designated as hedge accounting

In accordance with CVM Deliberation Nº 604/09, the Company applies hedge accounting to its derivative instruments classified as cash flow hedge, in accordance with the Risk Policy. The cash flow hedge consists of hedging the exposure to variations of the cash flow which is attributable to a particular risk associated with a recognized asset or liability, or a highly probable transaction that could affect profit and loss.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The Risk Policy has also the purpose of determining parameters for the use of financial instruments, including derivatives, which are designed to protect the operating and financial assets and liabilities, which are exposed to the variations of foreign exchange rates, the fluctuation of the interest rates and changes to the commodity prices. The Risk Management area is responsible for ensuring compliance to the requirements established by the Company’s Risk Policy.

The Company, within its hedge accounting strategy, utilizes the following financial instruments:

•         Non-deliverable forwards – NDF;

•         Interest rate and currency swap;

•         Options;

•         Deliverable forwards;

•         Export prepayments – PPEs; and

•         Senior unsecured notes – Bonds

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

4.2.1 Breakdown of the balances of derivative financial instruments

The positions of outstanding derivative financial instruments are as follows:

BR GAAP and IFRS
Parent company and Consolidated
09.30.14					12.31.13
Instrument	Hedge object	Reference currency (notional)	Reference value (notional)	Fair value (1)	Reference value (notional)	Fair value (1)
Financial instruments designated as cash flow hedge
NDF - Dolar / Real	Currency	USD	386,000	(44,517)	190,000	(21,349)
NDF - Euro / Real	Currency	EUR	73,500	4,660	106,800	(25,193)
NDF - Pounds Sterling / Real	Currency	GBP	22,200	(1,366)	33,000	(12,088)
Currency swap - US$	Currency	BRL	250,000	(62,968)	572,990	(203,924)
Interest rate - US$	Interest	USD	200,000	(25,630)	200,000	(33,187)
Fixed exchange rate - US$	Currency	USD	20,000	1,062	160,000	(10,429)
Options (Collar) - US$	Currency	USD	226,000	(9,028)	120,000	(287)
Options (Put) - US$	Currency	USD	237,500	3,397	-	-
Total in Parent company				(134,390)		(306,457)
Interest rate - US$	Interest	USD	200,000	(31,635)	200,000	(38,754)
Total Consolidated				(166,025)		(345,211)

Financial instruments not designated as cash flow hedge
Currency swap - US$	Currency	USD	5,597	(2,816)	13,992	(6,104)
Interest rate - R$	Interest	BRL	267,380	161	267,380	510
Interest rate - R$	Interest	BRL	50,000	376	50,000	80
Options	Live cattle	BRL	-	-	6,650	(154)
NDF	Live cattle	BRL	-	-	3,296	(484)
Future - BMF	Live cattle	BRL	-	-	4,400	18
Future - BMF	Currency	USD	75,000	(691)	205,000	3,247
Total in Parent company				(2,970)		(2,887)
NDF - Euro / Dolar	Currency	EUR	220,000	4,646	150,000	2,715
NDF - Libra / Dolar	Currency	GBP	20,000	36	15,000	(227)
NDF - Dolar / Peso	Currency	USD	3,360	43	-	-
Total Consolidated				1,755		(399)

Total in Parent company				(137,360)		(309,344)
Total Consolidated				(164,270)		(345,610)

(1)     The market value determination method used by the Company consists of calculating the future value based on the contracted conditions and determining the present value based on market curves, obtained from the database of Bloomberg and BM&F.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

a.            Non-deliverable forwards – NDF

The position of the outstanding non-deliverable forward – NDF by maturity, as well as the weighted average exchange rates and the fair value, are presented as follows:

BR GAAP and IFRS
Parent company and Consolidated
09.30.14
	R$ x US$			R$ x EUR			R$ x GBP
Maturities	Notional (US$)	Average rate	Fair value	Notional (EUR)	Average rate	Fair value	Notional (GBP)	Average rate	Fair value
Financial instruments designated as cash flow hedge
October 2014	146,000	2.3787	(11,709)	16,000	3.2408	2,213	3,600	4.0327	199
November 2014	35,000	2.3428	(4,517)	12,500	3.2952	2,150	3,500	4.0242	71
December 2014	35,000	2.3683	(4,255)	11,000	3.2241	829	3,500	3.9500	(290)
January 2015	36,000	2.3897	(4,247)	12,000	3.1955	284	3,000	3.9693	(276)
February 2015	30,000	2.3685	(4,690)	5,000	3.2092	47	2,000	4.0088	(169)
March 2015	36,000	2.4021	(5,017)	5,500	3.2243	(15)	2,600	3.9936	(298)
April 2015	38,000	2.4087	(5,799)	6,000	3.1235	(709)	2,000	3.9373	(419)
May 2015	10,000	2.4246	(1,542)	5,500	3.2468	(139)	2,000	4.0855	(184)
June 2015	10,000	2.4449	(1,564)	-	-	-	-	-	-
July 2015	10,000	2.4950	(1,177)	-	-	-	-	-	-
	386,000	2.3858	(44,517)	73,500	3.2276	4,660	22,200	3.9992	(1,366)

BR GAAP and IFRS
Parent company and Consolidated
09.30.14
	EUR x USD			GBP x USD			ARS x USD
Maturities	Notional (EUR)	Average rate	Fair value	Notional (GBP)	Average rate	Fair value	Notional (ARS)	Average rate	Fair value
Financial instruments not designated as cash flow hedge
December 2014	220,000	1.2713	4,646	20,000	1.6240	36	3,360	9.0600	43
	220,000	1.2713	4,646	20,000	1.6240	36	3,360	9.0600	43

b.            Interest rate and currency swap

The position of interest rate and currency swap is presented as follows:

BR GAAP
09.30.14
				Parent company		Consolidated
Instrument	Maturity	Assets (Hedged object)	Liabilities (Protected risk)	Notional	Fair value	Notional	Fair value
Financial instruments designated as cash flow hedge

Interest rate	01.22.18	LIBOR 6M + 2.82% p.a.	5.86% p.a.	100,000	(13,132)	100,000	(13,132)
Interest rate	06.18.18	LIBOR 3M + 2.60% p.a.	5.47% p.a.	100,000	(12,498)	100,000	(12,498)
Interest rate	02.01.19	LIBOR 6M + 2.70% p.a.	5.90% p.a.	-	-	100,000	(15,914)
Interest rate	02.01.19	LIBOR 6M + 2.70% p.a.	5.88% p.a.	-	-	100,000	(15,721)
					(25,630)		(57,265)

Currency swap	05.22.18	R$ + 7.75%	US$ + 1.60%	250,000	(62,968)	250,000	(62,968)

					(88,598)		(120,233)

Financial instruments not designated as cash flow hedge
Interest rate	05.22.18	R$ (Fixed rate of 7.75% p.a.)	68.84% CDI	50,000	376	50,000	376
Interest rate	10.21.14	R$ (Fixed rate of 8.10% p.a.)	78.30% CDI	267,380	161	267,380	161
Currency swap	03.16.15	R$ (Fixed rate of 8.41% p.a.)	US$ - 0.20%	5,597	(2,816)	5,597	(2,816)

					(2,279)		(2,279)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

c.            Deliverable forwards

The position of fixed exchange rate designated as cash flow hedge is presented as follows:

BR GAAP and IFRS
Parent company and Consolidated
09.30.14
R$ x US$
Maturities	Notional US$	Average US$	Fair value
November 2014	10,000	2.4559	(19)
December 2014	10,000	2.5845	1,081
	20,000	2.5202	1,062

d.            Options

The Company designates as a cash flow hedge only the variation in the intrinsic value of its options, recognizing the time value of the premium in the financial result. If the hedge is not effective and the option is not exercised due to devaluation of the Brazilian Real, the losses related to the options will be registered as financial expenses in the statement of income.

The Company has designated transactions involving options denominated collar where there is a purchase of a put option ("PUT") and a sale of a call option ("CALL").

When the market price of any of the options is not available in an active market, the fair value is based on an option pricing model (Black-Scholes or Binomial).

BR GAAP and IFRS
Parent company and Consolidated
09.30.14
R$ x US$
Type	Maturities	Notional (US$)	Average US$	Fair value
Financial instruments designated as cash flow hedge

Put (Purchase)	From 10.2014 to 12.2014	226,000	2.3434	4,371
Call (Sale)	From 10.2014 to 12.2014	(226,000)	2.5551	(13,399)
				(9,028)

Financial instruments not designated as cash flow hedge

Put (Purchase)	From 10.2014 to 12.2014	237,500	2.3177	3,397
				(5,631)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

4.2.2 Breakdown of the balances of non-derivative financial instruments

The position of non-derivative financial instruments is presented as follows:

BR GAAP and IFRS
Parent company and Consolidated
			09.30.14		12.31.13
Instrument	Hedge object	Reference currency (notional)	Value (notional)	Fair value (1)	Value (notional)	Fair value (1)
Financial instruments designated as cash flow hedge

Export prepayment - PPEs	Exchange	USD	300,000	735,300	300,000	702,780
Senior unsecured notes - Bonds	Exchange	USD	300,000	735,300	300,000	702,780

			600,000	1,470,600	600,000	1,405,560

(1)     Notional converted by the exchange rate in effect at period-end.

a.            Export prepayments – PPEs

The position of PPEs is presented as follows:

BR GAAP and IFRS
Parent company and Consolidated
09.30.14
Hedge Instrument	Type of risk hedged	Maturities	Notional (US$)	Average rate	Fair value

Export prepayment - PPE	US$ (E.R.)	02.2017 to 02.2019	300,000	1.7796	735,300

b.            Senior unsecured notes – Bonds

The position of bonds designated as cash flow hedge is presented as follows:

BR GAAP and IFRS
Parent company and Consolidated
09.30.14
Hedge Instrument	Type of risk hedged	Maturities	Notional (US$)	Average rate	Fair value

BRF SA BRFSBZ5	US$ (E.R.)	06.2022	150,000	2.0213	367,650
BRF SA BRFSBZ3	US$ (E.R.)	05.2023	150,000	2.0387	367,650

			300,000	2.0300	735,300

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

4.3.        Gains and losses of derivative and non-derivative financial instruments

The unrealized gains and losses of derivative and non-derivative financial instruments designated as cash flow hedge are recorded as a component of other comprehensive income, is presented as follows:

	Shareholders' Equity
	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	09.30.14	12.31.13	09.30.14	12.31.13
Financial instruments designated as cash flow hedge
Foreign exchange risks	(101,321)	(172,402)	(101,321)	(172,402)
Interest risks	(24,588)	(30,525)	(54,860)	(64,911)
	(125,909)	(202,927)	(156,181)	(237,313)

Financial instruments not designated as cash flow hedge
Foreign exchange risks	(327,720)	(262,680)	(327,720)	(262,680)

Gross losses	(453,629)	(465,607)	(483,901)	(499,993)
Deferred taxes on losses	154,234	158,306	154,234	158,306
OCI recognized by subsidiaries	(30,272)	(34,386)	-	-
Losses, net of taxes	(329,667)	(341,687)	(329,667)	(341,687)

Rolforward of other comprehensive income during the period
Unrealized gains (losses) on cash flow hedge during the period	11,978	(277,268)	16,092	(260,066)
Income taxes	(4,072)	94,271	(4,072)	94,271
OCI recognized by subsidiaries	4,114	17,202	-	-
Net gains (losses) recognized in other comprehensive income during the period	12,020	(165,795)	12,020	(165,795)

On September 30, 2014, the realized transaction with derivative and non-derivative financial instruments designated as cash flow hedge resulted in a loss of R$20,386 (loss of R$80,311 as of September 30, 2013), composed by a net loss amounting to R$18,489 (loss of R$79,460 as of September 30, 2013) recorded as gross revenues and a net loss of R$1,897 (loss of R$851 as of September 30, 2013) recorded in the financial result gain or losses on derivative transactions.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

4.4.        Breakdown of financial instruments by category – except derivatives

	BR GAAP
	Parent company
	09.30.14
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	60,426	-	60,426
Restricted cash	-	-	-	110,344	-	110,344
Trade accounts receivable	4,854,406	-	-	-	-	4,854,406
Other credits	509,083	-	-	-	-	509,083
Other receivables	206,726	-	-	-	-	206,726
Fair value
Marketable securities	-	-	275,980	-	-	275,980

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(3,707,417)	(3,707,417)
Loans and financing
Local currency	-	-	-	-	(3,688,338)	(3,688,338)
Foreign currency	-	-	-	-	(5,619,523)	(5,619,523)
Capital lease payable	-	-	-	-	(205,450)	(205,450)
	5,570,215	-	275,980	170,770	(13,220,728)	(7,203,763)

	BR GAAP
	Parent company
	12.31.13
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	56,002	-	56,002
Restricted cash	-	-	-	99,212	-	99,212
Trade accounts receivable	3,993,114	-	-	-	-	3,993,114
Other credits	389,812	-	-	-	-	389,812
Other receivables	284,707	-	-	-	-	284,707
Fair value
Marketable securities	-	623	178,097	-	-	178,720

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(3,378,029)	(3,378,029)
Loans and financing
Local currency	-	-	-	-	(4,072,463)	(4,072,463)
Foreign currency	-	-	-	-	(3,602,838)	(3,602,838)
Capital lease payable	-	-	-	-	(187,856)	(187,856)
	4,667,633	623	178,097	155,214	(11,241,186)	(6,239,619)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP and IFRS
	Consolidated
	09.30.14
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	60,426	-	60,426
Restricted cash	-	-	-	110,344	-	110,344
Trade accounts receivable	2,845,323	-	-	-	-	2,845,323
Other credits	587,034	-	-	-	-	587,034
Other receivables	206,726	-	-	-	-	206,726
Fair value
Marketable securities	-	276,586	275,980	-	-	552,566

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(4,056,216)	(4,056,216)
Loans and financing
Local currency	-	-	-	-	(3,688,338)	(3,688,338)
Foreign currency	-	-	-	-	(7,057,457)	(7,057,457)
Capital lease payable	-	-	-	-	(206,241)	(206,241)
	3,639,083	276,586	275,980	170,770	(15,008,252)	(10,645,833)

	BR GAAP and IFRS
	Consolidated
	12.31.13
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	56,002	-	56,002
Restricted cash	-	-	-	99,212	-	99,212
Trade accounts receivable	3,346,166	-	-	-	-	3,346,166
Other credits	502,682	-	-	-	-	502,682
Other receivables	284,707	-	-	-	-	284,707
Fair value
Marketable securities	-	280,373	179,195	-	-	459,568

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(3,674,705)	(3,674,705)
Loans and financing
Local currency	-	-	-	-	(4,072,463)	(4,072,463)
Foreign currency	-	-	-	-	(6,108,727)	(6,108,727)
Capital lease payable	-	-	-	-	(188,839)	(188,839)
	4,133,555	280,373	179,195	155,214	(14,044,734)	(9,296,397)

4.5.        Determination of the fair value of financial instruments

The Company discloses its financial assets and liabilities at fair value, based on the appropriate accounting pronouncements, which refers to concepts of valuation and disclosure requirements.

Particularly related to the disclosure, the Company applies the hierarchy requirements set out in CVM Deliberation Nº 699/12 , which involves the following aspects:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

•         The fair value is the price that an asset could be exchanged and a liability could be settled, between knowledgeable willing parties in an arm’s length transaction; and

•         Hierarchy on 3 levels for measurement of the fair value, according to observable inputs for the valuation of an asset or liability on the date of its measurement.

The valuation established on 3 levels of hierarchy for measurement of the fair value is based on observable and non-observable inputs. Observable inputs reflect market data obtained from independent sources, while non-observable inputs reflect the Company’s valuation technics. These two types of inputs create the hierarchy of fair value set forth below:

•         Level 1 – Prices observed(unadjusted) for identical instruments in active markets;

•         Level 2 – Prices observed in active markets for similar instruments, prices observed for identical or similar instruments in non-active markets and evaluation models for which inputs are observable; and

•         Level 3 – Instruments whose significant inputs are non-observable.

The table below presents the overall classification of financial assets and liabilities according to the valuation hierarchy.

	BR GAAP
	Parent company
	09.30.14
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Held for trading
Bank deposit certificates	-	63,089	-	63,089
Financial treasury bills	212,891	-	-	212,891
Other financial assets
Financial instruments derivatives designed as cash flow hedge	-	16,928	-	16,928
Financial instruments derivatives not designated as cash flow hedge	-	17,371	-	17,371
	212,891	97,388	-	310,279
Liabilities
Financial liabilities
Other financial liabilities
Financial instruments derivatives designed as cash flow hedge	-	(151,318)	-	(151,318)
Financial instruments derivatives not designated as cash flow hedge	-	(20,341)	-	(20,341)
	-	(171,659)	-	(171,659)

For the nine month period ended September 30, 2014, there was no change or transfers between these three levels of hierarchy.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP
	Parent company
	12.31.13
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Stocks	623	-	-	623
Held for trading
Bank deposit certificates	-	113,253	-	113,253
Financial treasury bills	64,844	-	-	64,844
Other financial assets
Financial instruments derivatives designed as cash flow hedge	-	5,592	-	5,592
Financial instruments derivatives not designated as cash flow hedge	-	3,265	-	3,265
	65,467	122,110	-	187,577
Liabilities
Financial liabilities
Other financial liabilities
Financial instruments derivatives designed as cash flow hedge	-	(311,459)	-	(311,459)
Financial instruments derivatives not designated as cash flow hedge	-	(6,742)	-	(6,742)
	-	(318,201)	-	(318,201)

	BR GAAP and IFRS
	Consolidated
	09.30.14
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Credit linked notes	191,667	-	-	191,667
Brazilian foreign debt securities	84,919	-	-	84,919
Held for trading
Bank deposit certificates	-	63,089	-	63,089
Financial treasury bills	212,891	-	-	212,891
Other financial assets
Financial instruments derivatives designed as cash flow hedge	-	16,928	-	16,928
Financial instruments derivatives not designated as cash flow hedge	-	22,096	-	22,096
	489,477	102,113	-	591,590
Liabilities
Financial liabilities
Other financial liabilities
Financial instruments derivatives designed as cash flow hedge	-	(182,953)	-	(182,953)
Financial instruments derivatives not designated as cash flow hedge	-	(20,341)	-	(20,341)
	-	(203,294)	-	(203,294)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP and IFRS
	Consolidated
	12.31.13
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Credit linked notes	173,969	-	-	173,969
Brazilian foreign debt securities	105,322	-	-	105,322
Exclusive investment funds	459	-	-	459
Stocks	623	-	-	623
Held for trading
Bank deposit certificates	-	114,351	-	114,351
Financial treasury bills	64,844	-	-	64,844
Other financial assets
Financial instruments derivatives designed as cash flow hedge	-	5,592	-	5,592
Financial instruments derivatives not designated as cash flow hedge	-	5,980	-	5,980
	345,217	125,923	-	471,140
Liabilities
Financial liabilities
Other financial liabilities
Financial instruments derivatives designed as cash flow hedge	-	(350,213)	-	(350,213)
Financial instruments derivatives not designated as cash flow hedge	-	(6,969)	-	(6,969)
	-	(357,182)	-	(357,182)

The following is a description of the valuation methodologies utilized by the Company for financial instruments measured at fair value:

•         Investments in Brazilian foreign debt securities, Financial Treasury Notes (“LFT”), financial investment funds and stocks are classified at Level 1 of the fair value hierarchy, as the market prices are available in an active market;

•         Investments in Bank Deposit Certificates (“CDB”) are classified at Level 2, since the determination of fair value is based on the price quotation of similar financial instruments in non-active markets; and

•         Derivative financial instruments are valued through existing pricing models widely accepted by financial market and described in appendix III of the Risk Policy. Readily observable market inputs are used, such as interest rate forecasts, volatility factors and foreign currency rates. These instruments are classified at Level 2 in the valuation hierarchy, including interest rates swap and foreign currency derivatives.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

4.6.        Comparison between book value and fair value of financial instruments

Except for the items presented below, the book value of all other financial instruments approximate fair value.

	BR GAAP and IFRS
	Parent company and Consolidated
		09.30.14		12.31.13
	Maturity	Book value	Fair value	Book value	Fair value
BRF bonds
BRF SA BRFSBZ5	2022	(1,867,083)	(2,018,571)	(1,757,590)	(1,754,392)
BRF SA BRFSBZ4	2024	(1,827,675)	(1,844,748)	-	-
BRF SA BRFSBZ3	2023	(1,151,048)	(1,170,749)	(1,076,223)	(915,169)
BRF SA BRFSBZ7	2018	(510,740)	(453,716)	(500,323)	(416,898)
Parent company		(5,356,546)	(5,487,784)	(3,334,136)	(3,086,459)

BFF bonds
Sadia Overseas BRFSBZ7	2020	(538,765)	(626,141)	(1,501,982)	(1,654,926)
Sadia bonds
Sadia Overseas BRFSBZ6	2017	(401,007)	(444,775)	(520,609)	(574,900)
Quickfood bonds
Quickfood	2016	(112,474)	(112,474)	(54,586)	(54,586)
Consolidated		(6,408,792)	(6,671,174)	(5,411,313)	(5,370,871)

4.7.        Table of sensitivity analysis

The Company has financing, loans and receivables denominated in foreign currency and in order to mitigate the risks resulting from exchange rate exposure, it contracts derivative financial instruments.

The Company understands that the current interest rate fluctuations do not affect significantly its financial results, since it opted to fix the exchange rate of a considerable portion of its floating interest rates debts by using derivative transactions (interest rates swaps). The Company designates such derivatives as cash flow hedge and, therefore, their effectiveness is monitored through prospective and retrospective tests.

In the table presented below, 5 scenarios are considered for the next twelve-month period, considering the percentage variations of the quote of the parity between the Brazilian Reais and U.S. Dollar, Brazilian Reais and Euro and Brazilian Reais and Pounds Sterling, whereas the most likely scenario is that one adopted by the Company. The total of export sales analyzed corresponds to the total of derivative financial instruments increased by the amortization flow of PPEs designated as cash flow hedge.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

Parity - Brazilian Reais x U.S. Dollar		2.4510	2.2059	1.8383	3.0638	3.6765
Transaction/Instrument	Risk	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
		(probable)	(10% appreciation)	(25% appreciation)	(25% devaluation)	(50% devaluation)
NDF and Deliverable forward (cash flow hedge)	Devaluation of R$	(23,790)	75,721	224,987	(272,566)	(521,343)
Options - currencies	Devaluation of R$	-	56,979	223,709	114,946	253,428
Export prepayments	Devaluation of R$	(201,420)	(127,890)	(17,595)	(385,245)	(569,070)
Bonds	Devaluation of R$	(126,300)	(52,770)	57,525	(310,125)	(493,950)
Swaps	Devaluation of R$	(52,160)	(21,944)	23,380	(127,700)	(203,240)
Exports	Appreciation of R$	23,790	(132,700)	(448,696)	157,620	267,915
Net effect		(379,880)	(202,604)	63,310	(823,070)	(1,266,260)
Statement of income		-	-	-	-	-
Shareholders' equity		(379,880)	(202,604)	63,310	(823,070)	(1,266,260)

Parity - Brazilian Reais x Euro		3.0954	2.7859	2.3216	3.8693	4.6431
Transaction/Instrument	Risk	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
		(probable)	(10% appreciation)	(25% appreciation)	(25% devaluation)	(50% devaluation)
NDF and Deliverable forward (cash flow hedge)	Devaluation of R$	9,720	32,472	66,598	(47,158)	(104,036)
Exports	Appreciation of R$	(9,720)	(32,472)	(66,598)	47,158	104,036
Net effect		-	-	-	-	-
Statement of income		-	-	-	-	-
Shareholders' equity		-	-	-	-	-

Parity - Brazilian Reais x Pound Sterling		3.9755	3.5780	2.9816	4.9694	5.9633
Transaction/Instrument	Risk	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
		(probable)	(10% appreciation)	(25% appreciation)	(25% devaluation)	(50% devaluation)
NDF and Deliverable forward (cash flow hedge)	Devaluation of R$	525	9,351	22,589	(21,539)	(43,603)
Exports	Appreciation of R$	(525)	(9,351)	(22,589)	21,539	43,603
Net effect		-	-	-	-	-
Statement of income		-	-	-	-	-
Shareholders' equity		-	-	-	-	-

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

5.            SEGMENT INFORMATION

The operating segments are reported consistently with the management reports provided to the Board of Directors and Directors for assessing the performance of each segment and allocating resources.

The segment information is prepared considering the following 4 reportable segments: domestic market, foreign market, dairy products and food service. The reportable segments identified primarily observe division by sales channel and the criteria was detailed in note 5 of the financial statements for the year ended December 31, 2013.

The net sales for each reportable operating segment are presented below:

	BR GAAP and IFRS
	Consolidated
Net sales	09.30.14	09.30.13
Domestic market
Poultry	1,285,407	1,103,685
Pork and beef	648,844	712,678
Processed products	5,231,615	4,754,650
Other processed products	2,083,225	2,105,608
Other sales	728,651	715,328
	9,977,742	9,391,949

Foreign market
Poultry	6,085,160	6,239,570
Pork and beef	1,352,465	1,364,413
Processed products	1,932,992	1,831,259
Other processed products	326,928	217,626
Other sales	35,888	55,374
	9,733,433	9,708,242

Dairy products
Milk	1,055,540	984,966
Dairy products and other beverages	1,070,494	1,127,954
	2,126,034	2,112,920

Food service
Poultry	300,761	279,293
Pork and beef	162,392	167,090
Processed products	610,095	544,069
Other processed products	82,476	109,230
Other sales	17,803	-
	1,173,527	1,099,682
	23,010,736	22,312,793

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The operating income for each reportable operating segment is presented below:

	BR GAAP and IFRS
	Consolidated
	09.30.14	09.30.13
Operating income
Domestic market	1,119,522	917,139
Foreign market	852,306	378,732
Dairy products	83,544	87,756
Food service	100,516	114,393
	2,155,888	1,498,020

No customer was individually or in aggregate responsible for more than 5% of net sales for the nine-months period ended September 30, 2014 and 2013.

Net export sales were originated in the segments of the foreign market, dairy products and food service, as set for below:

	BR GAAP and IFRS
	Consolidated
	09.30.14	09.30.13
Net export sales per market
Foreign market	9,733,433	9,708,242
Dairy products	14,732	1,606
Food service	169,158	163,272
	9,917,323	9,873,120

Net export sales by region are presented below:

	BR GAAP and IFRS
	Consolidated
	09.30.14	09.30.13
Net export sales per region
Middle East / Africa	4,148,991	4,055,140
Europe / Eurasia	2,251,735	2,159,307
Far East	2,253,923	1,967,964
Americas	1,262,674	1,690,709
	9,917,323	9,873,120

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The goodwill and intangible assets with indefinite useful life (trademarks) arising from business combination were allocated to the reportable operating segments, taking into account the nature of the products manufactured in each segment (cash-generating unit), as presented below:

	BR GAAP and IFRS
	Consolidated
	Goodwill		Trademarks		Total
	09.30.14	12.31.13	09.30.14	12.31.13	09.30.14	12.31.13
Domestic market	1,069,958	1,069,958	982,478	982,478	2,052,436	2,052,436
Foreign market	1,244,206	1,278,855	277,034	319,827	1,521,240	1,598,682
Dairy products	671,398	671,398	-	-	671,398	671,398
Food service	81,539	81,539	-	-	81,539	81,539
	3,067,101	3,101,750	1,259,512	1,302,305	4,326,613	4,404,055

Information referring to the total assets by reportable segments is not being disclosed, as it is not included in the set of information made available to the Company’s Management, which take investment decisions and determine allocation of assets on a consolidated basis.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

6.            CASH AND CASH EQUIVALENTS

		BR GAAP		BR GAAP and IFRS
	Average rate (p.a.)	Parent company		Consolidated
		09.30.14	12.31.13	09.30.14	12.31.13
Cash and bank accounts
U.S. Dollar	-	6,163	18,472	965,614	582,898
Brazilian Reais	-	75,046	211,874	92,060	211,929
Euro	-	17,398	97,118	191,107	190,525
Other currencies	-	625	428	88,787	42,299
		99,232	327,892	1,337,568	1,027,651
Cash equivalents
In Brazilian Reais
Investment funds	9.29%	13,408	13,650	13,408	13,650
Bank deposit certificates	10.94%	792,077	462,365	802,793	529,959
		805,485	476,015	816,201	543,609
In U.S. Dollar
Term deposit (1)	0.48%	105,474	-	1,483,131	1,277,506
Overnight	0.10%	3,507	52,851	1,017,776	212,137
In Euro
Term deposit	0.30%	108,475	48,418	138,423	66,690
Other currencies
Term deposit	0.19%	-	-	127	122
		217,456	101,269	2,639,457	1,556,455
		1,122,173	905,176	4,793,226	3,127,715

(1)     Matures with various dates through March 25, 2014.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

7.            MARKETABLE SECURITIES

				Average interest rate (p.a.)	BR GAAP		BR GAAP and IFRS
					Parent company		Consolidated
	WATM	(1)	Currency		09.30.14	12.31.13	09.30.14	12.31.13
Available for sale
Credit linked note	5.71		US$	3.76%	-	-	191,667	173,969
Brazilian foreign debt securities	2.08		US$	2.02%	-	-	84,919	105,322
Stocks	-		R$	-	-	623	-	623
Exclusive investment funds	-		ARS	-	-	-	-	459
					-	623	276,586	280,373
Held for trading
Bank deposit certificates ("CDB")	4.24		R$	10.75%	63,089	113,253	63,089	114,351
Financial treasury bills	3.52		R$	10.90%	212,891	64,844	212,891	64,844
					275,980	178,097	275,980	179,195
Held to maturity
Financial treasury bills	2.98		R$	10.90%	60,426	56,002	60,426	56,002
					60,426	56,002	60,426	56,002
					336,406	234,722	612,992	515,570

Current					275,980	178,720	552,566	459,568
Non-current					60,426	56,002	60,426	56,002

(1)     Weighted average maturity in years.

There were no changes in the characteristics of marketable securities disclosed above as compared to the information disclosed in the financial statements for the year ended December 31, 2013 (note 7).

The unrealized gain by the change in fair value of the available for sale securities, recorded in other comprehensive income, corresponds to the accumulated amount of R$2,418 net of income tax of R$257 (loss of R$5,406 net of income tax of R$266 as of December 31, 2013).

Additionally, on September 30, 2014, of the total of marketable securities, R$21,936 (R$82,758 as of December 31, 2013)  were pledged as collateral for operations with future contracts denominated in U.S. Dollars and live cattle, traded on the Futures and Commodities Exchange (“BM&F”).

On September 30, 2014, the maturities of the non-current marketable securities are as follows:

BR GAAP and IFRS
Maturities	Parent company and Consolidated
2017	60,426
60,426

The Company conducted an analysis of sensitivity to foreign exchange rate as presented in note 4.7.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

8.            TRADE ACCOUNTS RECEIVABLE, NET AND OTHER RECEIVABLES

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	09.30.14	12.31.13	09.30.14	12.31.13

Domestic third parties	1,347,565	1,712,518	1,347,812	1,712,900
Domestic related parties	1,347	1,059	1,347	1,059
Foreign third parties	328,457	316,750	1,610,954	1,593,473
Foreign related parties	3,283,507	2,062,672	-	146,223
	4,960,876	4,092,999	2,960,113	3,453,655
( - ) Adjustment to present value	(7,804)	(11)	(7,804)	(11)
( - ) Allowance for doubtful accounts	(98,666)	(99,874)	(106,986)	(107,478)

	4,854,406	3,993,114	2,845,323	3,346,166

Current	4,847,725	3,985,424	2,838,620	3,338,355
Non-current	6,681	7,690	6,703	7,811

Other receivables
Credit notes	535,439	403,934	614,680	520,216
( - ) Adjustment to present value	(10,186)	(175)	(11,476)	(3,587)
( - ) Allowance for doubtful accounts	(16,170)	(13,947)	(16,170)	(13,947)

	509,083	389,812	587,034	502,682

Current	162,773	83,743	207,195	149,007
Non-current (1)	346,310	306,069	379,839	353,675

(1)     Weighted average maturity of 2.92 year.

Credit notes are comprised mainly by receivables from the (i) Ana Rech city (RS) assets to JBS, of R$161,441, (ii) assets of Vila Anastácio, former headquarters of Sadia, of R$ 73,796 and in (iii) facility of Carambeí (PR) to Seara, of R$ 158,601 various other assets and farms, R$ 171,261.

The trade accounts receivable from related parties are disclosed in note 29 and refers to transactions with the associates UP! and Nutrifont in the domestic market.

The rollforward of allowance for doubtful accounts is presented below:

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	09.30.14	12.31.13	09.30.14	12.31.13
Beginning balance	99,874	106,417	107,478	123,018
Additions	65,598	61,051	69,886	93,739
Business combination	-	-	2,798	-
Reversals	(41,175)	(28,904)	(43,492)	(67,195)
Write-offs	(25,659)	(38,639)	(27,523)	(39,669)
Exchange rate variation	28	(51)	(2,161)	(2,415)
Ending balance	98,666	99,874	106,986	107,478

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The aging of trade accounts receivable is as follows:

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	09.30.14	12.31.13	09.30.14	12.31.13
Current	4,716,635	3,913,969	2,607,936	3,143,565
Overdue
01 to 60 days	63,904	50,559	151,233	169,744
61 to 90 days	47,596	33,172	50,885	35,996
91 to 120 days	33,508	3,357	36,838	4,105
121 to 180 days	6,488	6,903	9,149	8,716
181 to 360 days	3,802	3,430	12,370	4,705
More than 361 days	88,943	81,609	91,702	86,824
( - ) Adjustment to present value	(7,804)	(11)	(7,804)	(11)
( - ) Allowance for doubtful accounts	(98,666)	(99,874)	(106,986)	(107,478)
	4,854,406	3,993,114	2,845,323	3,346,166

9.            INVENTORIES

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	09.30.14	12.31.13	09.30.14	12.31.13
Finished goods	1,505,759	1,515,920	2,124,682	1,951,167
Goods for resale	23,592	26,038	23,779	26,038
Work in process	175,103	175,711	125,389	186,883
Raw materials	616,441	315,984	653,953	361,940
Packaging materials	78,752	80,905	95,018	100,150
Secondary materials	176,664	204,282	190,891	223,901
Spare parts	138,996	119,966	170,091	137,510
Goods in transit	-	27	5,426	104,896
Imports in transit	73,672	59,506	129,205	63,847
Advances to suppliers	11,530	11,158	11,530	11,158
(-) Provision for adjustment to realizable value	(2,179)	(30,663)	(2,496)	(31,590)
(-) Provision for deterioration	(25,485)	(10,795)	(32,037)	(19,064)
(-) Provision for obsolescense	(2,565)	(5,221)	(2,788)	(5,221)
(-) Adjustment to present value	(23,281)	-	(23,281)	-
	2,746,999	2,462,818	3,469,362	3,111,615

The write-offs of products sold from inventories to cost of sales during the six month period ended September 30, 2014 totaled R$15,617,809 in the parent company and R$16,734,684 in the consolidated (R$15,694,406 in the parent company and R$16,826,535 in the consolidated as of September 30, 2013). Such amounts include the additions and reversals of inventory provisions presented in the table below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP
	Parent company
	12.31.13	Additions	Reversals	Write-offs	09.30.14
Provision for adjustment to realizable value	(30,663)	(12,986)	41,470	-	(2,179)
Provision for deterioration	(10,795)	(34,783)	-	20,093	(25,485)
Provision for obsolescence	(5,221)	(879)	-	3,535	(2,565)
	(46,679)	(48,648)	41,470	23,628	(30,229)

	BR GAAP and IFRS
	Consolidated
	12.31.13	Additions	Reversals	Write-offs	Exchange rate variation	09.30.14
Provision for adjustment to realizable value	(31,590)	(13,973)	67,144	-	(24,077)	(2,496)
Provision for deterioration	(19,064)	(35,986)	-	21,524	1,489	(32,037)
Provision for obsolescence	(5,221)	(939)	-	3,148	224	(2,788)
	(55,875)	(50,898)	67,144	24,672	(22,364)	(37,321)

Management expects inventories to be realized in a period of less than 12 months.

On September 30, 2014, inventory items of R$28,764 (R$50,000 as of December 31, 2013) were pledged as collateral for rural credit operations.

10.         BIOLOGICAL ASSETS

The biological assets of the Company are substantially represented by living animals which are segregated by the categories: poultry, pork and cattle. In addition, these categories are separated into consumable and for production.

In the Management’s opinion, the fair value of the biological assets is substantially represented by their cost, mainly due to the short life cycle of the animals and to the fact that a significant portion of the profitability of the Company’s products derives from the manufacturing process and not from obtaining in-natura meat (raw materials at slaughtering point). This opinion is supported by a fair value appraisal report prepared in 2013 by an independent appraiser, which shows a non-significant difference between the fair value and the cost of biological assets. Therefore, they were measured at weighted average cost.

During the three month period ended September 30, 2014, Management did not identify any event that could impact the business model or the assumptions utilized in the analysis performed in 2013.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The balance of live animals and forests segregated in current and non-current assets are presented below:

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	09.30.14	12.31.13	09.30.14	12.31.13

Live animals	1,112,289	1,198,361	1,121,223	1,205,851
Total current	1,112,289	1,198,361	1,121,223	1,205,851

Live animals	452,920	446,106	453,732	446,106
Forests	116,395	122,872	116,395	122,872
Total non-current	569,315	568,978	570,127	568,978
	1,681,604	1,767,339	1,691,350	1,774,829

The quantities and balances per category of live animals are presented below:

	BR GAAP
	Parent company
	09.30.14		12.31.13
	Quantity (thousand of heads)	Value	Quantity (thousand of heads)	Value
Consumable biological assets
Immature poultry	185,459	521,025	180,316	524,189
Immature pork	3,295	591,264	3,332	586,463
Immature cattle	-	-	73	87,709
Total current	188,754	1,112,289	183,721	1,198,361

Production biological assets
Immature poultry	6,672	85,464	6,526	87,391
Mature poultry	11,337	156,705	11,606	156,863
Immature pork	168	41,534	160	38,699
Mature pork	376	168,775	377	163,005
Immature cattle	-	286	-	60
Mature cattle	-	156	-	88
Total non-current	18,553	452,920	18,669	446,106
	207,307	1,565,209	202,390	1,644,467

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP and IFRS
	Consolidated
	09.30.14		12.31.13
	Quantity (thousand of heads)	Value	Quantity (thousand of heads)	Value
Consumable biological assets
Immature poultry	189,063	529,959	187,946	531,679
Immature pork	3,295	591,264	3,332	586,463
Immature cattle	-	-	73	87,709
Total current	192,358	1,121,223	191,351	1,205,851

Production biological assets
Immature poultry	6,712	86,019	6,526	87,391
Mature poultry	11,374	156,962	11,606	156,863
Immature pork	168	41,534	160	38,699
Mature pork	376	168,775	377	163,005
Immature cattle	-	286	-	60
Mature cattle	-	156	-	88
Total non-current	18,630	453,732	18,669	446,106
	210,988	1,574,955	210,020	1,651,957

The rollforward of live animals for the year is presented below:

	BR GAAP
	Parent company
	Current				Non-current
	Poultry	Pork	Cattle	Total	Poultry	Pork	Cattle	Total
Balance as of 12.31.13	524,189	586,463	87,709	1,198,361	244,254	201,704	148	446,106
Acquisition	106,892	803,583	26,031	936,506	18,628	90,372	-	109,000
Increase due to reproduction, consumption of animal feed, medication and remuneration of outgrowers	809,263	26,910	207	836,380	254,011	17,389	299	271,699
Depreciation	-	-	-	-	(235,694)	(50,458)	(5)	(286,157)
Transfer between current and non-current	39,030	48,698	-	87,728	(39,030)	(48,698)	-	(87,728)
Reduction due to slaughtering	(958,349)	(874,390)	(113,947)	(1,946,686)	-	-	-	-
Balance as of 09.30.14	521,025	591,264	-	1,112,289	242,169	210,309	442	452,920

	BR GAAP and IFRS
	Consolidated
	Current				Non-current
	Poultry	Pork	Cattle	Total	Poultry	Pork	Cattle	Total
Balance as of 12.31.13	531,679	586,463	87,709	1,205,851	244,254	201,704	148	446,106
Acquisition	106,892	803,583	26,031	936,506	19,616	90,372	-	109,988
Increase due to reproduction, consumption of animal feed, medication and remuneration of outgrowers	859,920	26,910	207	887,037	254,011	17,389	299	271,699
Depreciation	-	-	-	-	(235,846)	(50,458)	(5)	(286,309)
Transfer between current and non-current	39,030	48,698	-	87,728	(39,030)	(48,698)	-	(87,728)
Reduction due to slaughtering	(1,006,208)	(874,390)	(113,947)	(1,994,545)	-	-	-	-
Exchange rate variation	(1,354)	-	-	(1,354)	(24)	-	-	(24)
Balance as of 09.30.14	529,959	591,264	-	1,121,223	242,981	210,309	442	453,732

The breeding animal costs are depreciated using the straight-line method for a period from 15 to 30 months.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

11.         RECOVERABLE TAXES

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	09.30.14	12.31.13	09.30.14	12.31.13
State ICMS ("VAT")	1,018,457	977,506	1,099,137	1,017,279
PIS and COFINS ("Federal Taxes to Social Fund Programs")	325,285	507,782	325,341	507,866
Withholding income and social contribution tax	660,365	588,420	683,790	623,573
IPI ("Federal VAT")	59,735	60,295	59,735	60,295
Other	87,752	84,373	111,450	119,262
(-) Allowance for losses	(233,355)	(216,673)	(239,731)	(224,528)
	1,918,239	2,001,703	2,039,722	2,103,747

Current	1,129,260	1,211,084	1,241,224	1,302,939
Non-current	788,979	790,619	798,498	800,808

The rollforward of the allowance for losses is presented below:

	BR GAAP
	Parent company
	12.31.13	Additions	Write-offs	09.30.14
State ICMS ("VAT")	(175,685)	(10,233)	9,336	(176,582)
Withholding income and social contribution tax	(8,550)	(435)	-	(8,985)
PIS and COFINS ("Federal Taxes to Social Fund Programs")	(17,698)	(13,780)	-	(31,478)
IPI ("Federal VAT")	(14,740)	-	-	(14,740)
Allowance for losses other	-	(1,570)	-	(1,570)
	(216,673)	(26,018)	9,336	(233,355)

	BR GAAP and IFRS
	Consolidated
	12.31.13	Additions	Write-offs	Exchange rate variation	09.30.14
State ICMS ("VAT")	(175,686)	(10,233)	9,336	-	(176,583)
Withholding income and social contribution tax	(8,550)	(526)	-	-	(9,076)
PIS and COFINS ("Federal Taxes to Social Fund Programs")	(17,698)	(13,780)	-	-	(31,478)
IPI ("Federal VAT")	(14,740)	-	-	-	(14,740)
Other	(7,854)	(1,570)	32	1,538	(7,854)
	(224,528)	(26,109)	9,368	1,538	(239,731)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

12.         ASSETS HELD FOR SALE

	BR GAAP
	Parent company
	12.31.13	Transfers from property, plant and equipment	Transfers to property, plant and equipment	Disposals	09.30.14
Lands	56,058	19,597	-	(4,227)	71,428
Buildings and improvements	1,626	7,666	-	(992)	8,300
Machinery and equipment	3,338	631	(705)	(2,081)	1,183
Facilities	-	193	-	-	193
Furniture	-	82	(3)	(5)	74
Vehicles and aircraft	82	237	-	(149)	170
Forests	85,820	-	-	-	85,820
	146,924	28,406	(708)	(7,454)	167,168

	BR GAAP and IFRS
	Consolidated
	12.31.13	Transfers from property, plant and equipment	Transfers to property, plant and equipment	Disposals	Exchange rate variation	09.30.14
Lands	56,058	19,597	-	(4,227)	-	71,428
Buildings and improvements	1,626	7,666	-	(992)	-	8,300
Machinery and equipment	3,339	631	(705)	(2,081)	-	1,184
Facilities	-	193	-	-	-	193
Furniture	6	82	(3)	(5)	-	80
Vehicles and aircraft	2,099	237	-	(2,196)	29	169
Forests	85,820	-	-	-	-	85,820
	148,948	28,406	(708)	(9,501)	29	167,174

The result on disposal of assets classified as assets held for sale are recorded under other income (expenses), net (note 33).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

13.         INCOME AND SOCIAL CONTRIBUTION TAXES

13.1.     Deferred income and social contribution taxes

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	09.30.14	12.31.13	09.30.14	12.31.13
Assets
Tax loss carryforwards (corporate income tax)	666,955	688,177	715,546	732,149
Negative calculation basis (social contribution tax)	273,651	277,826	274,143	278,494

Temporary differences
Provisions for tax, civil and labor risks	158,644	146,696	158,661	150,534
Suspended collection taxes	84,288	70,239	84,288	70,239
Allowance for doubtful accounts	9,256	14,958	10,001	16,136
Provision for property, plant and equipment losses	16,488	6,454	16,488	6,454
Provision for tax credits realization	75,752	70,762	75,752	70,762
Provision for other obligations	40,570	53,716	41,909	55,730
Employees' profit sharing	50,683	51,607	50,683	51,607
Provision for inventories	10,278	15,871	10,278	15,871
Employees' benefits plan	109,814	99,029	109,814	99,029
Business combination - Sadia (1)	603,987	695,646	603,987	695,646
Unrealized losses on derivatives financial instruments	32,334	83,606	32,334	83,606
Provision for losses - other debtors	7,800	3,969	7,800	3,969
Unrealized losses on fair value measurement	10,398	20,917	10,398	20,917
Estimated annual effective tax rate - CPC 21	54,384	-	54,384	-
Other temporary differences	55,427	48,750	64,291	54,732
	2,260,709	2,348,223	2,320,757	2,405,875

Liabilities
Temporary differences
Business combination - Sadia and Quickfood (1)	(748,090)	(763,121)	(832,983)	(894,121)
Difference between tax basis and accounting basis of goodwill amortization	(373,471)	(335,858)	(373,471)	(335,858)
Difference between tax depreciation rate and accounting depreciation rate (useful life)	(523,866)	(468,378)	(523,864)	(468,378)
Other temporary differences	(18,178)	(34,991)	(24,190)	(41,841)
	(1,663,605)	(1,602,348)	(1,754,508)	(1,740,198)

Total net deferred tax assets	597,104	745,875	566,249	665,677

Business combination - Dánica and Avex (deferred tax liability)	-	-	(22,164)	(20,566)

Total deferred tax	597,104	745,875	544,085	645,111

(1)         The deferred tax asset on the business combination with Sadia was recognized on the difference of amortization between of goodwill tax basis and goodwill accounting basis. Deferred tax liabilities on the business combination with Sadia and Quickfood is substantially represented by the goodwill allocation in property, plant and equipment, trademarks and contingent liabilities.

Certain subsidiaries of the Company have tax loss carryforwards and negative basis of social contribution of R$18,362 and R$18,182, respectively, (R$18,493 and R$18,312 as of December 31, 2013), for which no deferred tax asset was recorded. If there was an expectation that such tax credits would be realized the amount to be recognized in the balance sheet would be R$6,227 (R$6,271 as of December 31, 2013).

On November 2013, it was published a Provisional Measure No. 627 establishing that non-tax incidence on profits and dividends calculated based on the results obtained between January 01, 2008 and December 31.2013, by legal entities taxed based on income, presumed or arbitrated profit, effectively paid up to the date of publication of such Provisional Measure, in amounts above to those measured in compliance with the applicable accounting methods and criteria on December 31, 2007, whether the legal entity that has paid dividends or profits had opted for early adoption of the new tax regime as from 2014.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

On May 2014, such Provisional Measure was converted in to the Law No.12,973/14, introducing some measures concerning on the treatment of dividends, interest on shareholders’ equity and investments measured at equity method. Otherwise of Provisional Measure, the Law No.12,973/14 established the non-tax incidence unconditionally for profits and dividends calculated based on the results obtained between January 01, 2008 and December 31.2013

The Company prepared an analysis of the effects that would arise from Law No.12,973/14 and concluded there are no significant impacts on its financial statements of June 30, 2014 and December 31, 2013 and is assessing whether it will or not to choose for the anticipation of its effects, which must be manifested in the Declaration of Federal Tax Credits and Debits (“DCTF”), for the month of 2014 that has its deadline postponed to November 07, 2014.

13.2.      Estimated time of realization

Deferred tax arising from temporary differences will be realized as they are settled our realized. The period of the settlement or realization of such differences would not be properly estimated and is tied to several factors that are not under control of the Management.

When assessing the likelihood of the realization of deferred tax assets on income tax loss carryforward and negative calculation bases of social contribution tax, Management considers the Company’s budget, strategic plan and projected taxable income. Based on this estimate, Management believes that it is more likely than not that the deferred tax will be realized, as presented below.

	BR GAAP	BR GAAP and IFRS
	Parent company	Consolidated
2014	55,733	56,431
2015	76,407	77,012
2016	92,799	98,230
2017	108,886	114,802
2018	127,903	134,154
2019-2021	466,053	484,579
2022-2023	12,825	24,481
	940,606	989,689

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The rollforward of deferred tax is presented:

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	09.30.14	12.31.13	09.30.14	12.31.13

Beginning balance	745,875	819,236	645,111	690,388
Deferred income tax recorded in the statement of income	(127,980)	(140,403)	(108,926)	(116,026)
Deferred income tax recorded in other comprehensive income	26,672	60,848	26,682	60,718
Business combination - Quickfood	(34,882)	-	-	9,356
Deferred income tax compensation dropped PF/BN Refis	(12,581)	-	(12,581)	-
Other	-	6,194	(6,201)	675
Ending balance	597,104	745,875	544,085	645,111

13.3.     Income and social contribution taxes reconciliation

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	09.30.14	09.30.13	09.30.14	09.30.13

Income before taxes	1,361,691	1,005,090	1,365,788	1,010,152
Nominal tax rate	34%	34%	34%	34%
Tax expense at nominal rate	(462,975)	(341,731)	(464,368)	(343,452)

Reconciling itens:
Equity pickup	164,254	(81,236)	10,482	2,601
Exchange rate variation on foreign investments	(33,673)	88,124	(14,467)	81,829
Difference of tax rates on results of foreign subsidiaries	-	-	130,369	(102,824)
Interest on shareholders' equity	122,740	122,060	122,740	122,060
Penalties	(10,600)	(4,022)	(10,600)	(4,022)
Investment grant	32,380	27,408	32,380	27,408
Estimated annual effective tax rate	54,384	55,898	54,384	55,898
Other permanent differences	(21,413)	(17,604)	(20,581)	8,979
	(154,903)	(151,103)	(159,661)	(151,523)

Current income tax	(26,923)	(3,820)	(50,735)	(19,304)
Deferred income tax	(127,980)	(147,283)	(108,926)	(132,219)

The taxable income, current and deferred income tax from foreign subsidiaries is presented below:

	BR GAAP and IFRS
	Consolidated
	09.30.14	09.30.13
Taxable income (loss) from foreign subsidiaries	389,751	(301,920)
Current income tax credit (expense) from foreign subsidiaries	(22,046)	(13,911)
Deferred income tax from foreign subsidiaries	14,687	17,165

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The Company has determined that the earnings recorded by the holdings of its wholly-owned subsidiaries located abroad will not be redistributed. Such resources will be used for investments in the subsidiaries, and thus no deferred income tax was recognized. The total of undistributed earnings corresponds to R$1,637,333 as of September 30, 2014 (R$1,158,814 as of December 31, 2013).

Brazilian income taxes are subject to review for a 5-year period, during which the tax authorities might audit and assess the Company for additional taxes and penalties. Subsidiaries located abroad are taxed in their respective jurisdictions, according to local regulations.

14.         JUDICIAL DEPOSITS

The rollforward of the judicial deposits is presented below:

	BR GAAP
	Parent company
	12.31.13	Additions	Reversals	Write-offs	Price index update	09.30.14
Tax	292,456	30,273	(9,005)	(932)	17,585	330,377
Labor	155,938	75,351	(9,547)	(21,753)	8,145	208,134
Civil, commercial and other	24,223	6,051	(516)	(1,622)	1,206	29,342
	472,617	111,675	(19,068)	(24,307)	26,936	567,853

	BR GAAP and IFRS
	Consolidated
	12.31.13	Additions	Reversals	Write-offs	Price index update	Exchange rate variation	09.30.14
Tax	292,633	33,087	(9,005)	(3,733)	17,622	(13)	330,591
Labor	155,979	79,292	(9,547)	(23,448)	8,147	(80)	210,343
Civil, commercial and other	30,064	6,257	(5,232)	(1,622)	1,206	(869)	29,804
	478,676	118,636	(23,784)	(28,803)	26,975	(962)	570,738

15.         RESTRICTED CASH

			Average interest rate (p.a.)	BR GAAP and IFRS
				Parent company and Consolidated
	Maturity	Currency		09.30.14	12.31.13

National treasury certificates	2020	R$	15.54%	110,344	99,212
				110,344	99,212

The national treasury certificates are pledged as collateral for the loan obtained through the Special Program Asset Restructuring (“PESA”), see note 19.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

16.         INVESTMENTS IN ASSOCIATES AND JOINT VENTURES

16.1.     Investments breakdown

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	09.30.14	12.31.13	09.30.14	12.31.13
Investment in associates and joint ventures	3,232,183	2,756,464	52,161	105,874
Goodwill Quickfood	286,444	447,429	-	-
Advance for future capital increase	100	100	-	-
	3,518,727	3,203,993	52,161	105,874
Other investments	849	873	1,200	2,116
	3,519,576	3,204,866	53,361	107,990

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

16.2.     Summary financial information of direct subsidiaries

	Avipal Centro Oeste S.A.	Avipal Construtora S.A.	BRF GmbH	Establec. Levino Zaccardi	Mato Grosso Bovinos S.A.	Perdigão Trading S.A.	PSA Labor. Veter. Ltda.	Quickfood S.A.	Sadia Alimentos S.A.	Sadia GmbH (1)	Sadia International Ltd.	Sadia Overseas S.A.	VIP S.A. Empr. e Particip. Imob.
	09.30.14	09.30.14	09.30.14	09.30.14	09.30.14	09.30.14	09.30.14	09.30.14	09.30.14	09.30.14	09.30.14	09.30.14	09.30.14
Current assets	38	74	186,289	623	6,187	13	3,092	161,056	17,029	-	1,014	44	66,486
Non-current assets	-	-	2,597,996	1,505	180,319	1,074	2,983	178,514	82,191	-	168,916	363,454	31,332
Current liabilities	-	(5)	(5,586)	(857)	(6,187)	(136)	(6)	(227,863)	(12,032)	-	(1,986)	(9,423)	(10,070)
Non-current liabilities	-	-	(129,130)	(1,396)	-	-	-	(87,327)	(15,262)	-	-	(391,584)	(17)
Shareholders' equity	(38)	(69)	(2,649,569)	125	(180,319)	(951)	(6,069)	(24,380)	(71,926)	-	(167,944)	37,509	(87,731)

Net revenues	-	-	7,072	3,719	-	-	-	611,273	3,445	-	-	-	-
Net income (loss)	(44)	(49)	531,452	(3,992)	-	(62)	505	(15,614)	(34,902)	-	(8,469)	(19,353)	9,586

	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13
Current assets	81	123	118,881	4,588	-	-	6,037	184,492	27,600	-	1,252	101	125,731
Non-current assets	-	-	2,255,989	1,868	-	1,013	2,507	130,705	146,063	-	169,564	505,045	44,592
Current liabilities	-	(5)	(406)	(1,979)	-	-	(2,980)	(184,741)	(19,347)	-	(1,601)	(3,555)	(30,237)
Non-current liabilities	-	-	(175,557)	(60)	-	-	-	(79,157)	(21,166)	-	-	(517,054)	(2,025)
Shareholders' equity	(81)	(118)	(2,198,907)	(4,417)	-	(1,013)	(5,564)	(51,299)	(133,150)	-	(169,215)	15,463	(138,061)

Net revenues	-	-	5,190	8,449	-	-	10	832,083	37,470	54	-	-	-
Net income (loss)	(4)	2	(426,673)	(2,238)	-	(102)	139	(4,154)	(56,278)	62,083	(466)	(12,290)	23,140

(1)     Merger of wholly-owned subsidiaries by BRF GmbH on March 31, 2013.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

16.3.     Rollforward of the interest in subsidiaries and associates - Parent company

	Subsidiaries												Affiliate
	Avipal Centro Oeste S.A.	Avipal Construtora S.A.	BRF GmbH	Mato Grosso Bovinos S.A.	Establec. Levino Zaccardi	Perdigão Trading S.A.	PSA Labor. Veter. Ltda	Quickfood S.A.	Sadia Alimentos S.A.	Sadia Internati-onal Ltd.	Sadia Overseas S.A. (1)	VIP S.A. Empr. e Particip. Imob	K&S Alimentos S.A.	Nutrifont Alimentos S.A.	PP-BIO Adm. Bem próprio S.A.	PR-SAD Adm. Bem próprio S.A.	UP! Alimen-tos Ltda	Total
																		09.30.14	12.31.13
a) Capital share as of September 30, 2014
% of share	100.00%	100.00%	100.00%	100.00%	98.26%	100.00%	88.00%	90.05%	100.00%	100.00%	100.00%	100.00%	49.00%	50.00%	33.33%	33.33%	50.00%
Total number of shares and membership interests	6,963,854	445,362	1	100	100	100,000	5,463,850	36,469,606	33,717,308	900	50,000	14,249,459	27,664,086	20,000	-	-	1,000
Number of shares and membership interest held	6,963,854	445,362	1	50	98	100,000	4,808,188	32,841,224	33,717,308	900	50,000	14,249,459	13,555,402	10,000	-	-	500

b) Subsidiaries' information as of September 30, 2014
Capital stock	5,972	445	5,872	180,319	6,604	100	5,564	28,117	225,073	2,206	2	40,061	27,664	35,000	-	-	1
Shareholders' equity	38	69	2,649,569	180,319	(125)	951	6,069	24,380	71,926	167,944	(37,509)	87,731	36,780	33,342	-	-	17,874
Fair value adjustments of assets and liabilities acquired	-	-	-	-	-	-	-	126,379	-	-	-	-	-	-	-	-	-
Goodwill based on expectation of future profitability	-	-	-	-	-	-	-	160,065	-	-	-	-	-	-	-	-	-
Income (loss) for the period	(44)	(49)	531,452	-	(3,992)	(62)	505	(15,614)	(34,902)	(8,469)	(19,353)	9,586	9,008	(2,486)	-	-	52,041

c) Balance of investments as of September 30, 2014
Balance of the investment in the beginning of the exercise	81	118	2,198,907	-	4,326	1,013	4,550	493,576	133,150	169,215	-	138,061	13,609	17,915	1,030	-	28,442	3,203,993	3,170,823
Equity pick-up	(44)	(49)	531,452	-	(3,922)	(62)	443	(14,061)	(34,902)	(8,469)	(19,353)	9,586	4,414	(1,243)	-	-	26,021	489,811	(306,866)
Premium related to Exchange Offer	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(78,340)
Unrealized profit in inventory	-	-	-	-	554	-	-	(215)	28	-	-	-	-	-	-	-	-	367	69
Goodwill in the acquisition of non-controlling entities	-	-	-	-	-	-	-	-	(1,343)	-	-	-	-	-	-	-	-	(1,343)	-
Exchange rate variation on goodwill in the acquisiton of non-controlling entities	-	-	643	-	-	-	-	-	-	-	-	-	-	-	-	-	-	643	(2,977)
Exchange rate variation on goodwill	-	-	-	-	-	-	-	(153,906)	-	-	-	-	-	-	-	-	-	(153,906)	-
Goodwill	-	-	-	-	-	-	-	(6,524)	-	-	-	-	-	-	-	-	-	(6,524)	(10,139)
Write-off of fair value of property, plant and equipment	-	-	-	-	-	-	-	(555)	-	-	-	-	-	-	-	-	-	(555)	-
Exchange rate variation on foreign investments	-	-	(103,542)	-	-	-	-	-	-	7,197	(2,693)	-	-	-	-	-	-	(99,038)	412,519
Other comprehensive income	-	-	22,109	-	(1,085)	-	-	(9,986)	(25,007)	-	-	(19)	-	-	-	-	-	(13,988)	(44,715)
Increase / decrease in capital	-	-	-	180,319	-	-	-	-	-	-	-	-	-	-	245	64	-	180,628	104,360
Dividends and interests on shareholders' equity	-	-	-	-	-	-	-	-	-	-	-	(59,897)	-	-	-	-	(45,525)	(105,422)	(55,385)
Acquisition of Company	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,888	-	1,888	1,030
Impairment losses for investments	-	-	-	-	127	-	-	-	-	-	22,046	-	-	-	-	-	-	22,173	13,614
	37	69	2,649,569	180,319	-	951	4,993	308,329	71,926	167,943	-	87,731	18,023	16,672	1,275	1,952	8,938	3,518,727	3,203,993

The losses resulting from exchange rate variation on the investments in foreign subsidiaries, whose functional currency is Brazilian Reais, totaling R$42,547 on September 30, 2014 (gain of R$240,702 as of September 30, 2013) are recognized as financial income or expenses in the statement of income.

On September 30, 2014, these subsidiaries and associates do not have any significant restriction to transfer dividends or repay their loans or advances to the Company.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

16.4.     Summary of financial information in associate and joint venture

	Associate									Joint Venture
	K&S		Nutrifont		PP-BIO		PR-SAD	UP!		Akf - Al Khan Foods (1)	Federal Foods		Rising Star
	09.30.14	12.31.13	09.30.14	12.31.13	09.30.14	12.31.13	09.30.14	09.30.14	12.31.13	09.30.14	09.30.14	12.31.13	09.30.14	12.31.13
Current assets	21,417	16,342	22,084	4,633	-	-	-	31,648	42,902	28,953	-	152,319	-	46,663
Non-current assets	4,562	4,893	55,891	14,455	1,275	1,030	1,953	-	30	3,244	-	3,887	-	243
Current liabilities	(7,538)	(7,217)	(60,502)	(1,130)	-	-	-	(22,711)	(14,490)	(26,050)	-	(106,481)	-	(46,714)
Non-current liabilities	(419)	(410)	(802)	(43)	-	-	-	-	-	(844)	-	(5,026)	-	(12)
	18,022	13,608	16,671	17,915	1,275	1,030	1,953	8,937	28,442	5,303	-	44,699	-	180

	K&S		Nutrifont		PP-BIO		PR-SAD	UP!		Akf - Al Khan Foods (1)	Federal Foods		Rising Star
	09.30.14	09.30.13	09.30.14	09.30.13	09.30.14	09.30.13	09.30.14	09.30.14	09.30.13	09.30.14	09.30.14	09.30.13	09.30.14	09.30.13
Net revenues	38,980	32,001	-	-	-	-	-	78,930	65,911	5,781	85,257	199,685	137,416	361,169
Operational expenses	(7,496)	(8,106)	(173)	(5)	-	-	-	(17,003)	(15,964)	(871)	(12,350)	(25,890)	(2,610)	(6,007)
Net income (loss)	4,414	1,964	(1,244)	209	-	-	-	26,021	19,862	(506)	2,615	(14,617)	(469)	230

% of interest	49%	49%	50%	50%	33%	-	33%	50%	50%	0%	49%	49%	50%	50%

(1)   The Company does not disclosed comparative balance due to the business combination occurred on July 03, 2014.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

17.         PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment rollforward is presented below:

	BR GAAP
	Parent company
	Weighted average depreciation rate (p.a.)	12.31.13	Additions	Disposals	Reversals	Transfers (1)	Transfers to held for sale	Transfers from held for sale	09.30.14
Cost
Land	-	567,115	628	(2,449)	-	278	(19,597)	-	545,975
Buildings and improvements	-	5,250,780	7,663	(31,938)	-	23,953	(11,172)	-	5,239,286
Machinery and equipment	-	6,215,598	80,778	(100,280)	-	304,903	(3,326)	705	6,498,378
Facilities	-	1,538,825	-	(2,858)	-	72,335	(897)	-	1,607,405
Furniture	-	94,376	236	(3,991)	-	4,107	(292)	3	94,439
Vehicles and aircrafts	-	156,121	1	(14,433)	-	(897)	(671)	-	140,121
Construction in progress	-	647,081	523,693	-	-	(672,838)	-	-	497,936
Advances to suppliers	-	3,649	19,174	-	-	(20,587)	-	-	2,236
		14,473,545	632,173	(155,949)	-	(288,746)	(35,955)	708	14,625,776

Depreciation
Buildings and improvements	3.05%	(1,341,344)	(110,697)	28,671	-	17,001	3,506	-	(1,402,863)
Machinery and equipment	5.83%	(2,261,586)	(278,102)	52,803	-	34,722	2,695	-	(2,449,468)
Facilities	3.81%	(423,821)	(48,343)	2,295	-	9,621	704	-	(459,544)
Furniture	8.00%	(41,305)	(5,266)	2,401	-	444	210	-	(43,516)
Vehicles and aircrafts	16.66%	(47,609)	(16,544)	6,823	-	455	434	-	(56,441)
		(4,115,665)	(458,952)	92,993	-	62,243	7,549	-	(4,411,832)
Provision for losses		(18,983)	(49,267)	-	5,789	-	-	-	(62,461)
		10,338,897	123,954	(62,956)	5,789	(226,503)	(28,406)	708	10,151,483

(1) Besides the balance presented to intangible assets and biological assets, also was included the value of R$180,319, relating to the capital paid with property, plant and equipment related to division of beef BRF in its wholly-owned subsidiary Mato Grosso Bovinos S.A., as disclosed  in note 16.3.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP and IFRS
	Consolidated
	Weighted average depreciation rate (p.a.)	12.31.13	Additions	Business combination (1)	Disposals	Reversals	Transfers	Transfers to held for sale	Transfers from held for sale	Exchange rate variation	09.30.14
Cost
Land	-	567,129	628	-	(2,449)	-	1,333	(19,597)	-	(6,007)	541,037
Buildings and improvements	-	5,414,069	7,686	2,540	(33,827)	-	112,240	(11,172)	-	(24,251)	5,467,285
Machinery and equipment	-	6,538,245	81,925	6,064	(106,179)	-	389,551	(3,326)	705	(45,175)	6,861,810
Facilities	-	1,573,355	28	-	(2,902)	-	93,330	(897)	-	(5,772)	1,657,142
Furniture	-	111,478	590	1,279	(4,232)	-	832	(292)	3	(1,728)	107,930
Vehicles and aircrafts	-	160,474	481	19,275	(24,592)	-	(189)	(671)	-	(2,225)	152,553
Construction in progress	-	798,372	713,800	4,010	-	-	(680,574)	-	-	1,818	837,426
Advances to suppliers	-	13,707	27,201	-	-	-	(25,007)	-	-	89	15,990
		15,176,829	832,339	33,168	(174,181)	-	(108,484)	(35,955)	708	(83,251)	15,641,173

Depreciation
Buildings and improvements	3.06%	(1,348,171)	(115,045)	(2,442)	29,237	-	17,001	3,506	-	3,228	(1,412,686)
Machinery and equipment	5.85%	(2,427,892)	(295,092)	(5,485)	52,953	-	34,732	2,695	-	16,352	(2,621,737)
Facilities	3.91%	(459,156)	(49,348)	-	2,313	-	9,605	704	-	2,798	(493,084)
Furniture	8.13%	(53,389)	(6,181)	(1,217)	2,533	-	450	210	-	948	(56,646)
Vehicles and aircrafts	17.00%	(47,660)	(17,385)	(17,050)	14,247	-	455	434	-	2,038	(64,921)
		(4,336,268)	(483,051)	(26,194)	101,283	-	62,243	7,549	-	25,364	(4,649,074)
Provision for losses		(18,983)	(49,267)	-	-	5,789	-	-	-	-	(62,461)
		10,821,578	300,021	6,974	(72,898)	5,789	(46,241)	(28,406)	708	(57,887)	10,929,638

(1)       As disclosed in note 1.5, on January 16, 2013, the Company through its wholly-owned subsidiary BRF GmbH, acquired control and consequently started to consolidate the financial statements of wholly-owned subsidiary Federal Foods.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The Company has fully depreciated items that are still in operation, which are set forth below:

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	09.30.14	12.31.13	09.30.14	12.31.13
Cost
Buildings and improvements	105,145	110,626	116,876	122,939
Machinery and equipment	580,118	567,665	635,599	618,276
Facilities	67,339	75,265	74,159	75,294
Furniture	11,682	13,766	18,422	21,013
Vehicles and aircrafts	4,912	5,293	5,164	5,610
Others	30,444	28,202	30,444	28,202
	799,640	800,817	880,664	871,334

During nine month period ended September 30, 2014, the Company capitalized interest in the amount of R$26,334 in the parent company and R$31,208 in the consolidated (R$37,553 in the parent company and R$38,950 in the consolidate as of September 30, 2013). The weighted average interest rate utilized to determine the capitalized amount was 5.53% in the parent company and 6.20% in the consolidate (5,12% in the parent company and 7.12% in the consolidate on September 30, 2013).

On September 30, 2014, the Company had no commitments assumed related to acquisition or construction of property, plant and equipment items.

The property, plant and equipment items that are pledged as collateral for transactions of different natures are presented below:

		BR GAAP and IFRS
		Parent company and Consolidated
		09.30.14	12.31.13
	Type of collateral	Book value of the collateral	Book value of the collateral
Land	Financial/Labor/Tax/Civil	306,691	330,823
Buildings and improvements	Financial/Labor/Tax/Civil	1,664,447	1,824,785
Machinery and equipment	Financial/Labor/Tax	2,049,158	2,054,899
Facilities	Financial/Labor/Tax	626,445	660,038
Furniture	Financial/Labor/Tax/Civil	18,108	19,906
Vehicles and aircrafts	Financial/Tax	5,951	1,591
Others	Financial/Labor/Tax/Civil	213,071	100,337
		4,883,871	4,992,379

The Company is not allowed to pledge these assets to other transactions or sell them.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

18.         INTANGIBLES

Intangible assets are comprised as follows:

	BR GAAP
	Parent company
	Weighted average amortization rate (p.a.)	Cost	Accumulated amortization	09.30.14	12.31.13
Goodwill	-	2,767,985	-	2,767,985	2,767,985
Outgrowers relationship	12.50%	13,474	(3,523)	9,951	10,150
Trademarks	-	1,173,000	-	1,173,000	1,173,000
Patents	16.51%	3,722	(1,281)	2,441	2,896
Software	20.00%	326,867	(193,957)	132,910	130,108
		4,285,048	(198,761)	4,086,287	4,084,139

	BR GAAP and IFRS
	Consolidated
	Weighted average amortization rate (p.a.)	Cost	Accumulated amortization	09.30.14	12.31.13
Non-compete agreement	2.44%	302	(302)	-	124
Goodwill	-	3,067,101	-	3,067,101	3,101,750
Outgrowers relationship	12.50%	13,474	(3,523)	9,951	10,151
Trademarks	-	1,259,512	-	1,259,512	1,302,305
Patents	17.27%	4,761	(2,125)	2,636	3,485
Customer relationship	7.71%	158,325	(18,356)	139,969	168,066
Supplier relationship	42.00%	9,352	(6,524)	2,828	5,629
Software	20.00%	364,180	(202,965)	161,215	166,412
		4,877,007	(233,795)	4,643,212	4,757,922

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The intangible assets rollforward is set forth below:

	BR GAAP
	Parent company
	12.31.13	Additions	Disposals	Transfers	09.30.14
Cost:
Goodwill:	2,767,985	-	-	-	2,767,985
Ava	49,368	-	-	-	49,368
Batavia	133,163	-	-	-	133,163
Cotochés	39,590	-	-	-	39,590
Eleva Alimentos	1,273,324	-	-	-	1,273,324
Heloísa	33,461	-	-	-	33,461
Incubatório Paraíso	656	-	-	-	656
Paraíso Agroindustrial	16,751	-	-	-	16,751
Perdigão Mato Grosso	7,636	-	-	-	7,636
Sadia	1,214,036	-	-	-	1,214,036
Outgrowers relationship	12,463	1,011	-	-	13,474
Trademarks	1,173,000	-	-	-	1,173,000
Patents	3,722	-	-	-	3,722
Supplier relationship	135,000	-	(135,000)	-	-
Software	290,396	-	(763)	37,234	326,867
	4,382,566	1,011	(135,763)	37,234	4,285,048

Amortization:
Outgrowers relationship	(2,313)	(1,210)	-	-	(3,523)
Patents	(826)	(455)	-	-	(1,281)
Supplier relationship	(135,000)	-	135,000	-	-
Software	(160,288)	(33,314)	763	(1,118)	(193,957)
	(298,427)	(34,979)	135,763	(1,118)	(198,761)
	4,084,139	(33,968)	-	36,116	4,086,287

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP and IFRS
	Consolidated
	12.31.13	Additions	Disposals	Business combination	Transfers	Exchange rate variation	09.30.14
Cost:
Goodwill:	3,101,750	39,618	-	49,553	(34,238)	(89,582)	3,067,101
AKF	-	39,618	-	-	-	2,019	41,637
Ava	49,368	-	-	-	-	-	49,368
Avex	32,819	-	-	-	-	(6,411)	26,408
Batavia	133,163	-	-	-	-	-	133,163
Cotochés	39,590	-	-	-	-	-	39,590
Dánica	8,354	-	-	-	-	815	9,169
Eleva Alimentos	1,273,324	-	-	-	-	-	1,273,324
Federal Foods	25,249	-	-	49,553	(34,238)	1,009	41,573
Heloísa	33,461	-	-	-	-	-	33,461
Incubatório Paraíso	656	-	-	-	-	-	656
Paraíso Agroindustrial	16,751	-	-	-	-	-	16,751
Perdigão Mato Grosso	7,636	-	-	-	-	-	7,636
Plusfood	21,084	-	-	-	-	(820)	20,264
Quickfood	246,259	-	-	-	-	(86,194)	160,065
Sadia	1,214,036	-	-	-	-	-	1,214,036
Non-compete agreement	375	-	-	-	-	(73)	302
Exclusivity agreement	497	-	(382)	-	-	(115)	-
Outgrowers relationship	12,463	1,011	-	-	-	-	13,474
Trademarks	1,302,305	-	-	-	-	(42,793)	1,259,512
Patents	5,546	21	(773)	-	-	(33)	4,761
Customer relationship	179,561	-	-	-	34,238	(55,474)	158,325
Supplier relationship	146,138	-	(135,000)	-	-	(1,786)	9,352
Software	329,340	3,002	(764)	2,040	37,293	(6,731)	364,180
	5,077,975	43,652	(136,919)	51,593	37,293	(196,587)	4,877,007

Amortization:
Non-compete agreement	(251)	(100)	-	-	-	49	(302)
Exclusivity agreement	(497)	-	377	-	-	120	-
Outgrowers relationship	(2,312)	(1,211)	-	-	-	-	(3,523)
Patents	(2,061)	(481)	399	-	-	18	(2,125)
Customer relationship	(11,495)	(7,512)	-	-	-	651	(18,356)
Supplier relationship	(140,509)	(1,689)	135,000	-	-	674	(6,524)
Software	(162,928)	(38,534)	763	(1,410)	(1,118)	262	(202,965)
	(320,053)	(49,527)	136,539	(1,410)	(1,118)	1,774	(233,795)
	4,757,922	(5,875)	(380)	50,183	36,175	(194,813)	4,643,212

For the nine month period ended September 30, 2014, Management did not identify any event that could indicate an impairment of such assets.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

19.         LOANS AND FINANCING

	BR GAAP
	Parent company
	Charges (p.a.)	Weighted average interest rate (p.a.)	WAMT (1)	Current	Non-current	09.30.14	12.31.13
Local currency

Working capital	6.04% (5.50% on 12.31.13)	6.04% (5.50% on 12.31.13)	0.6	1,171,703	-	1,171,703	1,210,328

Export credit facility	8.64% (98.50% CDI / TJLP + 3.75% / Fixed rate on 12.31.13)	8.64% (8.21% on 12.31.13)	0.3	707,574	-	707,574	914,119

Development bank credit lines	Fixed rate / TJLP + 2.52% (Fixed rate / TJLP + 2.56% on 12.31.13)	4.12% (4.68% on 12.31.13)	1.6	275,395	481,023	756,418	866,060

Bonds	7.75% (7.75% on 12.31.13)	7.75% (7.75% on 12.31.13)	3.7	13,908	496,832	510,740	500,322

Other secured debts and financial lease	8.17% (8.37% on 12.31.13)	8.17% (8.37% on 12.31.13)	3.7	49,023	259,249	308,272	362,879

Special program asset restructuring	Fixed rate / IGPM + 4.90% (Fixed rate / IGPM + 4.90% on 12.31.13)	8.40% (10.37% on 12.31.13)	5.5	2,252	207,504	209,756	206,073

Fiscal incentives	Fixed rate / 10.00% IGPM + 1.00% (Fixed rate / 10.00% IGPM + 1.00% on 12.31.13)	1.93% (1.70% on 12.31.13)	4.2	13,250	10,625	23,875	12,682

				2,233,105	1,455,233	3,688,338	4,072,463

Foreign currency

Bonds	4.97% (5.11% on 12.31.13) + e.r. US$	4.97% (5.11% on 12.31.13) + e.r. US$	8.8	85,034	4,760,772	4,845,806	2,833,814

Export credit facility	LIBOR + 2.74% (LIBOR + 2.74% on 12.31.13) + e.r. US$	3.07% (3.13% on 12.31.13) + e.r. US$ and other currencies	3.6	-	725,293	725,293	695,552

Development bank credit lines	UMBNDES + 2.21% (UMBNDES + 2.20% on 12.31.13) + e.r. US$ and other currencies	6.29% (5.85% on 12.31.13) + e.r. US$ and other currencies	1.1	31,262	17,162	48,424	73,472

				116,296	5,503,227	5,619,523	3,602,838
				2,349,401	6,958,460	9,307,861	7,675,301

(1) Weighted average maturity in years.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP and IFRS
	Consolidated
	Charges (p.a.)	Weighted average interest rate (p.a.)	WAMT (1)	Current	Non-current	09.30.14	12.31.13
Local currency

Working capital	6.04% (5.50% on 12.31.13)	6.04% (5.50% on 12.31.13)	0.6	1,171,703	-	1,171,703	1,210,328

Export credit facility	8.64% (98.50% CDI / TJLP + 3.75% / Fixed rate on 12.31.13)	8.64% (8.21% on 12.31.13)	0.3	707,574	-	707,574	914,119

Development bank credit lines	Fixed rate / TJLP + 2.52% (Fixed rate / TJLP + 2.56% on 12.31.13)	4.12% (4.68% on 12.31.13)	1.6	275,395	481,023	756,418	866,060

Bonds	7.75% (7.75% on 12.31.13)	7.75% (7.75% on 12.31.13)	3.7	13,908	496,832	510,740	500,322

Other secured debts and financial lease	8.17% (8.37% on 12.31.13)	8.17% (8.37% on 12.31.13)	3.7	49,023	259,249	308,272	362,879

Special program asset restructuring	Fixed rate / IGPM + 4.90% (Fixed rate / IGPM + 4.90% on 12.31.13)	8.40% (10.37% on 12.31.13)	5.5	2,252	207,504	209,756	206,073

Fiscal incentives	Fixed rate / 10.00% IGPM + 1.00% (Fixed rate / 10.00% IGPM + 1.00% on 12.31.13)	1.93% (1.70% on 12.31.13)	4.2	13,250	10,625	23,875	12,682

				2,233,105	1,455,233	3,688,338	4,072,463

Foreign currency

Bonds	5.70% (6.13% on 12.31.13) + e.r. US$ and ARS	5.70% (6.13% on 12.31.13) + e.r. US$ and ARS	7.9	137,471	5,760,581	5,898,052	4,910,991

Export credit facility	LIBOR + 2.71% (LIBOR + 2.71% on 12.31.13) + e.r. US$	3.01% (3.06% on 12.31.13) + e.r. US$	3.6	387	969,889	970,276	929,620

Working capital	Fixed rate + LIBOR + 4.75% (Fixed rate + LIBOR + 4.75% on 12.31.13) + e.r. US$ and ARS	13.50% (27.12% on 12.31.13) + e.r. US$ and ARS	0.1	119,700	7,963	127,663	173,216

Development bank credit lines	UMBNDES + 2.21% (UMBNDES + 2.20% on 12.31.13) + e.r. US$ and other currencies	6.29% (5.85% on 12.31.13) + e.r. US$ and other currencies	1.1	31,262	17,162	48,424	73,472

Other secured debts and financial lease	15.07% (15.08% on 12.31.13) + e.r. ARS	15.07% (15.08% on 12.31.13) + e.r. ARS	0.9	7,435	5,607	13,042	21,428

				296,255	6,761,202	7,057,457	6,108,727
				2,529,360	8,216,435	10,745,795	10,181,190

(1) Weighted average maturity in years.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The main characteristics of loan and financing agreements entered to by the Company were disclosed in note 19 of financial statements for the year ended December 31, 2013.

19.1      Bonds

Senior Notes BRF 2024: On May 15, 2014, BRF priced international offering of 10 (ten) years bonds in the total amount of US$750.000, which will mature on May 22, 2024 (“Senior Notes BRF 2024”), issued with a coupon of 4.75% per year (yield to maturity 4.952%), payable semi-annually beginning as from November 22, 2014.

From the total amount raised of Senior Notes BRF 2024, US$470.593 was used to settlement in a operation denominated Tender Offer, realized with the purpose to repurchase part of the debts of Sadia Overseas Bonds 2017 and BFF Notes 2020 (“existing bonds”).

In the execution of Tender Offer, BRF paid a premium of US$86.427 (equivalent to R$198.514) to the holders of existing bonds, which was recorded as interest expense.

BFF Notes 2020: On January 28, 2010, BFF International Limited issued Senior Notes  in the total US$750,000, whose notes are guaranteed by BRF, with a nominal interest rate of 7.25% p.a.  and effective rate of 7.54% p.a. maturing on January 28, 2020. On June 20, 2013, the amount of US$120,718 of these senior notes was exchanged by Senior Notes BRF 2023 and on May 15, 2014, the amount of US$409.640 was repurchased with part of the proceeds of Senior Notes BRF 2024, such that the remaining balance amounted to US$219,642 on June 30, 2014. For the quarter ended September 30, 2014, there was no change in the remaining balance.

Sadia Overseas Bonds 2017:  In the total value US$250,000, these bonds are guaranteed by BRF, with an interest rate of 6.88% p.a. maturing on May 24, 2017. On June 20, 2013, the amount of US$29.282 of these notes was exchanged by Senior Notes BRF 2023 and in May 15, 2014, the amount of US$60,953 was repurchased with part of the proceeds of Senior Notes BRF 2024, such that the remaining balance amounted to US$159,765 on June 30, 2014. For the quarter ended September 30, 2014, there was no change in the remaining balance.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

19.2      Loans and financing maturity schedule

The maturity schedule of the loans and financing balances is as follow:

	BR GAAP	BR GAAP and IFRS
	Parent company	Consolidated
	09.30.14	09.30.14
2014	779,044	914,590
2015	1,626,068	1,686,930
2016	262,002	325,117
2017	448,951	850,845
2018 onwards	6,191,796	6,968,313
	9,307,861	10,745,795

19.3      Guarantees

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	09.30.14	12.31.13	09.30.14	12.31.13
Total of loans and financing	9,307,861	7,675,301	10,745,795	10,181,190
Mortgage guarantees	1,123,511	1,278,353	1,123,511	1,278,353
Related to FINEM-BNDES	657,914	817,340	657,914	817,340
Related to FNE-BNB	303,929	335,395	303,929	335,395
Related to tax incentives and other	161,668	125,618	161,668	125,618

Statutory lien on assets acquired with financing	4,234	26,755	4,234	26,783
Related to FINEM-BNDES	786	1,203	786	1,203
Related to financial lease	3,448	25,552	3,448	25,580

The Company is the guarantor of a loan obtained by Instituto Sadia de Sustentabilidade from the BNDES. The loan was obtained with the purpose of allowing the implementation of biodigesters in the farms of the outgrowers which take part in the Company´s integration system, targeting the reduction of the emission of Greenhouse Gases. The value of these guarantees on September 30, 2014 totaled R$56,583 (R$61,060 as of December 31, 2013).

The Company is the guarantor of loans related to a special program, which aimed the local development of outgrowers in the central region of Brazil. The proceeds of such loans are utilized by the outgrowers is to improve farm conditions and will be paid by them in 10 years, taking as collateral the land and equipment acquired by the outgrowers through this program. The guarantee as of September 30, 2014 totaled R$316,247 (R$363,700 as of December 31, 2013).

On September 30, 2014, the Company contracted bank guarantees in the amount of R$1,943,810 (R$1,707,162 as of December 31, 2013). The variation occurred during three month period ended September 30, 2014 is related to bank guarantees offered mainly in litigations involving the Company´s use of tax credits. These guarantees have an average cost of 0.91% p.a. (0.92% p.a. as of December 31, 2013).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

19.4      Commitments

In the normal course of the business, the Company enters into agreements with third parties which are mainly related to the purchase of raw materials, such as corn and soymeal, where the agreed prices can be fixed or to be fixed. The Company enters into other agreements, such as electricity, packaging supplies and manufacturing activities. The amounts of the agreements on the date of these financial statements are presented below:

BR GAAP and IFRS
Parent company and Consolidated
09.30.14
2014	1,262,624
2015	1,540,291
2016	675,221
2017	632,887
2018 onwards	2,709,452
6,820,475

During the nine month period ended September 30, 2014, the Company has not entered into any built-to-suit agreement.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

20.  TRADE ACCOUNTS PAYABLE

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	09.30.14	12.31.13	09.30.14	12.31.13
Domestic suppliers
Third parties	3,194,725	3,025,005	3,194,880	3,028,458
Related parties	16,610	12,033	16,610	12,033
	3,211,335	3,037,038	3,211,490	3,040,491

Foreign suppliers
Third parties	520,561	339,387	871,934	634,135
Related parties	2,729	1,604	-	79
	523,290	340,991	871,934	634,214

(-) Adjustment to present value	(27,208)	-	(27,208)	-
	3,707,417	3,378,029	4,056,216	3,674,705

During the nine month period ended September 30, 2014, the average turnover for trade accounts payable is 64 days.

The information on accounts payable involving related parties is presented in note 29. The consolidated trade accounts payable to related parties refer to transactions with associates UP! and K&S in the domestic market.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

21.   OTHER FINANCIAL ASSETS AND LIABILITIES

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	09.30.14	12.31.13	09.30.14	12.31.13
Derivative financial instruments
Financial instruments derivatives designated as cash flow hedge
Assets
Non-deliverable forward (NDF)	8,079	801	8,079	801
Currency option contracts	7,768	2,683	7,768	2,683
Deliverable forwards contracts	1,081	1,518	1,081	1,518
	16,928	5,002	16,928	5,002

Liabilities
Non-deliverable forward (NDF)	(49,302)	(59,431)	(49,302)	(59,431)
Currency option contracts	(13,399)	(2,970)	(13,399)	(2,970)
Deliverable forwards contracts	(19)	(11,947)	(19)	(11,947)
Exchange rate contracts currency (Swap)	(88,598)	(237,111)	(120,233)	(275,865)
	(151,318)	(311,459)	(182,953)	(350,213)

Financial instruments derivatives designated as cash flow hedge
Assets
Non-deliverable forward (NDF)	-	-	4,725	2,715
Currency option contracts	16,834	-	16,834	-
Swap contracts	537	590	537	590
Dollar future contracts - BMF	-	3,247	-	3,247
Live cattle future contracts - BMF	-	18	-	18
	17,371	3,855	22,096	6,570

Liabilities
Non-deliverable forward (NDF)	-	-	-	(227)
Live cattle forward contracts	-	(484)	-	(484)
Currency option contracts	(16,834)	(154)	(16,834)	(154)
Exchange rate contracts currency (Swap)	(2,816)	(6,104)	(2,816)	(6,104)
Dollar future contracts - BMF	(691)	-	(691)	-
	(20,341)	(6,742)	(20,341)	(6,969)

Current assets	34,299	8,857	39,024	11,572
Current liabilities	(171,659)	(318,201)	(203,294)	(357,182)

The collateral given in the transactions presented above are disclosed in note 7.

22.         LEASES

The Company is lessee in several contracts, which can be classified as operating or finance lease.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

22.1      Operating lease

The minimum future payments of non-cancellable operating lease are presented below:

	BR GAAP	BR GAAP and IFRS
	Parent company	Consolidated
	09.30.14	09.30.14
2014	39,614	39,614
2015	107,903	109,008
2016	95,903	97,008
2017	75,073	76,251
2018 onwards	244,703	244,703
	563,196	566,584

The payments of operating lease agreements recognized as expense in the nine months period ended September 30, 2014 amounted to R$152,263 in the parent company and R$188,272 in consolidated (R$184,025 in the parent company and R$206,264 in the consolidated as of September 30, 2013).

22.2      Finance lease

The Company enters into finance leases mainly for the acquisitions of machinery, equipment, vehicles, software and buildings.

The Company controls the leased assets which are presented below:

		BR GAAP		BR GAAP and IFRS
		Parent company		Consolidated
	Weighted average interest rate (% p.a.) (1)	09.30.14	12.31.13	09.30.14	12.31.13
Cost
Machinery and equipment		23,666	75,475	31,273	86,512
Software		40,372	22,108	40,372	22,108
Vehicles		76,260	138,899	76,260	138,899
Buildings		110,396	113,732	110,396	113,732
		250,694	350,214	258,301	361,251

Accumulated depreciation
Machinery and equipment	17.54	(7,500)	(17,776)	(15,053)	(26,953)
Software	20.00	(14,293)	(8,914)	(14,293)	(8,914)
Vehicles	13.31	(26,053)	(36,996)	(26,053)	(36,996)
Buildings	15.43	(15,323)	(9,638)	(15,323)	(9,638)
		(63,169)	(73,324)	(70,722)	(82,501)
		187,525	276,890	187,579	278,750

(1)     The period of depreciation of leased assets corresponds to the lowest of term of the contract and the useful life of the asset, as determined by CVM Deliberation Nº645/10.

The minimum future payments required for these finance leases are demonstrated as follows:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP
	Parent Company
	09.30.14
	Present value of minimum payments (1)	Interest	Minimum future payments (2)
2014	17,058	7,029	24,087
2015	55,352	27,838	83,190
2016	28,537	18,335	46,872
2017	13,503	8,598	22,101
2018 onwards	94,627	67,036	161,663
	209,077	128,836	337,913

	BR GAAP and IFRS
	Consolidated
	09.30.14
	Present value of minimum payments (1)	Interest	Minimum future payments (2)
2014	17,682	7,202	24,884
2015	55,413	27,859	83,272
2016	28,537	18,335	46,872
2017	13,503	8,598	22,101
2018 onwards	94,733	67,059	161,792
	209,868	129,053	338,921

(1)     Comprises the amount of R$3,627 related to financial lease of vehicles which are recorded as loans and financing.

(2)     Comprises the amount of R$3,694 related to financial lease of vehicles which are recorded as loans and financing.

The contract terms for both modalities, with respect to renewal, adjustment and purchase option, are according to market practices. In addition, there are no clauses of contingent payments or restrictions on dividends distribution, payments of interest on shareholders’ equity or obtaining debt.

23.         SHARE BASED PAYMENT

At the Extraordinary General Meeting on April 3, 2014, it was approved by the shareholders, the plan to acquisition stock options conditional on performance, attributing to the Board of Directors approve grants of stock options, annually or whenever convenient, and the conditions for granting and exercise forms.

By regulation of the plan, the vesting period will have a grace period of at least 18 months and a maximum of 24 months from the date of grant. After the vesting period, the options may be exercised until the last working day of the year in which they contemplate the 4th anniversary of the grant date, and unexercised options under the terms and conditions stipulated will be considered automatically canceled.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

Based on this stock option plan, the acquisition conditional on performance, on April 4, 2014 were granted 1,251,238 options, with conditions linked to the achievement of specific goals at the end of the vesting period.

The rules of the stock options plan granted to executives were disclosed in the financial statements for the year ended 12.31.13 (note 23) and are unchanged for this period.

The Company has the stock option plans as follows: (i) acquisition stock option plan related service condition and (ii) acquisition stock option plan related performance condition.

The breakdown of the outstanding granted options is presented as follows:

Date			Quantity		Grant (1)	Price of converted share (1)
Grant date	Beginning of the year	End of the year	Options granted	Outstanding options	Fair value of the option	Granting date	Updated IPCA

Stock options to related to service condition
05/03/10	05/02/11	05/02/15	1,540,011	145,234	7.77	23.44	30.03
05/02/11	05/01/12	05/01/16	2,463,525	502,316	11.36	30.85	37.11
05/02/12	05/01/13	05/01/17	3,708,071	1,111,823	7.82	34.95	40.00
05/02/13	05/01/14	05/01/18	3,490,201	1,659,548	11.88	46.86	50.36
04/04/14	04/04/14	04/03/17	1,552,564	1,552,564	12.56	44.48	44.98
05/02/14	05/02/14	05/01/17	1,610,450	1,610,450	14.11	47.98	48.52
			14,364,822	6,581,935

Stock options to related to perfomance condition
04/04/14	04/04/14	01/03/16	1,251,238	1,251,238	3.13	44.48	44.68
			15,616,060	7,833,173

(1)     Values expressed in Brazilian Reais.

The rollforward of the outstanding granted options for the nine month period ended September 30, 2014 is presented as follows:

BR GAAP and IFRS
Consolidated

Quantity of outstanding options as of December 31, 2013	6,932,434
Issued - grant of 2014	4,414,252
Exercised:
Grant of 2013	(286,861)
Grant of 2012	(833,128)
Grant of 2011	(720,556)
Grant of 2010	(351,466)
Cancelled:
Grant of 2013	(806,144)
Grant of 2012	(404,463)
Grant of 2011	(110,895)
Quantity of outstanding options as of September 30, 2014	7,833,173

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

The weighted average exercise prices of the outstanding options related to service condition is R$45.43 (forty one Brazilian Reais and eighty - five cents) and the weighted average of the remaining contractual term is 30 months.

The Company records as capital reserve in shareholders’ equity the fair value of the options in the amount of R$97,794 (R$72,225 as of December 31, 2013). In the statement of income of nine month period ended September 30, 2014 the amount recognized as expense was R$25,569 (R$21,697 as of September 30, 2013).

During the nine month period ended September 30, 2014, the Company’s executives exercised 2,192,011 shares, with an average price of R$38.02 (thirty seven Brazilian Reais and seventy-five cents) totaling R$83,333. In order to comply with this commitment, the Company utilized treasury shares with an acquisition cost of R$45.52 (forty five Brazilian Reais and fifty-two cents), totaling R$99,788, recording a loss in the amount of R$16,455 as capital reserve.

The fair value of the granted stock options related to service condition was measured using the Black-Scholes pricing model, as disclosed in the annual financial statements for the year ended December 31, 2013 (note 23). There is no change in the methodology adopted during the three month period ended September 30, 2014. For granted stock options related to performance condition was used Binomial pricing model.

24.         PENSION AND OTHER POST-EMPLOYMENT PLANS

The Company offers pension and other post-employment plans to its employees. The characteristics of such benefits were disclosed in the annual financial statements for the year ended December 31, 2013 (note 24) and have not been changed during this period.

The actuarial liabilities and the related effects in the statement of income are presented below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP and IFRS
	Parent company and Consolidated
	Liabilities
	09.30.14	12.31.13
Medical assistance	126,453	115,478
Penalty F.G.T.S. (1)	125,334	112,023
Reward for working time	46,225	41,421
Other	24,970	22,341
	322,982	291,263

Current	49,027	49,027
Non-current	273,955	242,236

(1)     F.G.T.S – Government Severance Indemnity Fund for Employees.

The Company based on estimated costs for the year 2014, according to an appraisal report prepared in 2013 by an actuarial expert, recorded in statement of income for the period in counterpart to comprehensive income an expense of R$12,170 (income of R$9,005 on September 30, 2013), related to supplementary post-employment plans. Regarding other benefits to employees, recorded in statement of income for the period in counterpart to liabilities an expense of R$31,719 (R$25,659 on September 30, 2013).

25.              PROVISION FOR TAX, CIVIL AND LABOR RISKS

The Company and its subsidiaries are involved in certain legal proceedings arising from the normal course of business, which include civil, administrative, tax, social security and labor claims.

The Company classifies the risk of unfavorable decisions in the legal proceedings as “probable”, “possible” or “remote”. The provisions recorded relating to such proceedings is determined by the Company’s management, based on legal advice and reasonably reflect the estimated probable losses.

The Company’s management believes that its provision for tax, civil and labor risks, accounted for according to CVM Deliberation Nº594/09 is sufficient to cover estimated losses related to its legal proceedings, as presented below.

25.1Contingencies for probable losses

The rollforward of the provisions for tax, civil and labor risks is summarized below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	BR GAAP
	Parent company
	12.31.13	Additions	Reversals	Payments	Price index update	09.30.14
Tax	137,098	65,839	(18,839)	(43,596)	29,582	170,084
Labor	261,784	158,891	(69,850)	(134,458)	28,506	244,873
Civil, commercial and other	45,980	65,631	(5,753)	(45,229)	5,943	66,572
Contingent liabilities	543,205	-	(5,255)	-	-	537,950
	988,067	290,361	(99,697)	(223,283)	64,031	1,019,479

Current	233,435					250,965
Non-current	754,632					768,514

	BR GAAP and IFRS
	Consolidated
	12.31.13	Additions	Reversals	Payments	Price index update	Exchange rate variation	09.30.14
Tax	141,478	67,012	(20,309)	(43,596)	29,582	(815)	173,352
Labor	276,128	163,283	(71,837)	(134,458)	28,509	(2,914)	258,711
Civil, commercial and other	48,257	65,631	(7,654)	(45,229)	5,945	(355)	66,595
Contingent liabilities	553,435	418	(5,255)	-	-	(2,017)	546,581
	1,019,298	296,344	(105,055)	(223,283)	64,036	(6,101)	1,045,239

Current	243,939						258,604
Non-current	775,359						786,635

25.2Contingencies classified as of possible loss

The Company is involved in other tax, civil, labor and social security contingencies, for which losses have been assessed as possible by Management with the support from legal counsel and therefore no provision was recorded. On September 30, 2014 the total amount of the possible contingencies was R$9,079,203 (R$8,433,843 as of December 31, 2013), from which R$546,581 (R$553,435 as of December 31, 2013) were recorded at the estimated fair value resulting from business combinations with Sadia, Avex and Dánica as determined by paragraph 23 of CVM Deliberation No. 665/11, presented in the table of item 25.1. The main natures of these contingencies were properly disclosed in the annual financial statements for the year ended December 31, 2012 (note 25.2).

26.    SHAREHOLDERS’ EQUITY

26.1.    Capital stock

On September 30, 2014, the capital subscribed and paid by the Company is R$12,553,418, which is composed of 872,473,246 book-entry shares of common stock without par value. The value of the capital stock is net of the public offering expenses of R$92,947.

The Company is authorized to increase the capital stock, irrespective of amendment to the bylaws, up to the limit of 1,000,000,000 common shares, in book-entry form without par value.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

26.2.    Interest on shareholders’ equity and dividends

On February 14, 2014 the payment of R$365,013 was made related to the interest on shareholders’ equity proposed by the Management on December 20, 2013 and approved in the Shareholders Ordinary Meeting on April 3, 2014.

On June 18,2014, in the Board of Director Extraordinary Meeting was approved the payment of R$ 361,000 related to interest on shareholder’s equity to be paid on August 15,2014.

26.3.    Breakdown of capital stock by nature

	BR GAAP and IFRS
	Consolidated
	09.30.14	12.31.13
Common shares	872,473,246	872,473,246
Treasury shares	(1,747,296)	(1,785,507)
Outstanding shares	870,725,950	870,687,739

26.4.    Rollforward of outstanding shares

	BR GAAP and IFRS
	Consolidated
		Quantity of outstanding of shares
	09.30.14	12.31.13
Shares at the beggining of the exercise	870,687,739	870,073,911
Purchase of treasury shares	(2,153,800)	(1,381,946)
Sale of treasury shares	2,192,011	1,995,774
Shares at the end of the period/exercise	870,725,950	870,687,739

26.5.      Treasury shares

The Company has 1,747,296 shares in treasury, with an average cost of R$54.33 (fifty four Brazilian Reais and thirty-three cents) per share, with a market value to R$101,763.

During the nine month period ended September 30, 2014, the Company sold 2,192,011 (two million, one hundred and ninety-two thousand and eleven) treasury shares due to exercise of the stock options of the Company’s executives.

During the period, as authorized by the Board of Directors, the Company acquired 2,153,800 (two million, one hundred fifty-three thousand and eight hundred) shares of its own issuance at a cost of R$117,343, with the objective of maintaining the treasury shares to possible compliance to the provisions of the stock option plans and stock option plan acquisition additional, both were approved in the Board of Directors Extraordinary Meeting on May 19, 2014 and in the Board of Directors Ordinary Meeting on September, 25, 2014.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

27.         EARNINGS PER SHARE

	BR GAAP and IFRS
	Parent company
	09.30.14	09.30.13
Basic numerator
Net profit for the period attributable to controlling shareholders	1,206,788	853,987

Basic denominator
Common shares	872,473,246	872,473,246
Weighted average number of outstanding shares - basic (except treasury shares)	871,425,798	870,537,838
Net earnings per share basic - R$	1.38484	0.98099

Diluted numerator
Net profit for the period attributable to controlling shareholders	1,206,788	853,987

Diluted denominator
Weighted average number of outstanding shares - basic (except treasury shares)	871,425,798	870,537,838
Number of potential shares (stock options)	554,071	736,222
Weighted average number of outstanding shares - diluted	871,979,869	871,274,060
Net earnings per share diluted - R$	1.38396	0.98016

On September 30, 2014, from the total of 7,833,173 stock options (7,446,770 as of September 30, 2013), granted to executives of the Company, 4,822,562 options (2,932,712 as of September 30, 2013) were not considered in the calculation of the diluted earnings per share due to the fact that the exercise price estimated to be higher than the average market price of the common shares during the period, therefore, the effect was anti-dilutive.

28.         GOVERNMENT GRANTS

The Company has tax benefits related to ICMS for investments granted by the governments of states of Goiás, Pernambuco, Mato Grosso and Bahia.  Such incentives are directly associated to the manufacturing facilities operations, job generation and to the economic and social development in the respective states.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

During the nine month period ended September 30, 2014, this incentive totaled R$95,235 (R$120,826 as of December 31, 2013) which was recorded in the reserve for tax incentives.

29.         RELATED PARTIES – PARENT COMPANY

As part of the Company’s operations, rights and obligations arise between related parties, resulting from transactions of purchase and sale of products, loans agreed on normal conditions of market for similar transactions, based on contracts.

All the relationships between the company and its subsidiaries were disclosed irrespective of the existence or not of transactions between these parties.

All the transactions and balances among the companies were eliminated in the consolidation and refer to commercial and/or financial transactions.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

29.1.     Transactions and balances

	Accounts receivable		Dividends and interest on the shareholders' equity receivable		Loan contracts		Trade accounts payable		Advance for future capital increase		Other rights		Other obligations
	09.30.14	12.31.13	09.30.14	12.31.13	09.30.14	12.31.13	09.30.14	12.31.13	09.30.14	12.31.13	09.30.14	12.31.13	09.30.14		12.31.13

Avex S.A.	4,627	4,049	-	-	-	-	(306)	(1,028)	-	-	25,468	25,423	-		-
Avipal Centro Oeste S.A.	-	-	-	-	-	-	-	-	-	-	-	-	(38)		(38)
Avipal S.A. Construtora e Incorporadora	-	-	5	5	-	-	-	-	-	-	-	-	-		-
BFF International Ltd.	-	-	-	-	-	-	-	-	-	-	1,337	1,277	-		-
BRF Foods LLC	-	-	-	-	-	-	-	-	-	-	347	62	-		-
BRF Foods GmbH	134	-	-	-	-	-	-	-	-	-	-	-	-		-
BRF Global GmbH	3,187,707	1,898,754	-	-	-	-	-	(3)	-	-	-	-	(619,864)	(1)	(670,414)	(1)
Highline International Ltd.	-	-	-	-	(4,470)	(4,272)	-	-	-	-	-	-	-		-
K&S Alimentos S.A.	-	-	-	16	-	-	(4,754)	-	-	-	1,315	-	-		-
Mato Grosso Bovinos S.A.	-	-	-	-	-	-	-	-	-	-	-	-	(6,085)		-
Nutrifont Alimentos S.A.	-	-	-	-	-	-	-	-	-	-	359	291	(39)		-
Perdigão Europe Ltd.	36,898	50,906	-	-	-	-	-	-	-	-	-	-	-		-
Perdigão International Ltd.	16,316	52,070	-	-	(12,507)	(8,057)	-	-	-	-	8,092	1,820	(745,477)	(1)	(1,340,352)	(1)
Perdigão Trading S.A.	-	-	-	-	-	-	-	-	-	-	136	-	-	(1)	-	(1)
PSA Laboratório Veterinário Ltda.	-	-	-	2,980	-	-	-	-	100	100	-	-	-		(45)
Quickfood S.A.	15,097	3,404	-	-	-	-	(2,181)	-	-	-	-	-	(530)		-
Sadia Alimentos S.A.	12,366	14,721	-	-	-	-	-	(81)	-	-	-	-	-		-
Sadia Chile S.A.	8,273	24,125	-	-	-	-	-	(46)	-	-	-	-	-		-
Sadia Uruguai S.A.	2,522	3,144	-	-	-	-	(242)	(279)	-	-	-	-	-		-
UP! Alimentos Ltda.	1,347	1,059	-	-	-	-	(11,856)	(12,033)	-	-	3,627	3,590	-		-
VIP S.A. Empreendimentos e Partic. Imob.	-	-	10,000	30,103	-	-	-	-	-	-	-	6	-		-
Wellax Foods Logistics C.P.A.S.U. Lda.	-	11,499	-	-	-	-	-	(167)	-	-	224	-	(432)	(1)	(363,936)	(1)
	3,285,287	2,063,731	10,005	33,104	(16,977)	(12,329)	(19,339)	(13,637)	100	100	40,905	32,469	(1,372,465)		(2,374,785)

(1)     The amount corresponds to advances for export pre-payment.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

	Revenue		Financial results, net		Purchases
	09.30.14	09.30.13	09.30.14	09.30.13	09.30.14	09.30.13

Avex S.A.	578	2,671	-	-	(5,953)	(5,815)
BRF Foods GmbH	125	-	-	-	-	-
BRF Global GmbH	6,779,362	669,844	(18,598)	-	-	-
Establecimiento Levino Zaccardi y Cia. S.A.	-	-	-	-	(1,517)	(2,861)
K & S Alimentos Ltda.	-	-	-	-	(88,318)	(69,245)
Nutrifont Alimentos S.A.	-	-	484	-	-	-
Perdigão Europe Ltd.	-	332,086	-	-	-	-
Perdigão International Ltd.	18,046	3,061,331	(39,077)	(52,066)	-	-
Quickfood S.A.	11,855	-	-	-	(10,215)	(8,078)
Sadia Alimentos S.A.	2,339	17,050	-	-	-	-
Sadia Chile S.A.	29,132	46,711	-	-	-	-
Sadia Uruguai S.A.	7,348	10,509	-	-	(181)	(441)
UP! Alimentos Ltda.	9,950	8,625	-	-	(140,395)	(119,188)
Wellax Foods Logistics C.P.A.S.U. Lda.	-	2,884,745	(5,305)	(40,174)	-	-
Galeazzi e Associados Consult Serv Ltda.	-	-	-	-	(10,965)	-
	6,858,735	7,033,572	(62,496)	(92,240)	(257,544)	(205,628)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

All companies presented in note 1.1 are controlled by BRF, except for UP! Alimentos Ltda, K&S, PP-BIO and Nutrifont, which are associates. During the nine month period ended September 30, 2014, Galeazzi and Associates consulting firm, which BRF has no equity interest, provided advisory services for strategic management and organizational restructuring.

The Company also recorded a liability in the amount of R$11,431 (R$13,228 as of December 31, 2013) related to the fair value of the guarantees offered to BNDES concerning a loan made by the Instituto Sadia de Sustentabilidade.

Due to the acquisition of biodigesters from Instituto Sadia de Sustentabilidade, as of June 30, 2014 the Company recorded a payable to this entity of R$41,333 included in other liabilities (R$47,832 as of December 31, 2013).

The Company entered into loans agreement with its subsidiaries. Below is a summary of the balances and rates charged for the transaction which corresponding balances is above R$10,000 at the balance sheet date:

Counterparty			Balance	Interest rate (p.a.)
Creditor	Debtor	Currency	09.30.14

BRF GmbH	BRF Global GmbH	US$	771,055	1.1%
Sadia Overseas Ltd.	BRF Global GmbH	US$	363,453	7.0%
BFF International Ltd.	BRF Global GmbH	US$	151,541	8.0%
Sadia International Ltd.	Wellax Food Comércio	US$	145,223	1.5%
BRF GmbH	Plusfood Holland B.V.	EUR	114,610	3.0%
Quickfood S.A.	Avex S.A.	AR$	111,034	26.7%
Perdigão International Ltd.	BRF Global GmbH	US$	91,150	0.9%
Plusfood Holland B.V.	Plusfood B.V.	EUR	73,070	3.0%
BRF GmbH	BRF Foods GmbH	US$	51,671	0.9%
BRF GmbH	BRF Foods LLC	US$	45,576	2.5%
Wellax Food Comércio	BRF GmbH	EUR	24,688	1.5%
BRF GmbH	BRF Global GmbH	EUR	12,648	1.5%
Perdigão International Ltd.	BRF S.A.	US$	12,507	0.3%
Plusfood Holland B.V.	BRF GmbH	EUR	12,328	1.5%

29.2.    Other Related Parties

The Company leased properties owned by FAF. For the nine month period ended September 30, 2014, the total amount paid as rent was R$4,650 (R$4,547 as of June 30, 2013). The rent value was set based on market conditions.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

29.3.    Granted guarantees

All granted guarantees on behalf of related parties were disclosed in note 19.2.

29.4.    Management remuneration

The management key personnel include the directors and officers, members of the executive committee and the head of internal audit. On September 30, 2014, there were 24 professionals (24 professionals as of December 31, 2013).

The total remuneration and benefits paid to these professionals are demonstrated below:

	BR GAAP and IFRS
	Consolidated
	09.30.14	09.30.13
Salary and profit sharing	34,055	23,193
Short term benefits of employees (1)	673	904
Private pension	273	-
Post-employment benefits	122	126
Termination benefits	21,381	1,235
Stock-based payment	7,580	6,081
	64,084	31,539

(1)     Comprises:  Medical assistance, educational expenses and others.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

30.         NET SALES

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	09.30.14	09.30.13	09.30.14	09.30.13
Gross sales
Domestic sales	12,122,671	11,390,082	12,122,671	11,399,668
Foreign sales	7,604,817	8,335,584	10,143,801	10,234,089
Dairy products	2,476,680	2,487,210	2,482,890	2,488,843
Food service	1,317,109	1,210,456	1,353,071	1,269,011
	23,521,277	23,423,332	26,102,433	25,391,611

Sales deductions
Domestic sales	(2,144,929)	(2,007,804)	(2,144,929)	(2,007,719)
Foreign sales	(69,882)	(74,932)	(410,368)	(525,847)
Dairy products	(356,561)	(375,897)	(356,856)	(375,923)
Food service	(169,382)	(153,114)	(179,544)	(169,329)
	(2,740,754)	(2,611,747)	(3,091,697)	(3,078,818)

Net sales
Domestic sales	9,977,742	9,382,278	9,977,742	9,391,949
Foreign sales	7,534,935	8,260,652	9,733,433	9,708,242
Dairy products	2,120,119	2,111,313	2,126,034	2,112,920
Food service	1,147,727	1,057,342	1,173,527	1,099,682
	20,780,523	20,811,585	23,010,736	22,312,793

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

31.         RESEARCH AND DEVELOPMENT COSTS

Consist of expenditures on internal research and development of new products which are recognized when incurred in the statement of income and amounted to R$44,598 in the parent company and consolidated for six month period ended September 30, 2014 (R$52,020 in the parent company and consolidated as of September 30, 2013).

32.         EXPENSES WITH EMPLOYEE REMUNERATION

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	09.30.14	09.30.13	09.30.14	09.30.13
Salaries and social charges	2,044,807	2,002,217	2,262,661	2,246,433
Social security cost	245,038	257,847	290,151	272,686
Government severance indemnity fund for employees, guarantee fund for length of service	158,351	156,076	164,275	158,981
Medical assistance and ambulatory care	100,013	91,536	106,257	95,002
Retirement supplementary plan	11,063	11,475	12,151	11,952
Employees profit sharing	126,344	118,116	138,916	125,412
Provision for labor risks	98,605	124,478	99,672	126,743
Others	455,639	438,117	484,789	460,419
	3,239,860	3,199,862	3,558,872	3,497,628

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

33.         OTHER OPERATING INCOME (EXPENSES), NET

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	09.30.14	09.30.13	09.30.14	09.30.13
Income
Net income from the disposal of property, plant and equipment	100,806	-	101,350	-
Gain on business combination	-	-	24,963	-
Recovery of expenses	14,574	31,950	15,504	37,053
Provision reversal	6,589	8,270	6,317	8,270
Employees benefits	-	20,958	-	20,957
Other (1)	54,886	15,958	68,167	18,276
	176,855	77,136	216,301	84,556

Expenses
Restructuring plan (2)	(97,820)	(32,788)	(179,405)	(32,788)
Employees profit sharing	(126,344)	(118,116)	(138,916)	(125,412)
Provision for civil and labor risks	(66,815)	(8,848)	(67,558)	(8,848)
Provision for tax risks	(45,910)	(46,753)	(45,977)	(44,651)
Other employees benefits	(43,884)	(25,659)	(43,884)	(25,659)
Idleness costs (3)	(20,479)	(45,563)	(32,387)	(45,570)
Stock options plan	(25,569)	(21,696)	(25,569)	(21,696)
Insurance claims costs	(22,205)	(12,243)	(22,148)	(11,875)
Management profit sharing	(5,386)	(18,622)	(5,386)	(18,622)
Net losses from the disposal of property, plant and equipment	-	(30,578)	-	(23,022)
Other	(99,845)	(35,920)	(113,814)	(68,176)
	(554,257)	(396,786)	(675,044)	(426,319)
	(377,402)	(319,650)	(458,743)	(341,763)

(1)     Includes amount of R$27,562 relating to success in the lawsuit of compulsory loan of Eletrobrás.

(2)     Includes the amount arising from administrative structure review and acceleration program of new business, based on the Growth Acceleration Plan.

(3)     Includes depreciation expense in the amount of R$15,706 and R$24,096 for the six month period ended September 30, 2014 and 2013, respectively.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

34.         FINANCIAL INCOME (EXPENSES), NET

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	09.30.14	09.30.13	09.30.14	09.30.13
Financial income
Exchange rate variation on assets	173,834	193,934	404,916	99,393
Gains on the translation of foreign investments	-	-	335,945	649,591
Exchange rate variation on marketable securities	14,833	17,309	178,294	-
Interest on assets	158,011	66,943	164,317	82,220
Interest on cash and cash equivalents	59,747	18,326	76,299	21,627
Interests on financial assets classified as	26,009	24,674	30,668	48,348
Held for trading	13,118	11,537	13,219	12,180
Held to maturity	12,616	13,028	12,616	16,694
Available for sale	275	109	4,833	19,474
Others	10,773	37,087	13,246	42,808
	443,207	358,273	1,203,685	943,987

Financial expenses
Interest on loans and financing	(353,030)	(281,810)	(479,642)	(400,095)
Losses on the translation of foreign investments	-	-	(378,492)	(408,889)
Exchange rate variation on other liabilities	(36,216)	(232,898)	(318,693)	(229,045)
Exchange rate variation on loans and financing	(286,714)	(197,064)	(288,807)	(200,218)
Premium paid for the repurchase (Tender Offer)	-	-	(198,514)	-
Interest on liabilities	(110,551)	(59,952)	(116,267)	(87,779)
Adjustment to present value	(119,340)	-	(115,783)	-
Losses on derivative transactions	(39,147)	(41,768)	(1,776)	(62,599)
Interest expenses on loans to related parties	(62,223)	(91,271)	-	-
Others	(37,268)	(22,811)	(95,811)	(43,230)
	(1,044,489)	(927,574)	(1,993,785)	(1,431,855)
	(601,282)	(569,301)	(790,100)	(487,868)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

35.         STATEMENT OF INCOME BY NATURE

The Company has chosen to disclose its statement of income by function and thus presents below the details by nature:

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
	09.30.14	09.30.13	09.30.14	09.30.13
Costs of sales
Costs of goods	11,122,312	11,471,035	11,930,058	12,136,417
Depreciation	779,620	721,272	794,037	739,382
Amortization	1,811	4,148	2,006	8,398
Salaries and employees benefits	2,287,350	2,135,111	2,448,831	2,291,757
Others	1,426,716	1,632,840	1,559,752	1,650,581
	15,617,809	15,964,406	16,734,684	16,826,535

Sales expenses
Depreciation	46,694	33,768	49,264	37,855
Amortization	3,637	816	4,450	1,690
Salaries and employees benefits	672,334	648,800	777,583	742,815
Indirect/direct logistics expenses	1,361,849	1,227,282	1,519,106	1,570,375
Others	885,950	814,120	1,027,335	962,602
	2,970,464	2,724,786	3,377,738	3,315,337

Administrative expenses
Depreciation	6,907	8,634	13,759	14,867
Amortization	29,531	30,474	43,071	39,098
Salaries and employees benefits	153,832	173,357	193,542	210,901
Fees	21,178	17,788	21,374	17,788
Others	24,488	18,357	42,768	56,132
	235,936	248,610	314,514	338,786

Other operating expenses (1)
Depreciation	15,293	24,092	15,706	24,094
Others	538,964	372,694	659,338	402,225
	554,257	396,786	675,044	426,319

(1)     The composition of other operating expenses is disclosed in note 33.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

36.         INSURANCE COVERAGE - CONSOLIDATED

The Company adopts the policy of contracting insurance coverage for assets subject to risks in amounts sufficient to cover any claims, considering the nature of its activity.

		09.30.14
Assets covered	Coverage	Insured amounts	Amount of coverage

Inventories and property, plant and equipment	Fire, lightning, explosion, windstorm, deterioration of refrigerated products, breakdown of machinery, loss of profit and other	30,893,372	1,668,108

Garantee	Judicial, traditional and customer garantees	2,092,960	2,092,960

National / international transport	Road risk and civil liability of cargo carrier and transport risk during imports and exports	14,200,528	1,001,234

General civil liability for directors and officers	Third party complaints	32,718,710	2,930,468

Credit	Customer default	455,143	419,181

37.         NEW ACCOUNTING PRONOUNCEMENTS RECENTLY ADOPTED

IAS 32 – Offsetting Financial Assets and Financial Liabilities (Review of IAS 32)

These reviews clarify the meaning of “currently has a legally enforceable right to offset the recognized amounts" and the criteria that would cause the non-simultaneous settlement mechanisms of clearing houses to be qualified for offsetting. The company analyzed this standard and there is any impact in this quarterly information.

IAS 39 – Novation of Derivatives and Continuation of Hedge Accounting (Review of IAS 39)

This review eases the discontinuation of hedge accounting when the novation of a derivative designated as a hedge meets certain criteria. The company analyzed this standard and there is any impact in this quarterly information.

IFRIC 21 – Levies

In May 2013, the IASB issued IFRIC 21, which provides guidance on when an entity should recognize a liability for a levy in accordance with laws and/or regulations in its financial statements, except for income taxes. The obligation should only be recognized when the event that triggers such obligation occurs. IFRIC 21 is an interpretation of IAS 37 – Provisions, Contingent Liabilities and Contingent Assets. IAS 37 establishes criteria for the recognition of a liability, one of which is the requirement that the Company has a present obligation as a result of a past event, known as the obligating event. The company analyzed this standard and there is any impact in this quarterly information.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

38.         NEW ACCOUNTING PRONOUNCEMENTS NOT ADOPTED

IFRS 9 – Financial Instruments

In October 2010, the IASB revised IFRS 9. The change of this standard addresses the first stage of the project of replacement of IAS 39 – Financial Instruments. The date of application of this standard was extended to January 1, 2015. The Company is evaluating the impacts of adopting this accounting pronouncement in its consolidated financial statements.

IFRS 15 – Revenue from contracts with customers

On May 2015, the IASB issued IFRS 15, which establishes a five-model framework to be applied on revenue arising from a contract with a customer, regardless of the type of revenue or industry transaction. IFRS 5 applies to all revenue contracts and provides a model for the recognition and measurement of gains or losses on the disposal of certain non-financial assets that are not related to the normal activities of the entity, such as disposal of property, plant and equipment or intangible. Relevant disclosures are also required by this standard. IFRS 15 is effective for fiscal year beginning on or after January 1, 2017, early adoption is permitted.

39.         SUBSEQUENT EVENTS

39.1   Merger of shares by Minerva

On October 01, 2014, the Extraordinary Shareholders Meetings of Minerva S.A. and Mato Grosso Bovinos S.A. (a wholly-owned subsidiary of BRF S.A) approved the merger of all shares issued by Mato Grosso Bovinos S.A. by Minerva S.A. BRF transferred to Mato Grosso Bovinos S.A. its beef slaughtering and deboning activities carried out on the manufacturing facilities of Várzea Grand and Mirassol D’Oeste, both located in Mato Grosso State.

As a consideration for this transaction, BRF received 29,000,00 shares issued by Minerva S.A. which currently correspond to 16.29% of the total and voting capital stock of Minerva.

Such transaction was freely negotiated and agreed upon between BRF and Minerva management, in a fair and equitable manner to their respective shareholders, reflecting appropriately, the best evaluation of Mato Grosso Bovinos S.A. and Minerva S.A., compared to their respective fair values, considering the nature of their activities within a set of economic, operational and financial assumptions.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Explanatory Notes

(in thousands of Brazilian Reais)

40.         APPROVAL OF THE QUARTERLY FINANCIAL STATEMENTS

The quarterly financial information was approved by the Board of Directors on October 30, 2014.

BOARD OF DIRECTORS
Chairman (Independent)	Abilio dos Santos Diniz
Vice-Chairman (Independent)	Sérgio Ricardo Silva Rosa
Board Member	Carlos Fernando da Costa
Board Member	Eduardo Silveira Mufarej
Board Member	José Carlos Reis de Magalhães Neto
Board Member	Luis Carlos Fernandes Afonso
Independent Member	Luiz Fernando Furlan
Independent Member	Manoel Cordeiro Silva Filho
Board Member	Paulo Assunção de Sousa
Independent Member	Walter Fontana Filho
Board Member	Vicente Falconi Campos

FISCAL COUNCIL
Chairman and Financial Specialist	Attilio Guaspari
Members	Decio Magno Andrade Stochiero
Members	Susana Hanna Stiphan Jabra

AUDIT COMITTEE
Committee Coordinator	Sérgio Ricardo Silva Rosa
Members	Walter Fontana Filho
Members	Fernando Maida Dall Acqua

BOARD OF EXECUTIVE OFFICERS
Chief Executive Officer Global	Cláudio Eugênio Sttiller Galeazzi
Chief Executive Officer Brazil	Sérgio Carvalho Mandin Fonseca
Chief Executive Officer International	Pedro de Andrade Faria
Vice President of Finance, and Investor Relations	Augusto Ribeiro Junior
Vice President of Food Service	Ely David Mizrahi
Vice President of Administration and Human Resources	Gilberto Antônio Orsato
Vice President of Integrated Planning and Management Control	Hélio Rubens
Vice President of Marketing and Innovation	Sylvia de Souza Leão Wanderley (1)

(1) On October 06, 2014, the Vice-President of Marketing and Innovation, Sylvia de Souza Leão Wanderley leaves the Executive Directors of BRF, being replaced on the same date for Flávia Faugeres.

Marcos Roberto Badollato	Joloir Nieblas Cavichini
Controller	Accountant - CRC 1SP 257406/O-5

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

Breakdown of the Capital by Owner

The shareholding position of the largest shareholders, management, members of the Board of Directors and Audit Committee of the Company is presented below (not reviewed):

	09.30.14		12.31.13
Shareholders	Quantity	%	Quantity	%
Major shareholders
Fundação Petrobrás de Seguridade Social - Petros (1)	105,530,871	12.10	105,530,869	12.10
Caixa de Previd. dos Func. Do Banco do Brasil (1)	102,346,652	11.73	106,946,152	12.26
Tarpon	91,529,085	10.49	68,667,090	7.87
BlackRock, Inc	43,913,674	5.03	42,485,050	4.87
Fundação Vale do Rio Doce de Seg. Social - Valia (1)	9,769,959	1.12	21,432,909	2.46
Fundação Sistel de Seguridade Social (1)	7,958,320	0.91	9,409,120	1.08
FAPES/BNDES	1,859,604	0.21	2,520,304	0.29
Management
Board of Directors	35,234,882	4.04	64,909,594	7.44
Executives	106,379	0.01	94,962	0.01
Treasury shares	1,747,296	0.20	1,785,507	0.20
Other	472,476,524	54.16	448,691,689	51.42
	872,473,246	100.00	872,473,246	100.00

(1) The pension funds are controlled by employees that participate in the respective companies.

The shareholding position of the controlling shareholders that belong to the voting agreement and/or holders of more than 5% of the voting stock are presented below (not reviewed):

	09.30.14		12.31.13
Shareholders	Quantity	%	Quantity	%
Fundação Petrobrás de Seguridade Social - Petros (1)	105,530,871	12.10	105,530,869	12.10
Caixa de Previd. dos Func. Do Banco do Brasil (1)	102,346,652	11.73	106,946,152	12.26
Tarpon	91,529,085	10.49	68,667,090	7.87
BlackRock, Inc	43,913,674	5.03	42,485,050	4.87
	343,320,282	39.35	323,629,161	37.10
Other	529,152,964	60.65	548,844,085	62.90
	872,473,246	100.00	872,473,246	100.00

(1) The pension funds are controlled by employees that participate in the respective companies.

The Company is bound to arbitration in the Market Arbitration Chamber, as established by the arbitration clause in the by-laws.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

INDEPENDENT AUDITOR’S REPORT ON REVIEW OF QUARTERLY FINANCIAL INFORMATION

The Shareholders and Officers

BRF S.A.

Itajaí - SC

Introduction

We have reviewed the accompanying individual and consolidated interim financial information of BRF S.A. (“Company”), contained in the Quarterly Information Form (ITR) for the quarter ended September 30, 2014, which comprise the balance sheet as at September 30, 2014 and the related statements of income and comprehensive income for the three and nine-month periods then ended, and changes in equity and cash flow for the nine-month period then ended, including other explanatory information.

Management is responsible for the preparation of individual interim financial information in accordance with Accounting Pronouncement CPC 21 (R1) - Demonstração Intermediária and the consolidated interim financial information in accordance with CPC 21 (R1) and International Accounting Standard IAS 34 - Interim Financial Reporting, issued by the International Accounting Standards Board (IASB), as well as for the presentation of this information in a manner consistent with the standards issued by the Brazilian Securities and Exchange Commission (CVM) applicable to the preparation of the Quarterly Information Form (ITR). Our responsibility is to express a conclusion on this interim financial information based on our review.

Scope of the review

We conducted our review in accordance with Brazilian and International Standards on Review Engagements (NBC TR 2410 Revisão de Informações Intermediárias Executada pelo Auditor da Entidade) and ISRE 2410 - Review of Interim Financial Information Performed by the Independent Auditor of the Entity). A review of interim financial information consists of making inquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with Brazilian and International Standards on Auditing and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

INDEPENDENT AUDITOR’S REPORT ON REVIEW OF QUARTERLY FINANCIAL INFORMATION

Conclusion on the individual interim financial information

Based on our review, nothing has come to our attention that causes us to believe that the accompanying individual interim financial information included in the quarterly information referred to above is not prepared, in all material respects, in accordance with CPC 21 (R1) applicable to the preparation of quarterly financial information (ITR), consistently with the rules issued by the Brazilian Securities and Exchange Commission (CVM).

Conclusion on the consolidated interim financial information

Based on our review, nothing has come to our attention that causes us to believe that the accompanying consolidated interim financial information included in the quarterly information referred to above is not prepared, in all material respects, in accordance with CPC 21 (R1) and IAS 34, applicable to the preparation of quarterly financial information (ITR), consistently with the rules issued by the Brazilian Securities and Exchange Commission (CVM).

Other matters

Statements of value added

We have also reviewed the individual and consolidated statements of value added for the nine-month period ended September 30, 2014, prepared under the responsibility of  the Company’s management, the presentation of which in the interim financial information is required by the rules issued by the Brazilian Securities and Exchange Commission (CVM) applicable to preparation of Quarterly Financial Information (ITR), and considered as supplementary information under IFRS – International Financial Reporting Standards, which does not require the presentation of the statement of value added. These statements have been subject to the same review procedures previously described and, based on our review, nothing has come to our attention that causes us to believe that they are not prepared, in all material respects, in a manner consistent with the overall individual and consolidated interim financial information.

São Paulo, October 30, 2014.

ERNST & YOUNG

Auditores Independentes S.S.

CRC-SC-000048/F-0

Antonio Humberto Barros dos Santos Accountant CRC-1SP161745/O-3	Patricia Nakano Ferreira Accountant CRC-1SP234620/O-4

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

OPINION OF THE AUDIT COMMITTEE

The Audit Committee of BRF S.A., in fulfilling its statutory and legal duties, reviewed:

(i)     the quarterly financial information (parent company and consolidated) for the nine month period ended on September 30, 2014;

(ii)    the Management Report; and

(iii)  opinion report issued by Ernst & Young Auditores Independentes S.S.

Based on the documents reviewed and on the explanations provided, the members of the Audit Committee, undersigned, issued an opinion for the approval of the financial information identified above.

São Paulo, October 30, 2014.

Sergio Ricardo Silva Rosa

Auditor Committee Coordinator

Walter Fontana Filho

Auditor Committee Member

Fernando Maida Dall Acqua

Independent Member and Financial Expert

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2014 – BRF S.A.

STATEMENT OF EXECUTIVE BOARD ON THE QUARTERLY FINANCIAL INFORMATION AND INDEPENDENT AUDITOR’S REPORT ON REVIEW OF INTERIM FINANCIAL INFORMATION

In compliance with the dispositions of sections V and VI of article 25 of CVM Instruction No. 480/09, the executive board of BRF S.A., states:

(i)     reviewed, discussed and agreed with the Company's quarterly financial information for the nine month period ended on September 30, 2014; and

(ii)    reviewed, discussed and agreed with conclusions expressed in the review report issued by Ernst & Young Auditores Independentes S.S. for the Company's quarterly financial information for the nine month period  ended on September 30, 2014.

São Paulo, October 30, 2014.

Cláudio Eugênio Stiller Galeazzi

Chief Executive Officer Global

Sérgio Carvalho Mandin Fonseca

Chief Executive Officer Brazil

Pedro de Andrade Faria

Chief Executive Officer International

Augusto Ribeiro Junior

Vice President of Finance and Investor Relations

Ely David Mizrahi

Vice President of Food Service

Gilberto Antônio Orsato

Vice President of Administration and Human Resources

Hélio Rubens

Vice President of Integrated Planning and Management Control

Sylvia de Souza Leão Wanderley

Vice President of Marketing and Innovation